UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-12

Entrust Financial Services, Inc.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]	No fee required.
[X]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The holders of the Company’s securities will not receive any cash or other property in connection with the proposed transaction. Thus, the filing fee is determined based upon the fair market value, as determined by the Board of Directors of the Company, of the liabilities and other obligations to be assumed by BBSB, LLC in the proposed transaction and the amount in cash paid to Entrust Financial in the Entrust Financial Stock Sale.

(4)	Proposed maximum aggregate value of transaction:

$5,500,000

(5)	Total fee paid:

$648.00

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Entrust Financial Services, Inc.
6795 E. Tennessee Ave., 5th Floor
Denver, Colorado 80224

PROPOSED SALE OF ENTRUST MORTGAGE AND SALE OF STOCK OF ENTRUST
FINANCIAL – YOUR VOTE IS VERY IMPORTANT

____ ___, 2005

To our Shareholders:

     You are cordially invited to attend a special meeting of shareholders of Entrust Financial Services, Inc. (“Entrust Financial” or the “Company”), to be held on _____ __, 2005 at 10:00 a.m. Mountain Standard Time at 6795 E. Tennessee Ave., 5th Floor, Denver, Colorado 80224.

     At the special meeting, you will be asked to consider and vote upon the following proposals:

     1.    To approve the Stock Purchase Agreement (the “Entrust Mortgage Stock Purchase Agreement”) by and among the Company, Entrust Mortgage, Inc., a wholly-owned subsidiary of the Company, a wholly-owned subsidiary of the Company (“Entrust Mortgage”) and BBSB, LLC (“BBSB”) pursuant to which BBSB has agreed to purchase all of the issued and outstanding shares of Entrust Mortgage in exchange for the cancellation of any and all obligations of the Company to BBSB and Entrust Mortgage and the assumption of certain obligations of the Company to third-parties (the “Entrust Mortgage Sale”).

     2.    To approve the sale and issuance, in a private placement to Arnold P. Kling and R&R Biotech Partners, LLC (collectively, the “ENFN Stock Purchasers”), of 49,500,000 shares of our common stock in exchange for aggregate gross proceeds to Entrust Financial of $500,000 (the “Entrust Financial Stock Sale”).

     3.    To approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock to one hundred million (100,000,000) in order to complete the Entrust Financial Stock Sale (the “Articles Amendment”).

     BBSB is a Colorado limited liability company engaged in making private equity investments and convertible loans. BBSB was formed in 2002 for the sole purpose of making a loan to Entrust Financial. BBSB is a creditor of the Company and, as of March 31, 2005, the Company owed BBSB approximately $1,400,000. Including the amounts owed to BBSB, BBSB will assume or cancel liabilities and obligations of Entrust Financial to Entrust Mortgage with an aggregate value of approximately $5,500,000 in connection with the Entrust Mortgage Sale.

     As stated above, the ENFN Stock Purchasers consist of Arnold P. Kling and R&R Biotech Partners, LLC. Mr. Kling is a resident of the State of New York and is the President of Adelphia Holdings, LLC, a privately-held merchant banking firm located in New York, New York. R&R Biotech Partners, LLC is a Delaware limited liability company that is affiliated with Rodman & Renshaw LLC, a privately-held, full service investment bank formed in 1951 and located in New York, New York.

     Entrust Financial currently conducts all of its operations through Entrust Mortgage. If the proposed Entrust Mortgage Sale is completed, Entrust Financial will have no operations. The shareholders of the Company will not receive any consideration in the Entrust Mortgage Sale, but will receive a one time aggregate dividend of $400,000 if both the Entrust Mortgage Sale and the Entrust Financial Stock Sale are completed, as described in more detail below. The remaining $100,000 of the consideration paid by the ENFN Stock Purchasers will be used to satisfy or reserve for the Company’s remaining liabilities and to pay the expenses related to the transaction.

     It is a condition precedent to the closing of the Entrust Financial Stock Sale that the Entrust Mortgage Sale be consummated. Accordingly, if the Entrust Mortgage Sale is not approved, the Company believes that the Entrust Financial Stock Sale almost certainly will not be consummated and the dividend described above almost certainly will not be paid. Under such circumstances, the Board of Directors of Entrust Financial (the “Board” or the “Board of Directors”) does not believe that Entrust Financial will be able to continue as a going concern and will most likely be required to begin dissolution and liquidation procedures. The Board of Directors does not believe that the shareholders of Entrust Financial would receive any consideration in connection with any such liquidation or dissolution.

     Immediately following the consummation of the Entrust Mortgage Sale, Entrust Financial will complete the Entrust Financial Stock Sale, assuming the shareholders of Entrust Financial approve the Entrust Financial Stock Sale and the Articles Amendment and the other closing conditions have been met. The ENFN Stock Purchasers will own approximately 95% of the issued and outstanding shares of Entrust Financial following the closing of the Entrust Financial Stock Sale. Our shareholders prior to such closing will continue to hold the remaining 5% of the outstanding common stock immediately following such closing. This percentage ownership may go down if the Company issues additional shares following closing. Of the proceeds of the Entrust Financial Stock Sale, $400,000 will be distributed as a dividend to all holders of Entrust Financial Common Stock as of a record date to be determined prior to the closing of the Entrust Financial Stock Sale. The remaining $100,000 of the consideration paid by the ENFN Stock Purchasers will be used to satisfy or reserve for the Company’s remaining liabilities and to pay the expenses related to the transaction. Based on the number of shares of the Company’s stock currently outstanding this would result in a dividend of approximately $0.15 per share.

     The ENFN Stock Purchasers intend to conduct the operations of a business that has not yet been determined following the completion of the Entrust Financial Stock Sale. Depending on what the ENFN Stock Purchasers elect to do with the Company following closing, our shareholders prior to closing may realize additional value from their continued stock ownership in Entrust Financial. It is currently unclear, however, how much, if any, value will be realized by our shareholders from such continued stock ownership.

     If the Entrust Financial Stock Sale and the Articles Amendment are not approved by the shareholders, the Entrust Financial Board of Directors does not believe that Entrust Financial will be able to continue as a going concern as it will have no operations or employees following the completion of the Entrust Mortgage Sale. In such event, the Company’s Board of Directors believes that Entrust Financial would be required to begin liquidation and dissolution procedures and that the shareholders of Entrust Financial would most likely not receive any consideration as a result of any such liquidation or dissolution.

2

     The Company’s Board of Directors has approved the Entrust Mortgage Stock Purchase Agreement and the transactions contemplated thereby. The Company’s Board of Directors has determined that the Entrust Mortgage Stock Purchase Agreement and the transactions contemplated thereby are fair to, and in the best interests of, Entrust Financial’s shareholders. The Company’s Board of Directors recommends that you vote FOR the approval of the Entrust Mortgage Stock Purchase Agreement and the transactions contemplated thereby.

     The Company’s Board of Directors has approved the Entrust Financial Stock Sale and the transactions contemplated thereby, including the Articles Amendment. The Board of Directors has determined that the Stock Purchase Agreement and the transactions contemplated thereby, including the Articles Amendment, are fair to, and in the best interests of, Entrust Financial’s shareholders. The Board of Directors recommends that you vote FOR the approval of the Entrust Financial Stock Sale and the Articles Amendment.

     We encourage you to read the accompanying proxy statement carefully as it sets forth the specifics of the transactions and other important information related to the proposed transactions. In addition, you may obtain additional information about Entrust Financial from documents filed with the Securities and Exchange Commission. Please read the entire proxy statement carefully, including the schedule and appendices.

     Your vote is very important. The proposed transactions cannot be completed unless the proposals are approved by the affirmative vote of the holders of a majority of the outstanding shares of Entrust Financial’s common stock entitled to vote. Regardless of whether you plan to attend the special meeting, it is important that your shares are represented at the special meeting. Please complete, sign, date and mail the enclosed proxy card at your first opportunity. If you attend the special meeting and wish to vote in person, you may withdraw your proxy card and vote in person.

     This solicitation for your proxy is being made on behalf of the Board of Directors of Entrust Financial. If you fail to vote for the Entrust Mortgage Sale, the effect will be the same as a vote against the approval the Entrust Mortgage Sale for purposes of the vote referenced above. If you complete, sign and submit your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of approval and adoption of the Entrust Mortgage Stock Purchase Agreement and the proposed Entrust Mortgage Sale, in favor of the Entrust Financial Stock Sale and in favor of the Articles Amendment. Returning the proxy card will not deprive you of your right to attend the special meeting and vote your shares in person.

     By order of and on behalf of the Board of Directors, thank you for your continued support.

Sincerely, ____________________________ Jeffrey D. Rudolph Chief Executive Officer and Corporate Secretary

Denver, Colorado
_____ __, 2005

3

Entrust Financial Services, Inc.
6795 E. Tennessee Ave., 5th Floor
Denver, Colorado 80224

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ____ ___, 2005

     Notice is hereby given that a special meeting of shareholders of Entrust Financial Services, Inc., a Colorado corporation, will be held on ____ __, 2005 at 10:00 a.m., Mountain Standard Time, at 6795 E. Tennessee Ave., 5th Floor, Denver, Colorado 80224, for the following purposes:

o

To consider and vote upon a proposal to approve the Stock Purchase Agreement (the “Entrust Mortgage Stock Purchase Agreement”) by and among the Company, Entrust Mortgage, Inc., a wholly-owned subsidiary of the Company (“Entrust Mortgage”) and BBSB, LLC (“BBSB”) and the transactions contemplated thereby, including the sale of all shares of Entrust Mortgage to BBSB in exchange for the cancellation of any and all obligations of the Company to BBSB and Entrust Mortgage and the assumption of certain obligations of the Company to third-parties (the “Entrust Mortgage Sale”);

o

To consider and vote upon a proposal to approve the sale and issuance, in a private placement to Arnold P. Kling and R&R Biotech Partners, LLC (collectively, the “ENFN Stock Purchasers”), of 49,500,000 shares of our common stock in exchange for aggregate gross proceeds to Entrust Financial of $500,000 (the “Entrust Financial Stock Sale”);

o

To consider and vote upon a proposal to approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock to one hundred million (100,000,000) in order to complete the Entrust Financial Stock Sale (the “Articles Amendment”); and

o	To consider and vote upon such other matters as may properly come before the special meeting or any adjournment or postponement of the special meeting.

     BBSB is a creditor of the Company and, as of March 31, 2005, the Company owed BBSB approximately $1,400,000. Including the amounts owed to BBSB, BBSB will assume or cancel liabilities and obligations of Entrust Financial with an aggregate value of approximately $5,500,000 in connection with the Entrust Mortgage Sale.

     Entrust Financial currently conducts all of its operations through Entrust Mortgage. If the proposed Entrust Mortgage Sale is completed, Entrust Financial will have no operations. The shareholders of the Company will not receive any consideration in the Entrust Mortgage Sale alone, but will receive a one time aggregate dividend of $400,000 if both the Entrust Mortgage Sale and the Entrust Financial Stock Sale are completed, as described in more detail below.

     It is a condition precedent to the closing of the Entrust Financial Stock Sale that the Entrust Mortgage Sale be consummated. Accordingly, if the Entrust Mortgage Sale is not approved, the Company believes that the Entrust Financial Stock Sale almost certainly will not be consummated and the dividend described above almost certainly will not be paid. Under such circumstances, the Board of Directors of Entrust Financial does not believe that Entrust Financial will be able to continue as a going concern and will most likely be required to begin dissolution and liquidation procedures. The Board of Directors does not believe that the shareholders of Entrust Financial would receive any consideration in connection with any such liquidation or dissolution.

     Immediately following the consummation of the Entrust Mortgage Sale, Entrust Financial will complete the Entrust Financial Stock Sale, assuming the shareholders of Entrust Financial approve the Entrust Financial Stock Sale and the Articles Amendment and the other closing conditions have been met. The ENFN Stock Purchasers will own approximately 95% of the issued and outstanding shares of Entrust Financial following the closing of the Entrust Financial Stock Sale. Our shareholders prior to the closing will continue to hold the remaining 5% of the outstanding common stock immediately following closing. This percentage ownership may go down if the Company issues additional shares following closing. Of the proceeds of the Entrust Financial Stock Sale, $400,000 will be distributed as a dividend to all holders of Entrust Financial Common Stock as of a record date to be determined prior to the closing of the Entrust Financial Stock Sale. The remaining $100,000 of the consideration paid by the ENFN Stock Purchasers will be used to satisfy or reserve for the Company’s remaining liabilities and to pay the expenses related to the transaction. Based on the number of shares of the Company’s stock currently outstanding this would result in a dividend of approximately $0.15 per share.

     The ENFN Stock Purchasers intend to conduct the operations of a business that has not yet been determined following the completion of the Entrust Financial Stock Sale. Depending on what the ENFN Stock Purchasers elect to do with the Company following closing, our shareholders prior to closing may realize additional value from their continued stock ownership in Entrust Financial. It is currently unclear, however, how much, if any, value will be realized by our shareholders from such continued stock ownership.

     The Board of Directors has approved the Entrust Mortgage Stock Purchase Agreement and the transactions contemplated thereby. The Board of Directors has determined that the Entrust Mortgage Stock Purchase Agreement and the transactions contemplated thereby are fair to, and in the best interests of, Entrust Financial’s shareholders. The Board of Directors recommends that you vote FOR the approval and adoption of the Entrust Mortgage Stock Purchase Agreement and the transactions contemplated thereby.

     The Board of Directors has approved the Entrust Financial Stock Sale and the transactions contemplated thereby, including the Articles Amendment. The Board of Directors has determined that the Entrust Financial Stock Purchase Agreement and the transactions contemplated thereby, including the Articles Amendment, are fair to, and in the best interests of, Entrust Financial’s shareholders. The Board of Directors recommends that you vote FOR the approval of the Entrust Financial Stock Sale and the Articles Amendment.

     Only holders of record of Entrust Financial common stock at the close of business on ____________, 2005, the record date, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof.

2

     Your vote is very important, regardless of the number of shares you own. The Entrust Mortgage Sale cannot be completed unless the proposals are approved by the affirmative vote of the holders of a majority of the outstanding shares of Entrust Financial’s common stock entitled to vote. Even if you plan to attend in person, it is important that your shares are represented at the special meeting. To ensure that your shares will be represented at the special meeting, please complete, date, sign and return by mail the enclosed proxy card prior to the special meeting.

     If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name. If you do not plan to attend the special meeting, your broker, bank or other nominee that holds your shares of record cannot vote your shares without your instructions. If you fail to provide such instructions, and do not complete, date, sign and return by mail the enclosed proxy card, this will have the same effect as voting against the Entrust Mortgage Sale.

     This solicitation for your proxy is being made on behalf of the Board of Directors of Entrust Financial Services, Inc. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience.

     If you have any questions or need assistance in voting your shares, please call Regan & Associates, Inc., which is assisting Entrust Financial Services, Inc. at (212) 587-3005.

     The proposed Entrust Mortgage Sale, Entrust Financial Stock Sale and Articles Amendment are described in the accompanying proxy statement, which you are urged to read carefully.

By Order of the Board of Directors, Jeffrey D. Rudolph Chief Executive Officer and Corporate Secretary

Denver, Colorado
_______, 2005

3

TABLE OF CONTENTS

INTRODUCTION	1
SUMMARY TERM SHEET	3
CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION	14
PROPOSAL 1--APPROVAL OF THE ENTRUST MORTGAGE SALE	15
THE ENTRUST MORTGAGE STOCK PURCHASE AGREEMENT	27
PROPOSAL 2--APPROVAL OF THE ENTRUST FINANCIAL STOCK SALE	37
THE ENTRUST FINANCIAL STOCK PURCHASE AGREEMENT	42
PROPOSAL 3--APPROVAL OF THE ARTICLES AMENDMENT	49
SPECIAL MEETING INFORMATION	50
INFORMATION ABOUT ENTRUST FINANCIAL	52
OTHER MATTERS	54
APPENDIX A - Entrust Mortgage Stock Purchase Agreement
APPENDIX B - Entrust Financial Stock Purchase Agreement
APPENDIX C - Articles Amendment
APPENDIX D - Article 113 of the Colorado Business Corporation Act
APPENDIX E - Entrust Financial Services, Inc. Proxy for Special Meeting of
Shareholders Solicited by the Board of Directors

Entrust Financial Services, Inc.
6795 E. Tennessee Ave., 5th Floor
Denver, Colorado 80224

PROXY STATEMENT

INTRODUCTION

     This proxy statement and the accompanying proxy card are first being mailed to shareholders of Entrust Financial Services, Inc. (“Entrust Financial” or the “Company”) on or about , 2005 in connection with the solicitation of proxies by the Board of Directors of Entrust Financial (the “Board” or “Board of Directors”), for a special meeting of shareholders to be held on _____ __, 2005, at 10:00 a.m., Mountain Standard Time, at 6795 E. Tennessee Ave., 5th Floor, Denver, Colorado 80224, or at any adjournment or postponement of the special meeting. Shares of Entrust Financial common stock represented by properly executed proxies received by Entrust Financial will be voted at the special meeting or any adjournment or postponement of the special meeting in accordance with the terms of those proxies, unless revoked.

     At the special meeting, shareholders will be asked to consider and vote upon the following matters:

     1.    A proposal to approve the Stock Purchase Agreement (the “Entrust Mortgage Stock Purchase Agreement”) by and among the Company, Entrust Mortgage, Inc., a wholly-owned subsidiary of the Company (“Entrust Mortgage”) and BBSB, LLC (“BBSB”) and the transactions contemplated thereby, including the sale of all shares of Entrust Mortgage to BBSB in exchange for the cancellation of any and all obligations of the Company to BBSB and Entrust Mortgage and the assumption of certain obligations of the Company to third-parties (the “Entrust Mortgage Sale”).

     2.    A proposal to approve the sale and issuance, in a private placement to Arnold P. Kling and R&R Biotech Partners, LLC (collectively, the “ENFN Stock Purchasers”), of 49,500,000 shares of our common stock in exchange for aggregate gross proceeds to Entrust Financial of $500,000 (the “Entrust Financial Stock Sale”).

     3.    A proposal to approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock to 100,000,000 in order to complete the Entrust Financial Stock Sale (the “Articles Amendment”).

     BBSB is a Colorado limited liability company engaged in making private equity investments and convertible loans. BBSB was formed in 2002 for the sole purpose of making a loan to Entrust Financial. BBSB is a creditor of the Company and, as of March 31, 2005, the Company owed BBSB approximately $1,400,000. Including the amounts owed to BBSB, BBSB will assume or cancel liabilities and obligations of Entrust Financial to Entrust Mortgage with an aggregate value of approximately $5,500,000 in connection with the Entrust Mortgage Sale.

     As stated above, the ENFN Stock Purchasers consist of Arnold P. Kling and R&R Biotech Partners, LLC. Mr. Kling is a resident of the State of New York and is the President of Adelphia Holdings, LLC, a privately-held merchant banking firm located in New York, New York. R&R Biotech Partners, LLC is a Delaware limited liability company that is affiliated with Rodman & Renshaw LLC, a privately-held, full service investment bank formed in 1951 and located in New York, New York.

     Entrust Financial currently conducts all of its operations through Entrust Mortgage. If the proposed Entrust Mortgage Sale is completed, Entrust Financial will have no operations. The shareholders of the Company will not receive any consideration in the Entrust Mortgage Sale alone, but will receive a one time aggregate dividend of $400,000 if both the Entrust Mortgage Sale and the Entrust Financial Stock Sale are completed, as described in more detail below.

     It is a condition precedent to the closing of the Entrust Financial Stock Sale that the Entrust Mortgage Sale be consummated. Accordingly, if the Entrust Mortgage Sale is not approved, the Company believes that the Entrust Financial Stock Sale almost certainly will not be consummated and the dividend described above almost certainly will not be paid. Under such circumstances, the Board of Directors of Entrust Financial does not believe that Entrust Financial will be able to continue as a going concern and will most likely be required to begin dissolution and liquidation procedures. The Board of Directors does not believe that the shareholders of Entrust Financial would receive any consideration in connection with any such liquidation or dissolution.

     Immediately following the consummation of the Entrust Mortgage Sale, Entrust Financial will complete the Entrust Financial Stock Sale, assuming the shareholders of Entrust Financial approve the Entrust Financial Stock Sale and the Articles Amendment and the other closing conditions have been met. The ENFN Stock Purchasers will own approximately 95% of the issued and outstanding shares of Entrust Financial following the closing of the Entrust Financial Stock Sale. Our shareholders prior to the closing will continue to hold the remaining 5% of the outstanding common stock immediately following closing. This percentage ownership may go down if the Company issues additional shares following closing. Of the proceeds of the Entrust Financial Stock Sale, $400,000 will be distributed as a dividend to all holders of Entrust Financial Common Stock a record date to be determined prior to the closing of the Entrust Financial Stock Sale. The remaining $100,000 of the consideration paid by the ENFN Stock Purchasers will be used to satisfy or reserve for the Company’s remaining liabilities and to pay the expenses related to the transaction. Based on the number of shares of the Company’s stock currently outstanding this would result in a dividend of approximately $0.15 per share.

     If the Entrust Financial Stock Sale and the Articles Amendment are not approved by the shareholders, the Entrust Financial Board of Directors does not believe that Entrust Financial will be able to continue as a going concern as it will have no operations or employees following the completion of the Entrust Mortgage Sale. In such event, the Board of Directors believes that Entrust Financial would be required to begin liquidation and dissolution procedures and that the shareholders of Entrust Financial would most likely not receive any consideration as a result of any such liquidation or dissolution.

     Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the proposed transactions, passed upon the merits or fairness of the proposed transactions or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

SUMMARY TERM SHEET

     This summary term sheet summarizes material information contained elsewhere in this proxy statement, but does not contain all of the information that is important to you. You should read the entire proxy statement carefully, including the attached schedule and appendices. In this proxy statement, the terms “Entrust Financial” and the “Company” refer to Entrust Financial Services, Inc., the term “Entrust Mortgage” refers to Entrust Mortgage, Inc., a wholly-owned subsidiary of the Company, the term “BBSB” refers to BBSB, LLC and the term “ENFN Stock Purchasers” refers collectively to Arnold P. Kling and R&R Biotech Partners, LLC.

The Special Meeting

When and where is the special meeting?	The special meeting of the shareholders of Entrust Financial will be held on ________, 2005, at 10:00 a.m., Mountain Standard Time, at
6795 E. Tennessee Ave., 5th Floor, Denver, Colorado 80224. See
“INTRODUCTION.”
What am I being asked to vote upon?	There are three matters scheduled for a vote:
1. A proposal to approve the Entrust Mortgage Stock Purchase
Agreement by and among Entrust Financial, Entrust Mortgage and BBSB and the transactions contemplated thereby, including the sale of all shares of Entrust Mortgage to BBSB in exchange for the cancellation of any and all obligations of Entrust Financial to BBSB and Entrust
Mortgage and the assumption of certain obligations of Entrust
Financial to third-parties. The Entrust Mortgage Stock Purchase
Agreement and the proposed sale of stock contemplated thereby are referred to in this proxy statement as the “Entrust Mortgage Stock
Purchase Agreement” and the “Entrust Mortgage Sale,” respectively
See “SPECIAL MEETING INFORMATION--Proposals to be Considered at
the Special Meeting.”
2. A proposal to approve the sale and issuance, in a private placement to the ENFN Stock Purchasers, of 49,500,000 shares of our common stock in exchange for aggregate gross proceeds to Entrust
Financial of $500,000. The proposed sale of shares of common stock is referred to in this proxy statement as the “Entrust Financial
Stock Sale.” See “SPECIAL MEETING INFORMATION--Proposals to
be Considered at the Special Meeting.”
3. A proposal to approve an amendment to our Articles of
Incorporation to increase the number of authorized shares of common stock to 100,000,000 shares in order to complete the Entrust
Financial Stock Sale. The amendment to Entrust Financial’s Articles of Incorporation is referred to in this proxy statement as the
“Articles Amendment.” See “SPECIAL MEETING INFORMATION-
to be Considered at the Special Meeting.”

The Entrust Mortgage Sale
Who are the parties to the Entrust	The Company was incorporated on November 8, 1996, under the laws of
Mortgage Sale?	the State of Colorado as Centennial Banc Share Corporation. The name of the Company was changed to Entrust Financial Services, Inc. as of
April 6, 2001. The Company was formed for the purpose of developing and maintaining the business associated with mortgage banking and conducts all of its operations through its wholly-owned subsidiary,
Entrust Mortgage.
Entrust Mortgage was incorporated in Colorado in 1999 and is a wholly-owned subsidiary of Entrust Financial. Entrust Mortgage is engaged in mortgage banking activities in 38 states. Its mortgage banking business is principally focused on wholesale and retail residential mortgage origination activities. Entrust Mortgage primarily originates non-conforming mortgage loans, which are loans that do not conform to FNMA, FHLMC, FHA and VA requirements. The
Company's underwriting guidelines are based upon the underwriting standards established by investors to whom such loans are sold.
The principal offices of each of Entrust Financial and Entrust
Mortgage are located at 6795 E. Tennessee Ave., 5th Floor, Denver,
Colorado 80224, and the telephone number of each of Entrust Financial and Entrust Mortgage is (303) 322-6999. See “INFORMATION ABOUT
ENTRUST FINANCIAL”
BBSB is a limited liability company based in Denver, Colorado formed in 2002 for the purpose of making a loan to Entrust Financial. BBSB is a creditor of the Company and, as of March 31, 2005, the Company
owed BBSB approximately $1,400,000.
The principal offices of BBSB are 5600 S. Quebec Way, Suite 200B,
Denver, Colorado 80264 and the telephone number of BBSB is (303)
850-7440. See “INFORMATION ABOUT BBSB.”
What will happen if the Entrust	BBSB will own all of the issued and outstanding shares of Entrust
Mortgage Sale is completed?	Mortgage and will be responsible for substantially all of the liabilities and obligations of Entrust Financial. Following the completion of the Entrust Mortgage Sale, Entrust Financial will have no ongoing operations. Including the amounts owed to BBSB, BBSB will assume or cancel liabilities and obligations of Entrust Financial with an aggregate value of approximately $5,500,000 in connection with the Entrust Mortgage Sale.

What will happen if the Entrust	It is a closing condition to the Entrust Financial Stock Sale that
Mortgage Sale is NOT completed?	the Entrust Mortgage Sale is consummated. Therefore, the Company does not believe that it will be able to close the Entrust Financial
Stock Sale unless the Entrust Mortgage Sale is approved and
completed. Under such circumstances, the Board of Directors believes that there is a substantial likelihood that the Company will be unable to continue operations and will dissolve.
Why is Entrust Financial proposing to	After due consideration of all other alternatives available to
enter into the Entrust Mortgage Sale?	Entrust Financial, the Entrust Financial Board of Directors concluded that the completion of the Entrust Mortgage Sale was the alternative most reasonably likely to enable Entrust Financial to satisfy its outstanding obligations and maximize a potential return to its shareholders.
What is Entrust Financial’s relationship	BBSB is a creditor of Entrust Financial as the holder of a $2,000,000
with BBSB?	Amended and Restated Convertible Promissory Note, dated April 1, 2004
(the “BBSB Note”). As of March 31, 2005, there was $1,400,000 d and payable on the BBSB Note. Upon the completion of the Entrust
Mortgage Sale, Entrust Financial’s obligation to pay the BBSB Note will be cancelled.
In addition to the BBSB Note, what	In the Entrust Mortgage Sale, BBSB will purchase all of the
other obligations of Entrust Financial	outstanding shares of Entrust Mortgage in exchange for the
will BBSB assume in exchange for the	cancellation of any and all obligations of Entrust Financial to
shares of Entrust Mortgage?	BBSB and Entrust Mortgage and the assumption of certain obligations
Entrust Financial to third-parties. Including the amounts owed to
BBSB, BBSB will assume or cancel liabilities and obligations of
Entrust Financial with an aggregate value of approximately $5,500,000 in connection with the Entrust Mortgage Sale.
When will the Entrust Mortgage Sale be	If the Entrust Mortgage Stock Purchase Agreement is approved by
completed?	Entrust Financial’s shareholders and the other conditions to the
Entrust Mortgage Sale are satisfied or waived, the Entrust Mortgage
Sale is expected to be completed promptly after the special meeting.
See “PROPOSAL 1--APPROVAL OF THE ENTRUST MORTGAGE SALE.”
Will the shareholders of Entrust	No. BBSB is acquiring the shares of Entrust Mortgage in exchange for
Financial receive anything in connection	the cancellation of any and all obligations of Entrust Financial to
with the Entrust Mortgage Sale?	BBSB and Entrust Mortgage and the assumption of certain obligations of Entrust Financial to third-parties. See “PROPOSAL 1--APPROVAL
OF THE ENTRUST MORTGAGE SALE.” However, following the closing of the Entrust Mortgage Sale and as further discussed below, our shareholders as of a record date to be determined prior to closing will be entitled to an aggregate dividend of $400,000 (or
approximately $0.15 per share) upon the closing of the Entrust
Financial Stock Sale.

Do I have any dissenters’ rights?	Yes. Any Entrust Financial shareholder who objects to the Entrust
Mortgage Sale has the right under Colorado law to obtain payment of the fair value of his, her or its shares of Entrust Financial common stock. This “dissenters’ right” is subject to a number of
restrictions and technical requirements. Generally, in order to exercise dissenters’ rights, among other things, a dissenting shareholder must not vote in favor of the Entrust Mortgage Sale and must send to Entrust Financial a written objection to the Entrust
Mortgage Sale stating that his, her or its right to dissent will be exercised if the Entrust Mortgage Sale is effected BEFORE the vote on the Entrust Mortgage Sale. Merely voting against the Entrust Mortgage
Sale will not preserve a shareholder’s right to dissent. Appendix D to this proxy statement contains a copy of the Colorado statute relating to dissenters’ rights. Failure to follow all of the steps required by this statute will result in a loss of dissenters’ rights
See “PROPOSAL 1--APPROVAL OF THE ENTRUST MORTGAGE SALE--
Dissenters’ Rights.”
What are the tax consequences of the	Since the shareholders of Entrust Financial will not receive any
Entrust Mortgage Sale to me?	consideration in connection with the Entrust Mortgage Sale, there should be no tax consequences to the shareholders. However, you should consult your tax advisor for a full understanding of the tax consequences of the Entrust Mortgage Sale to you. See “PROPOSAL 1
--APPROVAL OF THE ENTRUST MORTGAGE SALE--Material U.S. Federal Income Tax Consequences.”
What are the conditions to the Entrust	If certain conditions are not satisfied or waived, the Entrust
Mortgage Sale?	Mortgage Sale will not be completed, even if Entrust Financial’s shareholders vote to approve the Entrust Mortgage Stock Purchase
Agreement and the Entrust Mortgage Sale at the special meeting.
These conditions include, among others:
o there shall be no injunction or other binding order of any governmental authority having jurisdiction over BBSB that
prohibits the Entrust Mortgage Sale;
o since December 31, 2004, no material adverse effect shall have occurred with respect to Entrust Financial’s or Entrust
Mortgage’s business;
o the parties must have performed in all material respects the obligations required to be performed by them under the Entrust
Mortgage Stock Purchase Agreement; and

o with certain exceptions, the representations and warranties of the parties set forth in the Entrust Mortgage Stock Purchase
Agreement must be true and correct in all material respects as of the closing date of the Entrust Mortgage Sale. See “THE
ENTRUST MORTGAGE STOCK PURCHASE AGREEMENT--
Conditions to Closing the Entrust Mortgage Sale.”
Can Entrust Financial consider other	Entrust Financial cannot solicit or enter into discussions with any
takeover proposals?	third party regarding an acquisition proposal while the Entrust
Mortgage Sale is pending unless such discussions are based upon a proposal not solicited by Entrust Financial.
If Entrust Financial receives an acquisition proposal, it is required to notify BBSB within two (2) days of the receipt of such acquisition proposal. Furthermore, if the Entrust Mortgage Stock Purchase
Agreement is terminated as a result of the Company pursuing or entering into an alternative transaction, the Company may be obligated to pay to BBSB a $200,000 fee. See “THE ENTRUST
MORTGAGE STOCK PURCHASE AGREEMENT--Limitation on
Soliciting Transactions.”
Can the Entrust Mortgage Stock	The Entrust Mortgage Stock Purchase Agreement can be terminated at
Purchase Agreement be terminated?	any time before the closing of the Entrust Mortgage Sale by the mutual written consent of Entrust Financial, Entrust Mortgage and
BBSB.
In addition, BBSB may terminate the Entrust Mortgage Stock Purchase
Agreement before the closing of the Entrust Mortgage Sale if, among other reasons:
o at any time after August 30, 2005 any closing condition of
BBSB has not been satisfied or waived;
o Entrust Mortgage or Entrust Financial breaches any of their representations or warranties in the Entrust Mortgage Stock
Purchase Agreement, which breach causes a material adverse
effect and either cannot be cured or has not been cured
within thirty days; or
o there is an event of default under the BBSB Note.

Entrust Financial and Entrust Mortgage may terminate the Entrust
Mortgage Stock Purchase Agreement before the closing of the Entrust
Mortgage Sale if, among other reasons:
o at any time after August 30, 2005 any closing condition of
Entrust Financial or Entrust Mortgage has not been satisfied or waived;
o BBSB breaches any of its representations or warranties in
the Entrust Mortgage Stock Purchase Agreement, which breach
causes a material adverse effect and either cannot be cured
or has not been cured within thirty days; or
o Entrust Financial receives a bona fide written acquisition proposal from a third party on terms which the Board of
Directors determines in good faith to be more favorable to
Entrust Financial and its shareholders than the Entrust
Mortgage Sale.
See “THE ENTRUST MORTGAGE STOCK PURCHASE AGREEMENT--Termination.”
Who must pay the fees and expenses	Upon closing or in certain instances upon termination of the Entrust
relating to the Entrust Mortgage Sale?	Mortgage Stock Purchase Agreement, Entrust Mortgage has agreed to pay up to $30,000 of BBSB’s out-of-pocket costs, fees and expenses incurred in connection with the Entrust Mortgage Stock Purchase
Agreement. In addition, Entrust Financial is required to pay to BBSB a termination fee of $200,000 in certain instances upon termination of the Entrust Mortgage Stock Purchase Agreement. See “THE ENTRUST
MORTGAGE STOCK PURCHASE AGREEMENT--Expenses and Termination Fee.”
What vote is required to approve the	The affirmative vote of the holders of a majority of the outstanding
Entrust Mortgage Sale?	shares of the Company’s common stock entitled to vote must vote in favor of the approval of the Entrust Mortgage Stock Purchase
Agreement or else the Entrust Mortgage Sale will not occur. Because a broker, bank or other nominee cannot vote without instructions, your failure to give instructions will result in your shares not being voted for the Entrust Mortgage Sale and therefore, has the same effect as a vote against the Entrust Mortgage Sale. See “PROPOSAL
1--APPROVAL OF THE ENTRUST MORTGAGE SALE-- Vote Required for Approval.

What does Entrust Financial’s Board	Entrust Financial’s Board of Directors has determined that the
of Directors recommend?	Entrust Mortgage Stock Purchase Agreement and the transactions contemplated thereby are fair to, and in the best interests of,
Entrust Financial, its creditors and its shareholders. The Board of
Directors unanimously approved the Entrust Mortgage Stock Purchase
Agreement and the transactions contemplated thereby, and the Board of
Directors unanimously recommends that you vote FOR the approval and adoption of the Entrust Mortgage Stock Purchase Agreement and the
transactions contemplated thereby. See “PROPOSAL 1--APPROVAL OF
THE ENTRUST MORTGAGE SALE--Background of the Entrust Mortgage
Sale and--Position of Entrust Financial regarding the Entrust Mortgage Sale.”
Do Entrust Financial’s directors and	BBSB has indicated that it intends to offer employment to
executive officers have interests in	Entrust Financial’s executive officers following the
the Entrust Mortgage Sale that are	consummation of the Entrust Mortgage Sale. The directors of
different from, or in addition to, mine	Entrust Mortgage will resign upon the closing of the Entrust
Mortgage Sale and will be replaced by individuals appointed by BBSB.
The Entrust Financial Stock Sale
Who are the parties to the Entrust	The parties to the Entrust Financial Stock Purchase Agreement are
Financial Stock Sale?	Entrust Financial, Arnold P. Kling and R&R Biotech Partners, LLC.
Arnold P. Kling is a resident of the State of New York. Mr. Kling is the President of Adelphia Holdings, LLC, a privately-held merchant banking firm located in New York, New York.
R&R Biotech Partners, LLC is a Delaware limited liability company that is affiliated with Rodman & Renshaw LLC, a privately-held, full service investment bank formed in 1951 and located in New York, New
York.
What will happen if the Entrust	If the Entrust Financial Stock Sale is completed, the ENFN
Financial Stock Sale is completed?	Stock Purchasers will collectively hold 95% of the issued and outstanding shares of Entrust Financial. Our shareholders prior to the closing will continue to hold the remaining 5% of the outstanding common stock immediately following closing. Of the proceeds to be received by Entrust Financial, $400,000 will be distributed as a dividend to the shareholders of Entrust Financial as of a date to be determined prior to the closing of the Entrust Financial Stock Sale.

Why is Entrust Financial proposing to	Following the completion of the Entrust Mortgage Sale, Entrust
enter into the Entrust Financial Stock	Financial will have no operations and no employees. The Entrust
Sale?	Financial Board of Directors is proposing the Entrust Financial Stock
Sale as an alternative to the liquidation or dissolution of Entrust
Financial.
Can the Entrust Financial Stock Sale be	No. The completion of the Entrust Mortgage Sale is a condition to
completed if the Entrust Mortgage Sale	the closing of the Entrust Financial Stock Sale. Therefore, even if
is not approved by the shareholders of	the shareholders approve the Entrust Financial Stock Sale, the
the Company?	Entrust Financial Stock Sale cannot be completed unless the
shareholders also approve the Entrust Mortgage Sale.
When will the Entrust Financial Stock	If the Entrust Financial Stock Purchase Agreement is approved by
Sale be completed?	Entrust Financial’s shareholders and the other conditions to the
Entrust Financial Stock Sale are satisfied or waived, the Entrust
Financial Stock Sale is expected to be completed promptly after the special meeting. See “THE ENTRUST FINANCIAL STOCK SALE.”
Will the shareholders of Entrust	Yes. The Board of Directors of Entrust Financial has
Financial receive anything in	declared that $400,000 of the proceeds to be received by Entrust
connection with the Entrust Financial	Financial in connection with the Entrust Financial Stock Sale
Stock Sale?	shall be distributed as a dividend to the shareholders of record of Entrust Financial of a date to be determined prior to the closing of the Entrust Financial Stock Sale. See “THE ENTRUST FINANCIAL STOCK SALE.”
What are the ENFN Stock Purchasers’	Following the closing of the Entrust Financial Stock Sale, the ENFN
plans following the closing of the	Stock Purchasers will own 95% of the outstanding common stock of
Entrust Financial Stock Sale?	Entrust Financial. Our shareholders prior to the closing will continue to hold the remaining 5% of the outstanding common stock immediately following closing. This percentage ownership may go down if the Company issues additional shares following closing.
The ENFN Stock Purchasers intend to conduct the operations of a business that has not yet been determined following the completion of the Entrust Financial Stock Sale. Depending on what the ENFN Stock
Purchasers elect to do with the Company following closing, our shareholders prior to closing may realize additional value from their continued stock ownership in Entrust Financial. It is currently unclear, however, how much, if any, value will be realized by our shareholders from such continued stock ownership.

What vote is required to approve the	The affirmative vote of the holders of a majority of the outstanding
Entrust Financial Stock Sale?	shares of Entrust common stock represented at the special meeting must vote in favor of the approval of the Entrust Financial Stock
Sale. See “THE ENTRUST FINANCIAL STOCK SALE-- Vote Required for
Approval.”
What does the Entrust Financial Board	Entrust Financial’s Board of Directors has determined that the
of Directors recommend?	Entrust Financial Stock Sale is fair to, and in the best interests of, Entrust Financial and its shareholders. The Board of Directors unanimously approved the Entrust Financial Stock Sale and the Board of Directors unanimously recommends that you vote FOR the approval of the Entrust Financial Stock Sale. See “ENTRUST FINANCIAL STOCK
SALE--Recommendation of the Board of Directors.”
The Articles Amendment
What is the Articles Amendment?	The proposed amendment to Entrust Financial’s Articles of
Incorporation is included as Appendix C to this proxy statement.
The amendment increases the authorized number of shares of Entrust
Financial to 100,000,000. The Amendment does not effect any other material changes to Entrust Financial’s Articles of Incorporation.
Why is the Articles Amendment	As of May 1, 2005, Entrust Financial had 50,000,000 shares of common
necessary?	stock authorized for issuance under its Articles of Incorporation, as amended, approximately 2,612,295 of which were outstanding. In order to consummate the Entrust Financial Stock Sale contemplated by
Proposal 2, Entrust Financial needs to increase its authorized shares of common stock to allow for the issuance of 49,500,000 shares to the
ENFN Stock Purchasers.
What happens if the Shareholders do not	If the shareholders do not approve the Articles Amendment, the
approve the Articles Amendment?	Entrust Financial Stock Sale will not be consummated and the Entrust
Financial shareholders of record as of the record date to be set prior to the closing of such transaction will not receive the proposed dividend of $400,000 in the aggregate.
What vote is required to approve the	The affirmative vote of the holders of a majority of the outstanding
Articles Amendment?	shares of Entrust common stock represented at the special meeting must vote in favor of the approval of the Articles Amendment or else the Entrust Financial Stock Sale will not occur. See “ARTICLES
AMENDMENT-- Vote Required for Approval.”

What does the Entrust Financial Board	Entrust Financial’s Board of Directors has determined that the
of Directors recommend?	Articles Amendment is fair to, and in the best interests of, Entrust
Financial and its shareholders. The Board of Directors unanimously approved the Articles Amendment and the Board of Directors
unanimously recommends that you vote FOR the approval of the Articles
Amendment. See “THE ARTICLES AMENDMENT--Recommendation of the
Board of Directors.”
If approved, when will the Articles	Assuming that the shareholders approve the Articles Amendment, as
Amendment be effective?	well as the Entrust Mortgage Sale and the Entrust Financial Stock
Sale, the Articles Amendment will be filed with the Colorado
Secretary of State as promptly as practicable following the special meeting.
Voting and Proxy Procedures
Who may vote at the special meeting?	You are entitled to vote at the special meeting in person or by proxy if you owned shares of Entrust Financial common stock at the close of business on _______ __, 2005, which is the record date for the special meeting. As of the record date, there were 2,612,295 shares of Entrust Financial common stock issued and outstanding and entitled to be voted at the special meeting. You will have one vote for each share of Entrust Financial common stock you hold on the record date.
See “SPECIAL MEETING INFORMATION--Voting Rights; Quorum; Vote
Required for Approval.
Who is soliciting my proxy?	Entrust Financial’s Board of Directors is soliciting proxies to be voted at the special meeting.
Entrust Financial has retained Regan & Associates, Inc. to assist in the solicitation of proxies. Entrust Financial’s directors, officers and employees may assist Entrust Financial in soliciting proxies, but will not be specifically compensated for their services. See
“SPECIAL MEETING INFORMATION--Proxy Solicitation.”
What do I need to do now?	You should read this proxy statement carefully, including its schedules and appendices, and consider how the proposed transactions affect you. Then, mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the special meeting. See “SPECIAL MEETING
INFORMATION--Voting Rights; Quorum; Vote Required for Approval.”

May I change my vote after I have	Yes. You may change your vote at any time before your proxy card is
mailed my signed proxy card?	voted at the special meeting. You can do this in one of three ways:
o First, you can send a written notice to Entrust Financial’s corporate secretary, stating that you would like to revoke
your proxy.
o Second, you can complete and submit a new proxy card.
o Third, you can attend the meeting and vote in person. Your attendance at the special meeting will not alone revoke your proxy--you must vote at the meeting.
If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.
See “SPECIAL MEETING INFORMATION--Voting and Revocation of Proxies.”
Getting More Information
How can I learn more about the	The Entrust Mortgage Stock Purchase Agreement, including the
proposed transactions?	conditions to the closing of the Entrust Mortgage Sale, is described under the caption “THE ENTRUST MORTGAGE STOCK PURCHASE
AGREEMENT” the Entrust Mortgage Stock Purchase Agreement is
attached as Appendix A to this proxy statement. The Entrust Financial Stock
Purchase Agreement, including the conditions to the closing of the Entrust
Financial Stock Sale, is described under the caption “THE ENTRUST
FINANCIAL STOCK PURCHASE AGREEMENT” and the Entrust Financial
Stock Purchase Agreement is attached as Appendix B to this proxy statement. The Articles Amendment is described under the caption
“THE ARTICLES AMENDMENT” and the Articles Amendment is a
Appendix C to this proxy statement. You should carefully read each of these documents in its entirety because they are the legal documents that govern the proposed transaction.
Who can help answer my questions?	If you would like additional copies of this proxy statement (which copies will be provided to you without charge) or if you have questions about the Entrust Mortgage Sale, the Entrust Financial
Stock Sale or the Articles Amendment, including the procedures for voting your shares, you should contact:
Chief Executive Officer
Entrust Financial Services, Inc.
6795 E. Tennessee Ave., 5th Floor
Denver, Colorado 80224
or
Regan & Associates, Inc.
505 8th Avenue, Floor 12A
New York, New York 10018
(212) 587-3005

     BBSB has supplied all information in this proxy statement relating to BBSB and the ENFN Stock Purchasers have supplied all information relating to the ENFN Stock Purchasers. Entrust Financial has not independently verified any of the information relating to BBSB or the ENFN Stock Purchasers. No person has been authorized to give any information or to make any representation other than those contained in this proxy statement.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION

     This proxy statement contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, among others, statements regarding our expectations regarding the completion of the Entrust Mortgage Sale, including the assumption of our third-party obligations by BBSB, and our expectations regarding completion of the Entrust Financial Stock Sale and the dividend of certain of the proceeds to our shareholders as of a date to be determined prior to the closing of the Entrust Financial Stock Sale. These statements are subject to risks and uncertainties, which could cause future events to differ materially. These risks and uncertainties include, but are not limited to, risks with respect to our ability to complete the Entrust Mortgage Sale; recent changes in the economy and its effect on our business; changes in our marketplace and in mortgage banking industry; competition from existing and new competitors; pricing pressure; our ability to retain existing customers, including our largest customers, and increase their usage of our services; our reliance on sole or limited warehouse lines of credit. We may not be able to effectively address these risks. A detailed description of additional factors that could cause actual results to differ materially from those contained in the forward-looking statements can be found in our filings with the Securities and Exchange Commission, including our Form 10-KSB filed on March 25, 2005. Copies of filings made with the SEC are available through the SEC’s electronic data gather analysis and retrieval system (EDGAR) at www.sec.gov.

PROPOSAL 1—APPROVAL OF THE ENTRUST MORTGAGE SALE

Background of the Entrust Mortgage Sale

     The terms and conditions of the Entrust Mortgage Stock Purchase Agreement and the Entrust Mortgage Sale are the result of arm’s length negotiations between the representatives of Entrust Financial and the representatives of BBSB. Set forth below is a summary of the background of these negotiations.

     On December 31, 2002, the Company borrowed Two Million Dollars from BBSB pursuant to the terms of a Convertible Promissory Note (the “BBSB Note”). The BBSB Note had interest payable at 12% per annum, payable monthly, in arrears, and a 33% final interest payment due only upon maturity or prepayment of the BBSB Note. The BBSB Note is guaranteed by Entrust Mortgage and is secured by all the assets, (e.g., accounts, contracts, intangible assets, furniture and fixtures) of Entrust Mortgage. In addition, Entrust Financial entered into a Pledge Agreement in connection with the BBSB Note, whereby all the shares of the common stock of Entrust Mortgage were pledged to BBSB to ensure timely payment and performance of the obligation. The BBSB Note contains financial covenants, with which Entrust Financial was not in compliance as of the end of 2003.

     As of April 1, 2004, Entrust Financial and BBSB agreed to restructure the BBSB Note. In exchange for the restructuring, BBSB agreed to waive Entrust Financial’s uncured events of default existing under the BBSB Note. In addition, the outstanding principal amount still bears interest at a rate of 12% per annum, payable monthly in arrears, but the 33% final interest rate due upon maturity or prepayment was waived. The outstanding principal amount is to be paid in 20 installments ending on May 1, 2006 ($50,000 was paid on the first day of each month commencing on April 1, 2004 and ending on September 1, 2004; and $100,000 was or shall be paid on the first day of each month commencing on January 1, 2005 and ending on May 1, 2006). The final interest payment had accrued interest of $822,000 as of the date of the restructure. Entrust Financial agreed to pay BBSB $500,000 upon execution of the agreement, $22,000 before July 1, 2004 and $100,000 on the first day of each month commencing on October 1, 2004 and ending on December 1, 2004. BBSB has the right to convert the principal amount to common stock at $.50 per share in lieu of payment of principal amount, which is a reduced conversion rate negotiated in connection with the restructuring. Entrust Financial has the right to prepay the BBSB Note at any time.

     To fund its operations, Entrust Mortgage entered into a $30,000,000 Loan Purchase Agreement with Guaranty Bank & Trust dated January 9, 2004, which provided 100% funding of Entrust Mortgage’s mortgage loans originated. This Loan Purchase Agreement was unexpectedly terminated as of October 23, 2004. At such time, Entrust Mortgage continued actively looking for additional capital to maintain its wholesale production levels as well as exploring potential acquisition or strategic partnering alternatives.

     On September 3, 2004, Entrust Financial entered into a non-circumvention/non-disclosure and fee agreement with Nicholas L. Scheidt so that Mr. Scheidt would introduce certain investors that might provide financing to Entrust Financial. As a result of this arrangement, meetings were held with Affiliated Financial Group on September 23, 2004; Wiens Capital Management on October 20, 2004 and Merchant Mortgage on November 15, 2004. Multiple meetings were held with these groups and due diligence materials were exchanged with Merchant Mortgage. Ultimately, each such group declined to make an investment in Entrust Mortgage.

     On September 27, 2004, Entrust Financial received a commitment letter from DB Structured Products Inc. to purchase certain first lien and second lien fixed rate and adjustable rate mortgage loans originated by the Company. As consideration for such agreement, DB Structured Products would receive a 19% warrant stake in Entrust Financial at book value, 10% of the Company’s gross margin as a profit share and a 0.125% purchase fee for every loan funded. After due consideration, the Board of Directors rejected the commitment letter because it deemed the terms not to be in the best interests of Entrust Financial and its shareholders.

     On October 7, 2004, the Company had a meeting with a representative of Universal Lending at which time the Company began exploring a transaction whereby Universal Lending would provide a money deposit to enhance Entrust Mortgage’s credit facility with First Collateral. The Company continued discussions with Universal Lending over a period of thirty days negotiating terms and conditions for such an arrangement. Ultimately, Universal Lending decided not make such a deposit with First Collateral, but indicated that they may be interested in making a loan to Entrust Mortgage, the proceeds of which would be used to make the deposit. The proposed loan was to be fully secured by the money to be placed on deposit. Negotiations for a potential transaction with Universal Lending were terminated after Entrust Mortgage was unable to negotiate a subordination agreement acceptable to Universal Lending with the Company’s other secured lenders.

     APB Mortgage spent two full days going through a due diligence process to either replace the Entrust Mortgage warehouse facility or purchase the Company. Ultimately, they declined to make an offer on either option due to timing concerns.

     On October 15, 2004, The Winter Group agreed to provide Entrust Mortgage with a line of credit. The financing arrangement permitted Entrust Mortgage to pay amounts owed to First Collateral in order to allow the Company additional lending capacity. The Winter Group had first right of refusal to purchase loans that they financed. If they decided they did not want the loans or could not meet the other investor’s best efforts price, Entrust Mortgage would sell the loan to another investor. At December 31, 2004, the amount outstanding under this financing arrangement was $17,333,100. Subsequent to December 31, 2004, The Winter Group discontinued this financing arrangement with Entrust Mortgage.

     Bearing Financial Advisors conducted due diligence on October 18 and 19, 2004 at the corporate offices of Entrust Financial and Entrust Mortgage. Interviews were conducted with six key members of management. A due diligence report was prepared to assist Impac Funding Corp, AMP Mortgage, Terwin Advisors LLC and Merchants Mortgage with an independent third party due diligence review of the Company.

     On October 21, 2004, Entrust Mortgage received a letter of intent from BBSB to provide additional credit to Entrust Mortgage, including a deposit of up to $2,000,000 with First Collateral, upon which Entrust Mortgage would be granted an increase in its warehouse line of credit. The proposed terms of the agreement included an annual fee and a monthly management fee. The agreement would also have required an increase in the interest rate being charged on the BBSB Convertible Promissory Note and a personal guaranty by Scott Sax, Entrust Financial’s former CEO. In addition, certain terms and conditions in the Separation Agreement, dated June 30, 2002, between Entrust Financial and its former Chairman were required to be changed.

     During this time, as part of the Company’s efforts to negotiate an acquisition of the Company or other strategic transaction, Entrust Mortgage entered into an engagement agreement with Charbonneau & Associates to complete a corporate valuation of Entrust Mortgage.

     On November 17, 2004, Entrust Financial received a letter outlining terms under which Homestar Mortgage Services would purchase the assets of Entrust Mortgage. Under the terms of the letter, Homestar would be responsible for the capitalization and financing needs of Entrust Mortgage. Homestar would purchase at book value the name Entrust Mortgage, the Employment Agreement dated July 1, 2002 with Scott Sax and assume obligations of Entrust Mortgage related directly to its operations (i.e. leases on real property and equipment). In addition, all loans held for resale on the balance sheet at closing would have been handled by and for the benefit of Entrust Financial. Also, Entrust Financial would have received a payment equal to 0.50% of the principal amount of loans that closed within 90 days of the closing, with a minimum payment of $500,000. The Board of Directors reviewed this offer at its meeting on December 3, 2004 and raised a number of questions which required further investigation and follow up with the Company’s legal counsel. Ultimately, Entrust Financial did not accept this offer because Entrust Financial would not have been able to satisfy all of its liabilities to its creditors following the closing of such a transaction.

     On December 9, 2004, members of the Entrust Mortgage executive management team met with representatives of BBSB to discuss the October 21, 2004 letter of intent submitted by BBSB regarding the $2,000,000 deposit.

     On December 17, 2004, the management of Entrust Mortgage met with SAS Capital, LLC, and on December 31, 2004 received a memorandum of understanding that involved SAS Capital putting money on deposit with First Collateral for a period of nine months. Terms and conditions were similar to other proposals received by Entrust Mortgage. The Board of Directors reviewed this proposal at their January 7, 2005 meeting but determined the proposal to be inadequate as the proposal required a personal guaranty from Scott Sax that Mr. Sax was unwilling to accept.

     On January 7, 2005, discussions with BBSB regarding the $2,000,000 deposit were terminated for a variety of reasons, including inability to agree on terms of the guaranty and employment agreement with Mr. Sax.

     On January 10, 2005, certain members of the management of Entrust Financial met with representatives of Terwin Advisors LLC. On January 14, 2005, Entrust Financial received a term sheet which specified that Terwin would invest money into Entrust Financial, provided that those proceeds would be used to retire the BBSB Note at a discount, restructure the separation agreement with the Company’s former Chairman and make funds available to increase the Company’s warehouse facility.

     On January 17, 2005, the Board of Directors reviewed the proposal from Terwin Advisors. Following discussion by the Board and questioning by the Board of its outside counsel, the Board agreed that before a vote could be taken on the proposal, a meeting needed to take place with BBSB to discuss BBSB’s expectations regarding the BBSB Note and BBSB’s willingness to accept a discounted repayment of the BBSB Note.

     On January 19, 2005, a member of Entrust Financial’s Board of Directors and a member of the executive team met with representatives of BBSB to discuss the status of the BBSB Note. Information was provided to BBSB about the Company’s expected financial results over the next twelve months and BBSB expressed concerns regarding compliance with the financial covenants contained in the BBSB Note, debt service commitments and the financial condition of Entrust Mortgage. In addition, the proposal by Terwin Group was presented to BBSB. At that time, BBSB indicated a willingness to accept repayment of the outstanding BBSB Note at a discount. Between January 20, 2005 and January 28, 2005, representatives from Terwin Group and BBSB negotiated and discussed possible deal structures, however the parties were unable to come to agreement and the discussions were terminated.

     On February 3, 2005, BBSB delivered to Entrust Financial a letter of intent to purchase all of the issued and outstanding common stock of Entrust Mortgage.

     Between February 3, 2005 and March 3, 2005, representatives of Entrust Financial and BBSB negotiated the terms of the Entrust Mortgage Stock Purchase Agreement. During this time, the parties also discussed the terms of a possible separation agreement with Mr. Sax. The parties were ultimately unable to agree on such terms. Mr. Sax voluntarily resigned from his position as a member of Entrust Financial’s Board of Directors on February 9, 2005 and voluntarily resigned from all other positions with Entrust Financial and Entrust Mortgage on February 11, 2005.

     On March 4, 2005, at a special telephonic meeting of the Entrust Financial Board of Directors, members of Entrust Financial’s senior management and representatives of Entrust Financial’s outside legal counsel reported on the terms of the Entrust Mortgage Stock Purchase Agreement and related agreements. Among other factors, the Board considered the consideration to be received, the likelihood that a transaction with BBSB could be closed, the status of other proposals and indications of interest received by Entrust Financial as of the date of the meeting, the likelihood that Entrust Financial would be unable to continue operations for any extended period if it did not enter into a strategic transaction and the consequences of a dissolution of the Company. Following discussion by the Board and questioning by the Board of its outside counsel, the Board unanimously resolved to approve the Entrust Mortgage Stock Purchase Agreement and declare that the Entrust Mortgage Stock Purchase Agreement and the transactions contemplated by the Entrust Mortgage Stock Purchase Agreement were advisable and fair to and in the best interests of Entrust Financial’s shareholders and its creditors.

     On March 4, 2004, Entrust Financial, Entrust Mortgage and BBSB entered into the Entrust Mortgage Stock Purchase Agreement. At that time, the parties also entered into an Assignment and Assumption Agreement pursuant to which BBSB agreed to assume certain obligations and liabilities of Entrust Financial arising after the closing of the Entrust Mortgage Sale.

     In summary, throughout the last quarter of 2004 and January and February 2005, the Board of Directors and the executive management team of Entrust Financial actively solicited offers to either acquire Entrust Financial or Entrust Mortgage, or to provide additional debt or equity financing to Entrust Financial, or to restructure the terms of its loan funding arrangements in order to allow Entrust Mortgage to increase the level of its warehouse line of credit to a level that would allow it to continue its operations. During this time, members of executive management of Entrust Financial met with various parties to discuss potential deal terms and to provide due diligence information. Despite these efforts, Entrust Financial was unable during this time to raise additional capital or to secure a strategic partner or to restructure its existing warehouse lines of credit or to obtain additional credit from new lenders.

     The Company was not able to enter into an agreement with any of the parties other than BBSB that expressed interest in possibly entering into a strategic transaction with either Entrust Financial or Entrust Mortgage because either the Company or the applicable other party ultimately determined not to enter into a transaction for a variety of reasons, including timing requirements, inability to agree on terms of a transaction, and inability to get comfortable with Entrust Financial’s current financial position and liabilities to BBSB and others.

     Entrust Mortgage is currently operating the business with a $14 million warehouse line of credit from First Collateral, which has been in place since September 2004. Entrust Mortgage is in default under certain financial covenants under this warehouse line of credit, including maintaining a minimum tangible net worth. Entrust Mortgage can only cure this default by raising additional capital or decreasing the maximum line of credit amount. In addition, Entrust Mortgage has not been able to acquire a new warehouse line of credit of any amount to replace its current credit facility. If the Entrust Mortgage Sale is not completed, Entrust Financial will not be able to continue its business without alternative financing arrangements, which it has been unable to secure.

     For the fiscal year ended December 31, 2004, Entrust Financial’s auditors have expressed doubts about our ability to continue as a going concern. We have incurred net losses of $3.6 million and $216,250 during the years ended December 31, 2003 and 2004, respectively. At December 31, 2004, we had a negative shareholders’ equity of $91,009 and an accumulated retained deficit of $7.7 million, which includes losses from our prior operations.

     Entrust Mortgage advances funds to Entrust Financial to cover debt service, severance costs and operating costs. During the past 27 months Entrust Mortgage has advanced $4.1 million to Entrust Financial. The Entrust Mortgage advances are unsecured, non-interest bearing and due on demand. Repayment to Entrust Mortgage is dependent on Entrust Financial obtaining additional capital or financing, which it has been unable to secure. Accordingly, Entrust Mortgage has reflected the $4.1 million as a reduction to shareholders’ equity, which adversely affects Entrust Mortgage’s ability to maintain proper levels of warehouse capacity.

Reasons for the Entrust Mortgage Sale

     The following discussion of the reasons for the Entrust Mortgage Sale contains a number of forward-looking statements that reflect the current views of Entrust Financial or BBSB with respect to future events that may have an effect on their financial performance. The benefits of the transaction considered by the Board may not be achieved. Forward-looking statements are subject to risks and uncertainties. Actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Cautionary statements that identify important factors that could cause or contribute to differences in results and outcomes include those discussed in “Cautionary Statement Regarding Forward-Looking Information”.

Entrust Financial's Reasons for the Entrust Mortgage Sale

     The Entrust Financial Board of Directors consulted with senior management, as well as Entrust Financial’s legal advisors, and has unanimously determined that the terms of the Entrust Mortgage Stock Purchase Agreement are fair to and in the best interests of Entrust Financial and its shareholders and creditors, and has unanimously approved the Entrust Mortgage Stock Purchase Agreement and the Entrust Mortgage Sale.

     In reaching its determination, the Entrust Financial Board of Directors considered a number of positive factors, including the following:

o

Entrust Mortgage’s limited ability to conduct operations under its $14 million warehouse line of credit, under which it is currently in default, and Entrust Financial’s inability to secure additional financing to cure such default or alternative financing arrangements that would allow Entrust Financial to increase its operations;

o

the conclusion of the Entrust Financial Board of Directors that, absent the Entrust Mortgage Sale, Entrust Financial would not be able to continue to operate effectively, or possibly at all, in light of its events of default under the warehouse line of credit, and its inability to raise additional capital or to secure alternative arrangements;

o

the likelihood that Entrust Financial would be unable to perform its obligations to BBSB under the BBSB Note and to perform its obligations to its other creditors in light of its inability to secure additional financing or alternative acquisition structures;

o	the approximate value of the liabilities and obligations of Entrust Financial to be assumed or cancelled by BBSB in connection with the Entrust Mortgage Sale;

o

the terms and conditions of the Entrust Mortgage Stock Purchase Agreement, all of which led Entrust Financial’s directors to conclude that it was reasonably likely that the Entrust Mortgage Sale would be completed, and that Entrust Financial would most likely be able to pay, or provide for the payment of, the liabilities owed to its creditors;

o	the results of efforts made by Entrust Financial management to solicit indications of interest from third parties regarding a potential purchase of or investment in Entrust Financial;

o

an assessment that absent the Entrust Mortgage Sale due to the liabilities and obligations owing to   • Entrust Financial’s creditors, Entrust Financial would be unable to continue to operate any viable operating business;

o	the fact that there are relatively few regulatory approvals required to consummate the Entrust Mortgage Sale and the favorable prospects for receiving those approvals; and

o	the availability of dissenters’ rights under Colorado law to any holders of Entrust Financial’s common stock that disapprove of the Entrust Mortgage Sale.

     The Entrust Financial Board of Directors also considered a number of potentially negative factors in its deliberations concerning the overall transaction. The potentially negative factors considered by the Entrust Financial Board included:

o	the risk that the transaction might not be completed in a timely manner or at all;

o	the fact that the shareholders of Entrust Financial would not receive any consideration in connection with the Entrust Mortgage Sale;

o

the fact that Entrust Financial could lose other transaction opportunities during the period it is precluded under the terms of the Entrust Mortgage Stock Purchase Agreement from soliciting other transaction proposals;

o

the fact that the transaction was structured as an asset sale (because Entrust Financial will be selling its shares of stock of Entrust Mortgage, which constitutes substantially all of Entrust Financial’s assets) and that BBSB would assume only selected liabilities, which meant that Entrust Financial would remain responsible for liabilities not assumed by BBSB and could potentially be responsible for currently unanticipated claims that might be made in the future;

o	the potential negative impact of the transaction on Entrust Financial’s relationships with customers, vendors or creditors after announcement of the proposed Entrust Mortgage Sale; and

o	the potential negative reaction of the financial community after announcement of the proposed transaction.

     The foregoing positive and negative factors together comprise the Entrust Financial Board’s material considerations in entering into the Entrust Mortgage Sale.

     Based on the factors listed above, the Entrust Financial Board of Directors determined that a sale of Entrust Mortgage to BBSB pursuant to the terms of the Entrust Mortgage Stock Purchase Agreement would likely provide the only opportunity to satisfy the outstanding obligations to Entrust Financial’s creditors as compared to other alternatives and thereby avoid bankruptcy or dissolution. The Board also considered the options of having the Company dissolve or declare bankruptcy and determined that such a course of action would not be in the best interests of the Company’s shareholders or creditors if the Entrust Mortgage Sale could be consummated on the terms of the Entrust Mortgage Stock Purchase Agreement. There can be no assurance that the Entrust Mortgage Sale will result in the satisfaction of all of Entrust Financial’s obligations to its creditors. However, the Entrust Financial Board of Directors believes that it is in the best interests of Entrust Financial and its shareholders and creditors that Entrust Financial pay or make adequate provision for its liabilities and obligations. If the Entrust Mortgage Sale is not approved by the shareholders of Entrust Financial, the Entrust Financial Board of Directors will explore what, if any, alternatives are available for the future of Entrust Financial. The Entrust Financial Board of Directors does not believe, however, that there are viable alternatives to the Entrust Mortgage Stock Purchase Agreement, and even if there were, that any of its employees would continue to be available to execute them.

     The foregoing discussion of these factors is not meant to be exhaustive, but includes the material factors considered by the Entrust Financial Board of Directors. The Board of Directors of Entrust Financial did not quantify or attach any particular weight to the various factors that they considered in reaching their determination that the terms of the Entrust Mortgage Sale are fair to and in the best interests of Entrust Financial and its shareholders and creditors. Rather, the Entrust Financial Board of Directors viewed its recommendation as being based upon its business judgment in light of Entrust Financial’s financial position and the totality of the information presented and considered, and the overall effect of the Entrust Mortgage Sale on the creditors and shareholders of Entrust Financial compared to continuing the business of Entrust Financial or seeking other potential parties to effect an investment in or other business combination or acquisition transaction with Entrust Financial.

No Fairness Opinion

     The Board of Directors of Entrust Financial have not sought nor obtained an opinion of a financial advisor relating to the fairness of the proposed Entrust Mortgage Sale. The Board of Directors concluded that the expense of a fairness opinion was not justified in light of Entrust Financial’s current financial position and the total consideration contemplated by the Entrust Mortgage Stock Purchase Agreement. Moreover, the Board concluded that in light of the extensive process that it went through in attempting to secure an alternative transaction or financing arrangements and its consideration of the applicable alternatives to the Entrust Mortgage Sale, a fairness opinion was not necessary for the protection of shareholders.

BBSB’s Reasons for Entering Into the Entrust Mortgage Stock Purchase Agreement

     BBSB is entering into the Entrust Mortgage Stock Purchase Agreement because it believes that it will be able to successfully continue the operations of Entrust Mortgage in a profitable manner following the closing of such transaction through capital infusions and strategic relationships and because it is concerned that Entrust Mortgage and Entrust Financial would otherwise default on the debt owed to BBSB and eventually dissolve.

Vote Required for Approval

     Under Colorado law, the Entrust Mortgage Stock Purchase Agreement and the Entrust Mortgage Sale must be approved by the holders of a majority of the outstanding shares of Entrust Financial common stock entitled to vote. Abstentions and broker non-votes therefore effectively will be votes against the approval of the Entrust Mortgage Sale. Because a broker, bank or other nominee cannot vote without instructions, your failure to give instructions has the same effect as a vote against the Entrust Mortgage Sale.

Approval and Recommendation of the Board of Directors

     At a meeting held on March 4, 2005, the Board of Directors unanimously:

o

determined that the Entrust Mortgage Stock Purchase Agreement and the transactions contemplated thereby are fair to, and in the best interests of, Entrust Financial, its creditors and its shareholders;

o	authorized, adopted and approved the Entrust Mortgage Stock Purchase Agreement the transactions contemplated by the Entrust Mortgage Stock Purchase Agreement; and

o	determined to recommend that the shareholders of Entrust Financial vote FOR the approval of the Entrust Mortgage Stock Purchase Agreement at the special meeting.

The Board of Directors recommends that you vote FOR the approval of the Entrust Mortgage
Stock Purchase Agreement and the transactions contemplated thereby.

Consummation of the Entrust Mortgage Sale

     Assuming the shareholders vote to approve the Entrust Mortgage Sale and all other conditions to the Entrust Mortgage Sale are satisfied or, to the extent permitted, waived, Entrust Financial expects to complete the Entrust Mortgage Sale as soon as practicable after the special meeting.

Operations of Entrust Financial following the Closing of the Entrust Mortgage Sale

     Assuming that each of the Entrust Mortgage Sale, the Entrust Financial Stock Sale and the Articles Amendment are approved by the shareholders, Entrust Financial will close the Entrust Financial Stock Sale as soon as possible following the closing of the Entrust Mortgage Sale. Of the proceeds to be received in the Entrust Financial Stock Sale, $400,000 will be distributed as a dividend to the shareholders of record of Entrust Financial as of a date to be determined prior to the closing of the Entrust Financial Stock Sale. The remaining $100,000 of the consideration paid by the ENFN Stock Purchasers will be used to satisfy or reserve for the Company’s remaining liabilities and to pay the expenses related to the transaction. The purchasers of the common stock issued in the Entrust Financial Stock Sale will not participate in such dividend. Following the Entrust Financial Stock Sale, such purchasers will own 95% of the outstanding common stock of Entrust Financial.

     If the Entrust Financial Stock Sale and the Articles Amendment are not approved by the shareholders of Entrust Financial, then Entrust Financial would most likely begin dissolution procedures shortly following the closing of the Entrust Mortgage Sale. Entrust Financial does not expect that the shareholders of the Company would receive any consideration in connection with such a dissolution.

Ongoing Operations of Entrust Financial if the Entrust Mortgage Sale is not Approved

     If the Entrust Mortgage Sale is not approved by the shareholders of Entrust Financial, the Entrust Financial Board of Directors will explore what, if any, alternatives are available for the future of Entrust Financial. The Entrust Financial Board of Directors does not believe, however, that there are viable alternatives to the Entrust Mortgage Stock Purchase Agreement, and even if there were, that any of its employees would continue to be available to execute them.

Interests of Certain Persons in the Entrust Mortgage Sale; Potential Conflicts of Interest

     In considering the recommendations of the Board of Directors, you should be aware that Entrust Financial’s executive officers have interests in the transaction that are different from, or are in addition to, the interests of Entrust Financial’s shareholders generally. In particular, BBSB has informed Entrust Financial that BBSB intends to offer employment to certain executive officers and other members of Entrust Financial’s senior management. BBSB has not yet determined which individuals will be offered employment and the terms thereof. No employment agreements have yet been proposed or negotiated. The Board of Directors was aware of these potential conflicts of interest and considered them along with other matters when they determined to recommend the Entrust Mortgage Sale.

Dissenters’ Rights

     Section 7-113-102 of the Colorado Business Corporations Act (CBCA) entitles each shareholder of Entrust Financial to object to the proposed Entrust Mortgage Sale and to obtain payment of the fair value of his or her shares of Entrust Financial common stock. “Fair value” is defined in the statute as the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable. In order to exercise his or her right to dissent, the shareholder must, prior to the taking of the vote of the shareholders on the Entrust Mortgage Sale, file with Entrust Financial a written objection to Proposal 1, stating that his or her right to dissent will be exercised if Proposal 1 is effected and giving his or her address to which notice shall be delivered or mailed in such event. Such dissenting shareholder must not vote in favor of Proposal 1, although it is not necessary for the shareholder to vote against Proposal 1. Note that a vote against Proposal 1 alone will not satisfy the requirement under the CBCA that the shareholder make demand for payment for his or her shares.

     If Proposal 1 is approved, Entrust Financial shall give notice to such dissenting shareholder within 10 days after Proposal 1 is approved by the shareholders. Such notice from Entrust Financial will: (i) state that Proposal 1 was authorized and state the effective date of the proposed Entrust Mortgage Sale; (ii) state an address at which Entrust Financial will receive payment demands and an address of a place where certificates for certified shares must be deposited; (iii) inform holders of uncertified shares as to what extent transfer of the shares will be restricted after the payment demand is received; (iv) supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made; (v) set the date by which Entrust Financial must receive the payment demand and the certificates for certified shares, which date shall be not less than 30 days after the date notice from Entrust Financial is given; (vi) state certain additional requirements related to dissents by shareholders of record on behalf of a beneficial shareholder; and (vii) be accompanied by a copy of the CBCA provisions related to dissenters’ rights.

     A shareholder who is delivered a dissenter’s notice by Entrust Financial and who wishes to assert dissenters’ rights is required to deliver a payment demand in the form provided by Entrust Financial or in another writing to Entrust Financial and deposit the shareholder’s certificates for certified shares owned by the shareholder within the time frame set forth in Entrust Financial’s notice. A shareholder who demands payment in accordance with his or her dissenters’ rights retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed Entrust Mortgage Sale and has only the right to receive payment for the shares after the effective date of such Entrust Mortgage Sale.

     Except as set forth below, the demand for payment by a dissenting shareholder and the deposit of certificates are irrevocable. A shareholder who does not demand payment and deposit the shareholder’s share certificates as required by the date set forth in Entrust Financial’s dissenter’s notice is not entitled to payment for his or her shares under the CBCA.

     Upon the effective date of the Entrust Mortgage Sale or upon the receipt of a payment demand pursuant to the foregoing procedures, whichever is later, Entrust Financial shall pay each dissenter who has complied with the foregoing procedures the amount of Entrust Financial’s estimate of the fair value of the dissenter’s shares, plus accrued interest. The payment to the dissenting shareholder will be accompanied by (i) Entrust Financial’s balance sheet as of the end of its most recent fiscal year, an income statement for that year, a statement of changes in shareholders’ equity for that year, and a statement of cash flow for that year, which balance sheet and statements shall have been audited, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited; (ii) a statement of Entrust Financial’s estimate of the fair value of the shares; (iii) an explanation of how the interest was calculated; (iv) a statement of the dissenter’s right to demand additional payment under the CBCA; and (v) a copy of the dissenters’ rights provisions of the CBCA.

     If the effective date of the Entrust Mortgage Sale does not occur within 60 days after the date set by Entrust Financial by which Entrust Financial must receive the payment demand from the dissenting shareholder, Entrust Financial shall return the deposited certificates and release the transfer of restrictions imposed on uncertified shares. If the effective date of the Entrust Mortgage Sale occurs more than 60 days after the date set by Entrust Financial by which Entrust Financial must receive the payment demand from the dissenting shareholder, then Entrust Financial shall send a new dissenters’ notice, as set forth above, and the provisions of the CBCA with respect to dissenters’ rights shall again be applicable.

     Special provisions of the CBCA define the rights of dissenting shareholders who acquired their shares after the announcement of the proposed Entrust Mortgage Sale. Those provisions are not discussed herein.

     If a shareholder believes that the amount paid by Entrust Financial for his or her shares was less than the fair value of the shares or that the interest due was incorrectly calculated, or if Entrust Financial fails to make the required payment within 60 days after the date set by Entrust Financial by which Entrust Financial must receive the payment demand, or if Entrust Financial does not return the deposit of certificates or release the transfer restrictions imposed on uncertified shares as required by the statute, a dissenting shareholder may give notice to Entrust Financial in writing of the dissenter’s own estimate of the fair value of the dissenter’s shares and of the amount of interest he or she believes due and make demand for payment of such estimated amount, less any payment previously made by Entrust Financial. Dissenters waive the right to demand additional payment unless Entrust Financial receives the notice of additional demand within 30 days after Entrust Financial made or offered payment for the dissenter’s shares.

     If the demand for payment by a dissenting shareholder remains unresolved, Entrust Financial may, within 60 days after receiving the payment demand, commence a judicial proceeding and petition the court to determine the fair value of the shares and accrued interest. If Entrust Financial does not commence the proceeding within the 60 day period, it must pay to each dissenter whose demand remains unresolved the amount demanded. Such suit is to be brought in Denver County, Colorado. Costs of court are generally charged to Entrust Financial, except in cases where the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding additional payment.

     The foregoing summary does not purport to be a complete statement of the rights of dissenting shareholders, such summary is qualified in its entirety by reference to Sections 7-113-101 through 7-113-302 of the CBCA, which sections are set forth in their entirety as Appendix D attached hereto.

Material U.S. Federal Income Tax Consequences

     The discussion set forth below is a summary of certain of the U.S. federal income tax considerations that may be relevant to shareholders of Entrust Financial in connection with the Entrust Mortgage Sale. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Entrust Financial and its shareholders as described herein.

     In addition, the following discussion does not address the tax consequences of the Entrust Mortgage Sale under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Entrust Mortgage Sale (whether or not any such transactions are undertaken in connection with the Entrust Mortgage Sale or subsequent dissolution). Neither Entrust Financial nor BBSB has requested, nor will either request, a ruling from the Internal Revenue Service or an opinion of counsel with regard to any of the tax consequences of the Entrust Mortgage Sale. Accordingly, Entrust Financial shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Entrust Mortgage Sale, including the applicable federal, state, local and foreign tax consequences.

Corporate-Level Tax Consequences of the Entrust Mortgage Sale

     The Entrust Mortgage Sale will be treated as a taxable asset sale, with Entrust Financial as the seller, and BBSB as the buyer. Accordingly, Entrust Financial will generally recognize taxable gain or loss in the transaction with respect to the sale of the shares of Entrust Mortgage, computed as (i) the fair market value of the consideration (including liabilities assumed) allocable to the asset deemed sold by Entrust Financial less (ii) the aggregate adjusted tax basis of the asset deemed sold to BBSB. Entrust Financial expects to recognize gain on the sale of its assets to BBSB in an amount between $10,000 and $25,000, net of losses that will offset a majority of the gross gain.

Tax Consequences of the Entrust Mortgage Sale to Entrust Financial Shareholders

     The Entrust Mortgage Sale, by itself, will have no significant tax consequences with respect to Entrust Financial’s existing shareholders, except indirectly to the extent of the corporate-level tax consequences to Entrust Financial itself, as discussed above.

     THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE ENTRUST MORTGAGE SALE AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF ENTRUST FINANCIAL COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE ENTRUST MORTGAGE SALE, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Accounting Treatment

     The Entrust Mortgage Sale is expected to be accounted for by BBSB as a business combination using the purchase method. The purchase price will be allocated to the identifiable assets acquired and will be recorded on BBSB’s books at their respective fair values.

Certain Legal Matters

     Due to the change in ownership of Entrust Mortgage, Entrust Mortgage must deliver notice to, or apply for certifications from, certain state regulatory agencies in connection with the Entrust Mortgage Sale. It is a condition to closing of the Entrust Mortgage Sale that certain of these be obtained or delivered.

     Entrust Financial is not aware of any other license or regulatory permit that appears to be material to the business of Entrust Financial that might be adversely affected by the Entrust Mortgage Sale, nor is it aware of any approval or other action by a domestic or foreign governmental, administrative or regulatory agency or authority required for the Entrust Mortgage Sale to occur that is not described in this proxy statement. Should any such approval or other action be required, Entrust Financial and BBSB presently contemplate that such approval or other action will be sought.

THE ENTRUST MORTGAGE STOCK PURCHASE AGREEMENT

     The following is a summary of the material provisions of the Entrust Mortgage Stock Purchase Agreement and is qualified in its entirety by the Entrust Mortgage Stock Purchase Agreement. The full text of the Entrust Mortgage Stock Purchase Agreement is included in this proxy statement as Appendix A and is incorporated herein by reference. Shareholders are urged to read the entire Entrust Mortgage Stock Purchase Agreement.

The Entrust Mortgage Sale

     At the closing of the Entrust Mortgage Sale, BBSB will purchase from Entrust Financial all of the issued and outstanding shares of Entrust Mortgage free and clear of all encumbrances. As consideration for the purchase of the Entrust Mortgage stock, at the closing of the Entrust Mortgage Sale, (i) any and all obligations of Entrust Financial to BBSB shall be unconditionally cancelled and satisfied in full, including, without limitation, any and all obligations under, or related to, the Amended and Restated Convertible Promissory Note with an original principal amount of $2,000,000 payable to BBSB by Entrust Financial dated as of April 1, 2004 (the “BBSB Note”), (ii) any and all obligations of Entrust Financial to Entrust Mortgage shall be unconditionally cancelled and satisfied in full, and (iii) certain other obligations or potential obligations to specified third parties.

Representations and Warranties

The Entrust Mortgage Stock Purchase Agreement contains various representations and warranties by Entrust Financial to BBSB, subject to identified exceptions, including representations and warranties relating to:

o	the due organization, valid existence and good standing of Entrust Financial and Entrust Mortgage;

o	the requisite corporate power and authority of Entrust Financial and Entrust Mortgage to own, lease and operate their respective assets and properties and to carry on their respective businesses;

o	the necessary corporate power and authority of Entrust Financial and Entrust Mortgage to enter into the Entrust Mortgage Stock Purchase Agreement and to complete the Entrust Mortgage Sale;

o	the validity and binding effect of the Entrust Mortgage Stock Purchase Agreement and related documents on Entrust Financial and Entrust Mortgage;

o	Entrust Financial’s ownership of the shares of Entrust Mortgage common stock and the capitalization of Entrust Mortgage;

o

the absence of any conflicts between the Entrust Mortgage Stock Purchase Agreement and the Entrust Mortgage Sale, on the one hand, and the organizational documents, properties and assets of Entrust Financial and Entrust Mortgage, on the other hand;

o

the absence of the necessity for authorizations, consents, approvals or exemptions from governmental entities or other third parties in connection with the Entrust Mortgage Stock Purchase Agreement or the Entrust Mortgage Sale;

o	the effect of the Entrust Mortgage Stock Purchase Agreement and Entrust Mortgage Sale on the contracts of Entrust Financial and Entrust Mortgage;

o	compliance with laws and regulations;

o	the preparation and fair presentation of the audited consolidated financial statements of Entrust Financial;

o	the absence of certain changes from December 31, 2004 to March 4, 2005;

o	the adequacy and truthfulness of the reports filed by Entrust Financial with the Securities and Exchange Commission;

o	the adequacy of permits, licenses and other authorizations of Entrust Mortgage;

o	Entrust Mortgage’s ownership of its assets and the sufficiency of its assets to the conduct of its business;

o	the validity, binding effect and enforceability of the contracts of Entrust Mortgage and the absence of violations, breaches or defaults thereunder;

o	Entrust Mortgage’s intellectual property matters;

o	real estate matters regarding leased real property of Entrust Mortgage;

o	employee matters of Entrust Mortgage;

o	tax matters;

o	insurance matters;

o	the absence of any claim, action, suit, proceeding or investigation against Entrust Financial or Entrust Mortgage, or their respective assets, officers and directors;

o	the retention of any broker or finder in connection with the Entrust Mortgage Sale; and

o	the truthfulness of the information contained in the Entrust Mortgage Stock Purchase Agreement, the exhibits thereto and all other documents delivered by Entrust Financial or Entrust Mortgage to BBSB.

     The Entrust Mortgage Stock Purchase Agreement also contains various representations and warranties made by BBSB to Entrust Financial and Entrust Mortgage, including representations and warranties relating to:

o	the due organization, valid existence and good standing of BBSB;

o	the necessary power and authority of BBSB to enter into the Entrust Mortgage Stock Purchase Agreement and to complete the Entrust Mortgage Sale;

o	the validity and binding effect of the Entrust Mortgage Stock Purchase Agreement and related documents on BBSB;

o	access to the assets, books and records and employees of Entrust Financial and Entrust Mortgage;

o	the retention of any broker or finder in connection with the Entrust Mortgage Sale;

o	the “accredited investor” status of BBSB within the meaning of Rule 501 under the Securities Act of 1933, as amended; and

o	BBSB’s acquisition of the shares of Entrust Mortgage for investment purposes, and with a view to the distribution of such shares.

     Some of the representations and warranties referred to above are not breached unless the breach of the representation or warranty has had or would reasonably be expected to have a material adverse effect on Entrust Financial, Entrust Mortgage or BBSB, as applicable. For purposes of the Entrust Mortgage Stock Purchase Agreement, a material adverse effect refers to a material adverse effect on either (i) the assets, operations, personnel, condition (financial or otherwise) or prospects of Entrust Financial, Entrust Mortgage or BBSB, as the case may be, or (ii) Entrust Financial’s, Entrust Mortgage’s or BBSB’s, as the case may be, ability to consummate the transactions contemplated under the Entrust Mortgage Stock Purchase Agreement, other than as a result of anything disclosed in the disclosure schedule delivered to BBSB or any change, effect, event or occurrence relating to (i) the economy or securities markets of the United States or any other region in general, (ii) the Entrust Mortgage Stock Purchase Agreement or the transactions contemplated thereby or the announcement thereof, (iii) the mortgage banking or financial services industries in general, and not specifically relating to Entrust Financial or Entrust Mortgage, or (iv) a reduction in the trading price or volume of Entrust Financial’s common stock.

     None of the representations and warranties in the Entrust Mortgage Stock Purchase Agreement will survive after the closing of the Entrust Mortgage Sale.

Conduct of Business Prior to the Closing of the Entrust Mortgage Sale

     During the period from the date of the Entrust Mortgage Stock Purchase Agreement until the closing of the Entrust Mortgage Sale, unless otherwise approved in advance by BBSB (which approval shall not be unreasonably withheld), Entrust Mortgage has agreed to, and Entrust Financial has agreed to use its commercially reasonable efforts to cause Entrust Mortgage to:

o	conduct Entrust Mortgage’s business in the ordinary course and in substantially the manner in which it has been previously conducted;

o	preserve and maintain Entrust Mortgage’s intellectual property rights used in its business consistent with past practices;

o	preserve and maintain all licenses and permits used in Entrust Mortgage’s business consistent with past practices;

o	comply in all material respects with applicable statutes, laws and regulations applicable to Entrust Mortgage’s business;

o	perform under existing leases and contracts;

o	maintain the books and records of Entrust Mortgage’s business in the usual, regular and ordinary manner;

o	maintain insurance coverage comparable to that in place at the execution of the Entrust Mortgage Stock Purchase Agreement;

o

not enter into any employment agreement or commitment to employees or effect any increase in the compensation or benefits payable or to become payable to any officer, director or employee other than increases in non-officer employee compensation effected in the ordinary course of business;

o	not modify or amend any non-competition agreement to which Entrust Financial or Entrust Mortgage is a party;

o	not amend its organizational documents, split or reclassify its capital stock, declare or set aside any dividend or redeem any of its capital stock;

o	not issue any securities in Entrust Mortgage or any securities convertible into securities of Entrust Mortgage;

o	not merge, combine or consolidate with another entity other than in connection with a superior proposal or as otherwise permitted by the Entrust Mortgage Stock Purchase Agreement;

o	not engage in any transaction with any associate of Entrust Mortgage or Entrust Financial, other than transactions contemplated by the Entrust Mortgage Stock Purchase Agreement;

o	not acquire an equity interest in or a substantial portion of another entity or otherwise acquire any assets outside the ordinary course of business in excess of $25,000;

o

not enter into any material contract, commitment or transaction in excess of $25,000 individually or $250,000 in the aggregate, other than transactions and contracts entered into in the ordinary course of business;

o

not sell, lease, license, encumber or otherwise dispose of any material assets, equipment or other tangible personal property other than in the ordinary course of business and not to exceed $100,000 in the aggregate;

o

not incur, assume or prepay any indebtedness (other than trade debt of no more than $25,000 in the aggregate) or any other material liabilities other than accounts payable and payments under existing credit facilities in the ordinary course of business and consistent with past practice, accounts payable and payments incurred in connection with the negotiation and documentation of the Entrust Mortgage Stock Purchase Agreement and the consummation of the transactions contemplated thereby, accounts payable and payments pursuant to the repurchase of loans in the ordinary course of business and consistent with past practice or payments on the BBSB Note;

o	not assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any person;

o

not make any loans, advances or capital contributions to, or investments in, any person, other than in the ordinary course of business and consistent with past practices not to exceed $25,000 individually or in the aggregate;

o	not authorize or make any single expenditure or series of related expenditures in excess of $100,000 other than payments pursuant to the BBSB Note;

o	not sell or otherwise transfer any mortgage loans to secondary investors below face value; and

o	not authorize or enter into any commitment with respect to any of the matters described above.

     In addition, Entrust Financial has agreed to give BBSB reasonable access to Entrust Mortgage’s books, records, contracts, computer systems and databases, permits and licenses, and associates and any other information and matters reasonably requested by BBSB. In return, BBSB has agreed that such investigation shall not interfere with the operations and legal affairs of Entrust Mortgage or with the performance of any of Entrust Mortgage’s employees.

Preparation of Proxy Statement; Shareholder Meeting

     Entrust Financial has agreed to hold a meeting of its shareholders for the purpose of voting upon the approval of the Entrust Mortgage Stock Purchase Agreement and the Entrust Mortgage Sale as promptly as practicable after the proxy statement prepared in connection with such meeting has been cleared by the Securities and Exchange Commission. Entrust Financial has agreed to prepare and file such proxy statement with the Securities and Exchange Commission as promptly as practicable following the execution of the Entrust Mortgage Stock Purchase Agreement. Entrust Financial has further agreed to use its commercially reasonable best efforts to ensure that none of the information supplied or to be supplied by Entrust Financial for inclusion in the proxy statement will, at the time of the initial mailing of the proxy statement or at the time of the Entrust Financial shareholder meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Entrust Financial has further agreed to use its commercially reasonable best efforts to ensure that the proxy statement complies as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     BBSB has agreed to cooperate with Entrust Financial in preparing the proxy statement and to timely provide all information necessary for inclusion in the proxy statement to satisfy all requirements of applicable state and federal securities laws and regulations. BBSB has further agreed to use its commercially reasonable best efforts to ensure that none of the information supplied or to be supplied by BBSB for inclusion in the proxy statement will, at the time of the initial mailing of the proxy statement or at the time of the Entrust Financial shareholder meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. BBSB has further agreed to use its commercially reasonable best efforts to ensure that the proxy statement complies as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.

     Entrust Financial has agreed to recommend the approval and adoption of the Entrust Mortgage Stock Purchase Agreement and the Entrust Mortgage Sale to its shareholders, subject to certain exceptions, in the event that the Entrust Mortgage Stock Purchase Agreement is terminated or the Board of Directors of Entrust Financial determines that its fiduciary obligations require a modification or withdrawal of such recommendation.

Limitation on Soliciting Transactions

     Upon thirty days following the execution of the Entrust Mortgage Stock Purchase Agreement, Entrust Financial agreed to immediately cease, and to cause its subsidiaries and the officers, directors, employees, agents, advisors and representatives of Entrust Financial and its subsidiaries to cease, any existing activities, discussions or negotiations with any parties with respect to any acquisition proposal and agreed not to (i) solicit, initiate, knowingly encourage, or take any other action to knowingly facilitate any inquiries regarding, or the submission of, any acquisition proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information or data with respect to, or take any other action to knowingly facilitate the making of any proposal that constitutes or may reasonably be expected to lead to, any acquisition proposal.

     However, if at any time prior to the closing of the Entrust Mortgage Sale, Entrust Financial or Entrust Mortgage receives an unsolicited bona fide acquisition proposal from a third party, Entrust Financial may furnish information with respect to the Entrust Mortgage and Entrust Financial to such third party and participate in negotiations regarding such acquisition proposal. Entrust Mortgage and Entrust Financial have agreed to promptly notify BBSB of the receipt of any acquisition proposal.

BBSB Note

     BBSB has agreed, prior to the earlier of the closing of the Entrust Mortgage Sale or the termination of the Entrust Mortgage Stock Purchase Agreement, not to convert or request the conversion of all or a portion of the BBSB Note into equity of Entrust Financial or Entrust Mortgage or accelerate the term of any payment or repayment due under the BBSB Note.

Approvals and Consents; Cooperation

     Entrust Financial has agreed to use its commercially reasonable best efforts to obtain certain consents and approvals under its material agreements, permits and licenses as well as any and all releases or terminations of any obligations of Entrust Financial to any third party other than those specifically excepted under the Entrust Mortgage Stock Purchase Agreement or that will be satisfied prior to the closing of the Entrust Mortgage Sale. Entrust Financial has further agreed to use its commercially reasonable best efforts to obtain any and all terminations of any guarantees of Entrust Financial of any obligations or liabilities of any third party that will remain unsatisfied or outstanding following the closing of the Entrust Mortgage Sale.

     BBSB has agreed to cooperate fully with Entrust Financial in obtaining the consents described above as well as the termination of the obligations and guarantees described above.

Conditions to Closing the Entrust Mortgage Sale

     The obligations of BBSB to complete the Entrust Mortgage Sale are subject to the satisfaction or waiver of the following conditions:

o

the representations and warranties of Entrust Financial contained in the Entrust Mortgage Stock Purchase Agreement shall be accurate in all material respects as of the closing date, except to the extent that any of such representations and warranties refer specifically to a date other than the closing date, and except to the extent that the accuracy of any of such representations and warranties is affected by any of the transactions contemplated by the Entrust Mortgage Stock Purchase Agreement;

o	Entrust Financial shall have performed, in all material respects, all covenants, agreements and obligations required by the Entrust Mortgage Stock Purchase Agreement;

o

BBSB shall have received evidence, in form and substance reasonably satisfactory to BBSB, that all material consents required in connection with the Entrust Mortgage Stock Purchase Agreement have been obtained;

o	the Entrust Mortgage Stock Purchase Agreement shall have been approved by the requisite vote of the shareholders of Entrust Financial;

o	each director of Entrust Mortgage shall have resigned from Entrust Mortgage’s Board of Directors;

o	there shall not be any injunction or other binding order of any governmental authority having jurisdiction over BBSB that prohibits the Entrust Mortgage Sale;

o

BBSB shall be satisfied with the results of its legal, accounting and business due diligence investigations and the contents of the disclosure schedule delivered by Entrust Financial and Entrust Mortgage to BBSB; provided, however, that such conditions shall unconditionally expire and be of no further force and effect after thirty days following the execution of the Entrust Mortgage Stock Purchase Agreement;

o	BBSB shall have received the stock certificates representing the outstanding capital stock of Entrust Mortgage duly endorsed for transfer and accompanied by any applicable documentary stamp tax;

o	Since December 31, 2004, no material adverse effect shall have occurred; and

o	BBSB shall have received a legal opinion from counsel to Entrust Financial and Entrust Mortgage.

     The   obligations of Entrust Financial to complete the Entrust Mortgage Sale are subject to the satisfaction or waiver of the following conditions:

o	the representations and warranties of BBSB contained in the Entrust Mortgage Stock Purchase Agreement shall be accurate in all material respects as of the closing date;

o	BBSB shall have performed, in all material respects, all covenants, agreements and obligations required by the Entrust Mortgage Stock Purchase Agreement;

o	the Entrust Mortgage Stock Purchase Agreement shall have been approved by the requisite vote of the shareholders of Entrust Financial;

o	BBSB shall have executed and delivered the related Assignment and Assumption Agreement;

o

BBSB shall not have converted, or requested conversion of, all or any portion of the BBSB Note into equity of Entrust Financial or Entrust Mortgage nor shall BBSB have demanded payment of any amount due under the BBSB Note other than interest payments due under the terms of the BBSB Note in the ordinary course of business prior to the closing;

o	there shall not be any injunction or other binding order of any governmental authority having jurisdiction over BBSB that prohibits the Entrust Mortgage Sale; and

o	Entrust Financial shall have received a legal opinion from counsel to BBSB.

Termination

     The parties may agree by mutual written consent to terminate the Entrust Mortgage Stock Purchase Agreement at any time before the closing of the Entrust Mortgage Sale.

     In addition, BBSB may terminate the Entrust Mortgage Stock Purchase Agreement before the closing of the Entrust Mortgage Sale if:

o

within thirty days of the execution of the Entrust Mortgage Stock Purchase Agreement, BBSB’s due diligence investigation reveals facts or circumstances that, in BBSB’s reasonable judgment, individually or in the aggregate, have a material adverse effect or if BBSB is not satisfied with the contents of the disclosure schedule delivered by Entrust Financial;

o

at any time after August 30, 2005, any condition of BBSB set forth in the Entrust Mortgage Stock Purchase Agreement shall not have been satisfied or waived (unless the failure of such event to occur shall have been caused by the action or failure to act by BBSB, which action or failure to act constitutes a breach of BBSB’s obligations under the Entrust Mortgage Stock Purchase Agreement);

o

there has been a breach by Entrust Financial or Entrust Mortgage of any of their respective representations or warranties, or covenants or agreements set forth in the Entrust Mortgage Stock Purchase Agreement the effect of which is a material adverse effect, which breach is not curable or, if curable, is not cured within thirty days after written notice of such breach is given by BBSB to Entrust Financial;

o

the Board of Directors of Entrust Financial fails to recommend the approval and adoption of the Entrust Mortgage Stock Purchase Agreement to the Entrust Financial shareholders or the Board of Directors of Entrust Financial withdraws or amends or modifies its recommendation or approval of the Entrust Mortgage Stock Purchase Agreement and the Entrust Mortgage Sale in a manner adverse to BBSB;

o	the Entrust Financial shareholders do not approve the Entrust Mortgage Stock Purchase Agreement and the Entrust Mortgage Sale at the Entrust Financial shareholders meeting; or

o	upon the occurrence of an event of default under the terms of the BBSB Note.

     In addition, Entrust Financial and Entrust Mortgage may terminate the Entrust Mortgage Stock Purchase Agreement before the closing of the Entrust Mortgage Sale if:

o	within thirty days of the execution of the Entrust Mortgage Stock Purchase Agreement, Entrust Financial or Entrust Mortgage receives an acquisition proposal;

o

at any time after August 30, 2005, any condition of Entrust Financial and Entrust Mortgage set forth in the Entrust Mortgage Stock Purchase Agreement shall not have been satisfied or waived (unless the failure of such event to occur shall have been caused by the action or failure to act by Entrust Financial, which action or failure to act constitutes a breach of Entrust Financial’s obligations under the Entrust Mortgage Stock Purchase Agreement);

o	the Entrust Financial shareholders do not approve the Entrust Mortgage Stock Purchase Agreement and the Entrust Mortgage Sale at the Entrust Financial shareholders meeting;

o

there has been a breach by BBSB of any of its respective representations or warranties, or covenants or agreements set forth in the Entrust Mortgage Stock Purchase Agreement the effect of which is a material adverse effect, which breach is not curable or, if curable, is not cured within thirty days after written notice of such breach is given by Entrust Financial to BBSB; or

o

Entrust Financial receives a bona fide written proposal or offer made by any third party with respect to an acquisition proposal on terms which Entrust Financial’s Board of Directors determines in good faith to be more favorable to Entrust Financial and its shareholders than the Entrust Mortgage Sale (a superior proposal).

Expenses and Termination Fee

     Except for the termination fee set forth in the Entrust Mortgage Stock Purchase Agreement and the reimbursement by Entrust Financial of up to $30,000 of BBSB’s expenses incurred in connection with the negotiation of the Entrust Mortgage Stock Purchase Agreement and the transactions contemplated thereby payable upon the closing of the Entrust Mortgage Sale or the termination of the Entrust Mortgage Stock Purchase Agreement (other than termination by mutual consent of the parties or termination by Entrust Financial due to a breach of the Entrust Mortgage Stock Purchase Agreement by BBSB), all fees, costs and expenses incurred in connection with the Entrust Mortgage Stock Purchase Agreement and the Entrust Mortgage Sale will be paid by the party incurring such fees, costs and expenses.

     Entrust Financial has agreed to pay BBSB a termination fee of $200,000, if the Entrust Mortgage Stock Purchase Agreement is terminated:

o

by BBSB because the Board of Directors of Entrust Financial fails to recommend the approval and adoption of the Entrust Mortgage Stock Purchase Agreement to the Entrust Financial shareholders or the Board of Directors of Entrust Financial withdraws or amends or modifies its recommendation or approval of the Entrust Mortgage Stock Purchase Agreement and the Entrust Mortgage Sale in a manner adverse to BBSB; or

o	by Entrust Financial because Entrust Financial receives a superior proposal.

Maximum Liability of Entrust Financial

     Absent fraud or willful misconduct, the total amount of aggregate payments that Entrust Financial and Entrust Mortgage can be required to make under or in connection with the Entrust Mortgage Stock Purchase Agreement is limited in the aggregate to a maximum of $1,600,000.

Amendment

     The Entrust Mortgage Stock Purchase Agreement may be amended, modified, altered or supplemented only by written agreement of BBSB and Entrust Financial.

Assignment

     The Entrust Mortgage Stock Purchase Agreement may not be assigned by any party without the prior written consent of the other parties thereto, except that BBSB may assign the Entrust Mortgage Stock Purchase Agreement to an affiliate of BBSB.

PROPOSAL 2—APPROVAL OF THE ENTRUST FINANCIAL STOCK SALE

Background of the Entrust Financial Stock Sale

     The terms and conditions of the Entrust Financial Stock Sale are the result of arm’s length negotiations between the representatives of Entrust Financial and the representatives of the ENFN Stock Purchasers. Set forth below is a summary of the background of these negotiations.

     As described in more detail above, on March 4, 2004, Entrust Financial, Entrust Mortgage and BBSB entered into the Entrust Mortgage Stock Purchase Agreement relating to the Entrust Mortgage Sale. In contemplation of the anticipated execution of such agreement, Entrust Financial had previously begun the process of considering the strategic alternatives for Entrust Financial following the closing of the Entrust Mortgage Sale. Upon execution of the Entrust Mortgage Stock Purchase Agreement, the Board of Directors of Entrust Financial authorized and directed the Company’s Directors and representatives to approach various parties regarding the possibility of entering into a transaction with Entrust Financial.

     On March 5, 2004, following announcement of the execution of the Entrust Mortgage Stock Purchase Agreement, the Entrust Financial officers and representatives began discussions with numerous groups regarding their interest in entering into a possible transaction with Entrust Financial following the anticipated closing of the Entrust Mortgage Stock Purchase Agreement. These groups included local and national companies, financial institutions, and individuals with whom Entrust Financial had prior contact or knew from reputation or otherwise to be interested in, and to actively engage in, transactions similar to those contemplated by the Entrust Financial Board.

     On March 18, 2005, Entrust Financial sent letters to five groups that had expressed preliminary interest in exploring a possible transaction. These letters said that Entrust Financial would consider any and all offers regarding a possible transaction until March 25, 2005, and that each party, if interested in exploring a possible transaction, should submit its best and final offer by such time. Each group was informed that Entrust Financial would make a determination regarding which, if any, of such offers were in the best interests of its shareholders on March 25, 2005, and would cease discussions with any other parties regarding a possible transaction.

     Between March 18, 2005 and March 25, 2005, Entrust Financial answered certain questions from such groups regarding non-confidential information related to the Company, its business and the BBSB transaction. By March 25, 2005, Entrust Financial had received offers from three groups regarding the possibility of entering into a transaction.

     On March 28, 2005, the Entrust Board met on two occasions to consider the offers that had been received. At the meeting held on the morning of March 28, the terms and conditions of each of the offers were summarized for the Board. The Board asked a number of questions and engaged in a thorough discussion regarding the terms of each offer, the timing that would be required to close each such transaction, and the likelihood that each such transaction would be able to close.

     Following such meeting on the morning of March 28, the Entrust Financial officers and advisors contacted certain of the groups that had expressed and interest in entering into a transaction with the Company to ask certain questions posed by the Entrust Financial Board.

     The Entrust Financial Board reconvened on the evening of March 28. The officers and advisors reported to the Board the responses they were able to receive to the questions posed. The Board discussed the merits of each offer, asked additional questions and determined that the terms proposed by the ENFN Stock Purchasers appeared to be superior to the Company’s other alternatives and appeared to be in the best interests of the Entrust Financial shareholders. The Board authorized the Company’s officers to continue discussions with representatives of the ENFN Stock Purchasers and the other parties expressing interest regarding entering into a transaction.

     Between March 28, 2005 and April 7, 2005, the Entrust Financial officers continued discussions with representatives of the ENFN Stock Purchasers regarding the terms of a possible transaction and certain information regarding the ENFN Stock Purchasers.

     On April 7, 2005, Entrust Financial entered into an agreement with the ENFN Stock Purchasers pursuant to which Entrust Financial agreed to not enter into discussions or negotiations with any other party prior to April 18, 2005, during which time the ENFN Stock Purchasers would conduct a due diligence review of Entrust Financial, and Entrust Financial and the ENFN Stock Purchasers would attempt to negotiate and execute a definitive agreement related to the sale of newly issued Entrust Financial stock to the ENFN Stock Purchasers. The parties began such due diligence review and negotiations and continued to work through this process during such exclusivity period.

     Due to unforeseen delays related to family medical issues of the principals of certain of the parties and other reasons unrelated to the transaction, the parties were unable to finalize an agreement by April 18, 2005. Upon the expiration of the exclusivity agreement, Entrust Financial renewed discussions with other parties that had expressed interest in engaging in a possible transaction. One party expressed initial interest but informed Entrust Financial that it would not be able to proceed in a timely manner. Such party eventually informed Entrust Financial that it had withdrawn its interest in further exploring alternatives regarding a possible transaction.

     On May 5, 2005 and May 6, 2005, the Entrust Financial Board met in two meetings to discuss the terms of a proposed definitive agreement with the ENFN Stock Purchasers. The background regarding the transaction and the terms of the proposed agreement were summarized for the Board. The Board engaged in a thorough discussion of the merits of the agreement and asked a number of questions of the Company’s management and legal advisors. The Board considered Entrust Financial’s strategic alternatives, including entering into the proposed agreement, pursuing possible alternative agreements, dissolution of the Company and remaining an independent company following the closing of the BBSB Stock Purchase. The Board considered the Company’s current financial position, its anticipated position following the closing of the BBSB Stock Purchase, the timing that it would likely take to close the transactions contemplated by the Entrust Financial Stock Purchase Agreement, and a number of other factors. Upon motion duly made and seconded, the Board unanimously determined that it was in the best interests of Entrust Financial and its shareholders to enter into the Entrust Financial Stock Purchase Agreement substantially on the terms presented to the Board and, subject to the satisfaction of the conditions set forth in the agreement, to consummate the transactions set forth in the agreement.

     On May 12, 2005, Entrust Financial and the ENFN Stock Purchasers executed the Entrust Financial Stock Purchase Agreement.

Reasons for the Entrust Mortgage Sale

     The following discussion of the reasons for the Entrust Financial Stock Sale contains a number of forward-looking statements that reflect the current views of Entrust Financial or the ENFN Stock Purchasers with respect to future events that may have an effect on their financial performance. The benefits of the transaction considered by the Board may not be achieved. Forward-looking statements are subject to risks and uncertainties. Actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Cautionary statements that identify important factors that could cause or contribute to differences in results and outcomes include those discussed in “Cautionary Statement Regarding Forward-Looking Information.”

Entrust Financial’s Reasons for the Entrust Financial Stock Sale

     The Entrust Financial Board of Directors consulted with senior management, as well as Entrust Financial’s legal advisors, and has unanimously determined that the terms of the Entrust Financial Stock Purchase Agreement are fair to and in the best interests of Entrust Financial and its shareholders, and has unanimously approved the Entrust Financial Stock Purchase Agreement and the Entrust Financial Stock Sale.

     In reaching its determination, the Entrust Financial Board of Directors considered a number of positive factors, including the following:

o	the fact that following the Entrust Mortgage Sale, Entrust Financial will have no ongoing operations and no employees;

o	the ability to declare and pay a dividend to the shareholders of Entrust Financial following the closing of the Entrust Financial Stock Sale;

o

the conclusion of the Entrust Financial Board of Directors that, absent the Entrust Financial Stock Sale, Entrust Financial would not be able to continue as a going concern and would need to begin procedures to liquidate and dissolve the Company;

o

the conclusion of the Entrust Financial Board of Directors that, absent the Entrust Financial Stock Sale, Entrust Financial’s shareholders would likely not receive any consideration in a liquidation or dissolution of Entrust Financial;

o

the terms and conditions of the Entrust Financial Stock Purchase Agreement, all of which led Entrust Financial’s directors to conclude that it was reasonably likely that the Entrust Financial Stock Sale would be completed, and that Entrust Financial would most likely be able to pay a dividend to its shareholders of record as a date to be determined prior to the closing of the Entrust Financial Stock Sale;

o

the results of efforts made by Entrust Financial management to solicit indications of interest from third parties regarding a potential purchase of Entrust Financial following the completion of the Entrust Mortgage Sale;

     The Entrust Financial Board of Directors also considered a number of potentially negative factors in its deliberations concerning the overall transaction. The potentially negative factors considered by the Entrust Financial Board included:

o	the risk that the transaction might not be completed in a timely manner or at all;

o	the fact that the shareholders of Entrust Financial would hold only 5% of the outstanding common stock of Entrust Financial following the closing of the transaction; and

o

the fact that Entrust Financial could lose other transaction opportunities during the period it is   • precluded under the terms of the Entrust Financial Stock Purchase Agreement from soliciting other transaction proposals.

     The foregoing positive and negative factors together comprise the Entrust Financial Board’s material considerations in entering into the Entrust Financial Stock Sale.

     Based on the factors listed above, the Entrust Financial Board of Directors determined that a sale of common stock to the ENFN Stock Purchasers pursuant to the terms of the Entrust Financial Stock Purchase Agreement would likely provide the best opportunity to maximize the consideration to the Entrust Financial shareholders following the completion of the Entrust Mortgage Sale as compared to other alternatives. If the Entrust Mortgage Sale, the Entrust Financial Sale or the Articles Amendment is not approved by the shareholders of Entrust Financial, the Entrust Financial Board of Directors will explore what, if any, alternatives are available for the future of Entrust Financial. The Entrust Financial Board of Directors does not believe, however, that there are viable alternatives to the Entrust Mortgage Sale and the Entrust Financial Stock Sale, and even if there were, that any of its employees would continue to be available to execute them.

     The foregoing discussion of these factors is not meant to be exhaustive, but includes the material factors considered by the Entrust Financial Board of Directors. The Board of Directors of Entrust Financial did not quantify or attach any particular weight to the various factors that they considered in reaching their determination that the terms of the Entrust Financial Stock Sale are fair to and in the best interests of Entrust Financial and its shareholders. Rather, the Entrust Financial Board of Directors viewed its recommendation as being based upon its business judgment in light of Entrust Financial’s financial position and the totality of the information presented and considered, and the overall effect of the Entrust Financial Stock Sale on the shareholders of Entrust Financial compared to other alternatives.

No Fairness Opinion

     The Board of Directors of Entrust Financial have not sought nor obtained an opinion of a financial advisor relating to the fairness of the proposed Entrust Financial Stock Sale. The Board of Directors concluded that the expense of a fairness opinion was not justified in light of the Company’s current financial position and the total consideration contemplated by the Entrust Financial Stock Purchase Agreement. Moreover, the Board concluded that in light of the extensive process that it went through in attempting to secure an alternative transaction and its consideration of the applicable alternatives to the Entrust Financial Stock Sale following the completion of the Entrust Mortgage Sale, a fairness opinion was not necessary for the protection of shareholders.

The ENFN Stock Purchasers’ Reasons for Entering Into the Stock Purchase Agreement

     The ENFN Stock Purchasers are entering into the Entrust Financial Stock Purchase Agreement because they believe they can realize substantial value through holding a majority ownership position in the Company following the closing of the Entrust Mortgage Sale. The ENFN Stock Purchasers’ plans for the Company following closing of the Entrust Financial Stock Purchase Agreement have not yet been determined.

Vote Required for Approval

     The affirmative vote of the shareholders having a majority of the voting power of all shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Entrust Financial Stock Sale. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Approval and Recommendation of the Board of Directors

     At a meeting held on May 6, 2005, the Board of Directors unanimously:

o	determined that the Entrust Financial Stock Sale is fair to, and in the best interests of, Entrust Financial, its creditors and its shareholders;

o	authorized and approved the Entrust Financial Stock Purchase Agreement the transactions contemplated by the Entrust Financial Stock Purchase Agreement; and

o	determined to recommend that the shareholders of Entrust Financial vote FOR the approval of the Entrust Financial Stock Sale at the special meeting.

The Board of Directors recommends that you vote FOR the approval of the Entrust Financial Stock Sale.

Consummation of the Entrust Financial Stock Sale

     The closing of the Entrust Mortgage Sale is one of the conditions to the closing of the Entrust Financial Stock Sale. Therefore, if the shareholders of the Company do not approve the Entrust Mortgage Sale, in addition to the Entrust Financial Stock Sale and the Articles Amendment, then the Entrust Financial Stock Sale will not occur.

     Assuming the shareholders vote to approve the Entrust Mortgage Sale, the Entrust Financial Stock Sale and the Articles Amendment, and all other conditions to the Entrust Financial Stock Sale are satisfied or, to the extent permitted, waived, Entrust Financial expects to complete the Entrust Financial Stock Sale as soon as practicable after the special meeting.

Operations of Entrust Financial following the Closing of the Entrust Financial Stock Sale

     The operations of Entrust Financial follow the Closing of the Entrust Financial Stock Sale are currently unknown. The Entrust Financial Stock Purchasers intend to conduct the operations of a business that has not yet been determined. Due to the uncertainty of future operations, the value of our current shareholders’ Entrust Financial shares following the closing of the Entrust Financial Stock Sale is uncertain. Other than the payment of the special dividend described above, the Entrust Financial shareholders may not realize any value in their Company shares following such closing.

Ongoing Operations of Entrust Financial if the Entrust Financial Stock Sale is not Approved

     If the Entrust Financial Stock Sale is not approved by the shareholders of Entrust Financial or otherwise is not consummated, the Entrust Financial Board of Directors will explore what, if any, alternatives are available for the future of Entrust Financial. However, since Entrust Financial will have no operations or employees following the Closing of the Entrust Mortgage Sale, the Board of Directors does not believe, however, that there are viable alternatives to the Entrust Financial Stock Purchase Agreement.

THE ENTRUST FINANCIAL STOCK PURCHASE AGREEMENT

     The following is a summary of the material provisions of the Entrust Financial Stock Purchase Agreement and is qualified in its entirety by the Entrust Financial Stock Purchase Agreement. The full text of the Entrust Financial Stock Purchase Agreement is included in this proxy statement as Appendix B and is incorporated herein by reference. Shareholders are urged to read the entire Entrust Financial Stock Purchase Agreement.

The Entrust Financial Stock Sale

     At the closing of the Entrust Financial Stock Sale, the ENFN Stock Purchasers will purchase from Entrust Financial 49,500,000 shares of Entrust Financial’s common stock for an aggregate purchase price of $500,000. Entrust Financial has agreed to use the proceeds from the Entrust Financial Stock Sale as follows: (i) $400,000 will be used to pay the special dividend (as described in more detail below); (ii) $50,000 will be paid to Entrust Mortgage in full and final satisfaction of any and all fees and other expenses incurred by Entrust Mortgage on behalf of Entrust Financial prior to the closing of the Entrust Financial Stock Sale, including any legal fees and expenses incurred in connection with the transactions contemplated by the Entrust Financial Stock Purchase Agreement and in connection with the settlement of certain litigation; (iii) payment of $25,000 to Liisa Hunter in connection with the settlement of certain litigation; and (iv) the remainder is to be set aside as reserves to satisfy Entrust Financial’s anticipated tax liability related to the Entrust Mortgage Sale and any miscellaneous costs or expenses incurred by the ENFN Stock Purchasers which are obligations of Entrust Financial under the Entrust Financial Stock Purchase Agreement.

Representations and Warranties

     The Entrust Financial Stock Purchase Agreement contains various representations and warranties by Entrust Financial to the ENFN Stock Purchasers, subject to identified exceptions, including representations and warranties relating to:

o the due organization, valid existence and good standing of Entrust Financial;

o	the necessary corporate power and authority of Entrust Financial to enter into the Entrust Financial Stock Purchase Agreement and to complete the Entrust Financial Stock Sale;

o	the validity and binding effect of the Entrust Financial Stock Purchase Agreement and related documents on Entrust Financial;

o	the capitalization of Entrust Financial;

o	Entrust Financial’s ownership of the shares of Entrust Mortgage common stock;

o	the filing of reports with the Securities and Exchange Commission and the preparation and fair presentation of the audited consolidated financial statements of Entrust Financial;

o	the absence of certain changes since the fiscal year ended December 31, 2004;

o	the status of Entrust Financial’s liabilities following the closing of the Entrust Financial Stock Sale;

o	the absence of any claim, action, suit, proceeding or investigation against Entrust Financial, or its assets, officers and directors;

o	tax matters;

o	compliance by Entrust Financial with the Sarbanes-Oxley Act of 2002 and the maintenance of a system of internal accounting controls and disclosure controls and procedures;

o	the solvency of Entrust Financial following the closing of the Entrust Mortgage Sale and the Entrust Financial Stock Sale;

o	the lack of retention of any broker or finder in connection with the Entrust Financial Stock Sale;

o

the truthfulness of the information contained in the Entrust Financial Stock Purchase Agreement, the exhibits thereto and all other documents delivered by Entrust Financial to the ENFN Stock Purchasers;

o	the absence of disagreements with Entrust Financial and its current and former accountants and lawyers;

o

the absence of any conflicts between the Entrust Financial Stock Purchase Agreement and the Entrust Financial Stock Sale, on the one hand, and the organizational documents of Entrust Financial and any laws, rules, regulations or other governmental authorities, on the other hand;

o	the effect of the Entrust Financial Stock Purchase Agreement and the Entrust Financial Stock Sale on the contracts of Entrust Financial;

o

the absence of the necessity for consents, waivers, authorizations or orders from governmental entities or other third parties in connection with the Entrust Financial Stock Purchase Agreement or the Entrust Financial Stock Sale;

o	compliance with laws, regulations and agreements;

o	transactions between Entrust Financial and its officers, directors, employees and affiliates;

o	Entrust Financial’s assets;

o	the status of Entrust Financial under the Investment Company Act and the Investment Advisors Act of 1940;

o	environmental matters; and

o	Entrust Financial’s listing on the Over-The-Counter Bulletin Board, or OTC-BB.

     The Stock Purchase Agreement also contains various representations and warranties made by the Entrust Financial Stock Purchasers to Entrust Financial, including representations and warranties relating to:

o	The absence of any conflicts between the Entrust Financial Stock Purchase Agreement and any agreements to which the ENFN Stock Purchasers are bound;

o	the validity and binding effect of the Entrust Financial Stock Purchase Agreement and related documents on the ENFN Stock Purchasers;

o	the ENFN Stock Purchasers’ acquisition of the shares of Entrust Financial for investment purposes, and not with a view to the distribution of such shares;

o	the “accredited investor” status of the ENFN Stock Purchasers within the meaning of Rule 501 under the Securities Act of 1933, as amended;

o	the investment experience of the ENFN Stock Purchasers;

o

the ability of the ENFN Stock Purchasers to discuss the terms of the Entrust Financial Stock Purchase Agreement with their legal, financial and tax advisors as well as ask questions and review documentation of Entrust Financial; and

o	the lack of retention of any broker or finder in connection with the Entrust Financial Stock Sale.

     The representations and warranties set forth in the Entrust Financial Stock Purchase Agreement terminate and expire on the closing date.

Covenants of Entrust Financial, the ENFN Stock Purchasers and Entrust Mortgage

     Entrust Financial has agreed to:

o	make any and all necessary filings so that it remains a public reporting company and its common stock continues to be publicly traded;

o	to the best of its ability, cause its common stock to continue to be approved for quotation on the OTC-BB; and

o

to include all or any part of the shares of Entrust Financial common stock sold to the ENFN Stock Purchasers in any registration statement (other than a registration statement on Forms S-4 or S-8) that Entrust Financial may prepare and file with the Securities and Exchange Commission following the closing of the Entrust Financial Stock Sale.

     Entrust Financial and the ENFN Stock Purchasers have agreed to the following additional covenants:

o

except as required by applicable law, Entrust Financial and the ENFN Stock Purchasers have agreed to consult with one another before issuing any press releases or making public statements regarding the Entrust Financial Stock Purchase Agreement and the transactions contemplated thereby;

o

Entrust Financial and the ENFN Stock Purchasers have agreed to notify each other of (i) any notice from another person alleging that the consent of such person is required in connection with the Entrust Financial Stock Sale, (ii) any notice from any governmental or regulatory agency in connection with the transactions contemplated by the Entrust Financial Stock Purchase Agreement and (iii) any actions, suits, claims or proceedings commenced or threatened that would have been required to be disclosed had they been pending on the date of the Entrust Financial Stock Purchase Agreement;

o	Entrust Financial will give the ENFN Stock Purchasers and their representatives and advisors access to the books, records and other data of Entrust Financial as such persons reasonably request;

o

except as contemplated in connection with the Entrust Mortgage Sale and the Entrust Financial Stock Purchase Agreement, Entrust Financial has agreed that it will not undertake the following actions without the prior written consent of the ENFN Stock Purchasers: (i) make any material change in the type or nature of its business or operations, (ii) create or suffer to exist any debt other than that included in its reports filed with the Securities and Exchange Commission, (iii) issue any capital stock or (iv) enter into any new agreement of any kind or undertake any new obligations or liabilities; and

o

the ENFN Stock Purchasers shall, after the closing of the Entrust Financial Stock Sale, cause Entrust Financial to continue to provide all rights to indemnification existing in favor of those persons who are directors and officers of Entrust Financial on the date of the Entrust Financial Stock Purchase Agreement for their acts and omissions occurring prior to the closing of the Entrust Financial Stock Sale as provided in Entrust Financial’s charter documents.

     Entrust Mortgage has agreed to unconditionally and fully indemnify Entrust Financial and the ENFN Stock Purchasers from and against any and all costs, expenses and liabilities related to certain outstanding litigation between Entrust Financial and James Scott Hardin. Entrust Mortgage has also agreed to reimburse Entrust Financial and the ENFN Stock Purchasers for any and all fees and expenses, including legal fees, reasonably incurred by them in connection with the defense of such litigation or the enforcement of Entrust Mortgage’s indemnification obligations under the Entrust Financial Stock Purchase Agreement.

Preparation of Proxy Statement; Shareholder Meeting

     Entrust Financial has agreed to hold a meeting of its shareholders for the purpose of voting upon an amendment to Entrust Financial’s Articles of Incorporation increasing the authorized number of shares to 100,000,000 as promptly as practicable after the proxy statement prepared in connection with such meeting has been cleared by the Securities and Exchange Commission. Entrust Financial has agreed to prepare and file such proxy statement with the Securities and Exchange Commission as promptly as practicable following the execution of the Entrust Financial Stock Purchase Agreement.

     The ENFN Stock Purchasers have agreed to cooperate with Entrust Financial in preparing the proxy statement and to timely provide all information necessary for inclusion in the proxy statement to satisfy all requirements of applicable state and federal securities laws and regulations.

The Declaration and Payment of the Special Dividend

     Prior to the closing of the Entrust Financial Stock Sale, Entrust Financial will set a record date for the declaration and payment of a special dividend in the aggregate amount of $400,000. Based on the number of Company shares outstanding as of April 1, 2005, this special dividend will amount to a dividend of approximately $0.15 per share. The declaration and payment of the special dividend will be contingent upon the closing of the Entrust Financial Stock Sale and will be paid as soon as practicable following the closing of the Entrust Financial Stock Sale.

     The ENFN Stock Purchasers have agreed not to take any action to prevent, delay or otherwise inhibit the payment of the special dividend according to the terms set by the Entrust Financial Board of Directors prior to the closing of the Entrust Financial Stock Sale.

Conditions to Closing the Entrust Financial Stock Sale

     The obligations of the ENFN Stock Purchasers to complete the Entrust Financial Stock Sale are subject to the satisfaction or waiver of the following conditions:

o	the representations and warranties of Entrust Financial contained in the Entrust Financial Stock Purchase Agreement shall be true and correct in all material respects as of the closing date;

o

the chief executive officer of Entrust Financial shall deliver to the ENFN Stock Purchasers a certificate certifying (i) that there has been no material adverse change (not including any change related to the Entrust Mortgage Sale) in the business, affairs, assets or conditions of Entrust Financial since entering into the Entrust Financial Stock Purchase Agreement, (ii) that true and complete copies of Entrust Financial’s Articles of Incorporation and bylaws are attached to such certificate and (iii) each of the representations and warranties of Entrust Financial in the Entrust Financial Stock Purchase Agreement are true and correct in all material respects as of the closing date;

o	Entrust Financial shall have furnished the ENFN Stock Purchasers with good standing and existence certificates from the State of Colorado;

o	the ENFN Stock Purchasers shall have received a current certified list of the shareholders of record of Entrust Financial;

o

the ENFN Stock Purchasers shall have received executed resolutions of the Board of Directors of Entrust Financial approving the Entrust Financial Stock Purchase Agreement and the transactions contemplated thereby;

o

Entrust Financial shall have materially performed and materially complied with all agreements, obligations and conditions contained in the Entrust Financial Stock Purchase Agreement that are required to be performed or complied with prior to the closing;

o

the officers and directors of Entrust Financial shall have resigned from such positions effective immediately prior to the closing and the ENFN Stock Purchasers’ designees for such positions shall have been duly appointed;

o

the Entrust Financial Stock Purchase Agreement, the transactions contemplated thereby and the Articles Amendment shall have been approved by the holders of a majority of the outstanding shares of Entrust Financial’s common stock;

o	the Entrust Mortgage Sale shall have closed;

o	the Articles Amendment shall have been filed with the Colorado Secretary of State and shall continue to be in full force and effect;

o

there shall not have been in effect, at the closing date, any injunction or other binding order of any court or other tribunal having jurisdiction over Entrust Financial that prohibits the Entrust Financial Stock Sale; and

o

Entrust Financial and Liisa Hunter shall have entered into a binding settlement and release agreement pursuant to terms previously described in writing by Entrust Financial to the ENFN Stock Purchasers.

     The obligations of Entrust Financial to complete the Entrust Financial Stock Sale are subject to the satisfaction or waiver of the following conditions:

o	the representations and warranties of the ENFN Stock Purchasers contained in the Entrust Financial Stock Purchase Agreement shall be true and correct in all material respects as of the closing date;

o

the ENFN Stock Purchasers shall each deliver to Entrust Financial a certificate certifying each of the representations and warranties of such ENFN Stock Purchaser set forth in the Entrust Financial Stock Purchase Agreement are true and correct in all material respects as of the closing date;

o	R&R Biotech Partners, LLC shall have furnished Entrust Financial with good standing and existence certificates from the State of Delaware;

o

the ENFN Stock Purchasers shall have materially performed and materially complied with all agreements, obligations and conditions contained in the Entrust Financial Stock Purchase Agreement that are required to be performed or complied with prior to the closing;

o

the Entrust Financial Stock Purchase Agreement, the transactions contemplated thereby and the Articles Amendment shall have been approved by the holders of a majority of the outstanding shares of Entrust Financial’s common stock;

o	the Entrust Mortgage Sale shall have closed;

o	the Articles Amendment shall have been filed with the Colorado Secretary of State and shall continue to be in full force and effect;

o

there shall not have been in effect, at the closing date, any injunction or other binding order of any court or other tribunal having jurisdiction over Entrust Financial that prohibits the Entrust Financial Stock Sale; and

o

the special dividend shall have been declared by the Entrust Financial Board of Directors, the payment of which is contingent upon the closing of the Entrust Mortgage Sale and the Entrust Financial Stock Sale and the record date for which shall be a date prior to the closing date.

Termination

     The parties may agree by mutual written consent to terminate the Entrust Financial Stock Purchase Agreement at any time before the closing of the Entrust Financial Stock Sale.

     In addition, either Entrust Financial or the ENFN Stock Purchasers may terminate the Entrust Financial Stock Purchase Agreement if the closing of the Entrust Financial Stock Sale shall not have occurred on or before October 31, 2005 (unless the failure to consummate the transactions by such date shall be due to the action or failure to act of the party seeking termination).

     The ENFN Stock Purchasers may terminate the Entrust Financial Stock Purchase Agreement if (i) Entrust Financial shall have failed to comply in any material respect with any of the covenants, terms or agreements contained in the Entrust Financial Stock Purchase Agreement, which breach is not cured within twenty days if capable of cure or (ii) any representations and warranties of Entrust Financial shall have been materially false when made or on and as of the closing date.

     Entrust Financial may terminate the Entrust Financial Stock Purchase Agreement if (i) the ENFN Stock Purchasers shall have failed to comply in any material respect with any of the covenants, terms or agreements contained in the Entrust Financial Stock Purchase Agreement, which breach is not cured within twenty days if capable of cure or (ii) any representations and warranties of the ENFN Stock Purchasers shall have been materially false when made or on and as of the closing date.

     Upon termination of the Entrust Financial Stock Purchase Agreement, the obligations of the parties are terminated without any further liability of any party to the other parties. However, such termination shall not relieve any party from liability for breach of the Entrust Financial Stock Purchase Agreement.

Expenses

     The parties shall each bear their own costs and expenses incurred in connection with the Entrust Financial Stock Purchase Agreement.

Amendment

     The Entrust Financial Stock Purchase Agreement may be amended, modified, altered or supplemented only by written agreement of Entrust Financial and the ENFN Stock Purchasers.

Assignment

     The Entrust Financial Stock Purchase Agreement may not be assigned by any party without the prior written consent of the other parties thereto, except that ENFN Stock Purchasers may assign the Entrust Financial Stock Purchase Agreement to an affiliate of such ENFN Stock Purchaser reasonably acceptable to Entrust Financial.

PROPOSAL 3—APPROVAL OF THE ARTICLES AMENDMENT

Entrust Financial’s Reasons for the Articles Amendment

     As of May 1, 2005, Entrust Financial had 50,000,000 shares of common stock authorized for issuance under its Articles of Incorporation, as amended, 2,612,295 of which were outstanding. In order to consummate the Entrust Financial Stock Sale contemplated by Proposal 2, Entrust Financial needs to increase its authorized shares of common stock to allow for the issuance of 49,500,000 shares to the ENFN Stock Purchasers.

     The proposed amendment to Entrust Financial’s Articles of Incorporation is included as Appendix C to this proxy statement. The amendment increases the authorized number of shares of Entrust Financial to 100,000,000. The Amendment does not effect any other material changes to Entrust Financial’s Articles of Incorporation.

     If the shareholders do not approve the Articles Amendment, the Entrust Financial Stock Sale will not be consummated and the Entrust Financial shareholders as of the proposed future record date to be set prior to the closing of the Entrust Financial Stock Sale will not receive the proposed dividend of $400,000 in the aggregate.

     Assuming that the shareholders approve the Articles Amendment, as well as the Entrust Mortgage Sale and the Entrust Financial Stock Sale, the Articles Amendment will be filed with the Colorado Secretary of State as promptly as practicable following the special meeting.

Vote Required for Approval

     The affirmative vote of the shareholders having a majority of the voting power of all shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Articles Amendment. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Approval and Recommendation of the Board of Directors

     At a meeting held on May 6, 2005, our Board of Directors unanimously:

o	determined that the Articles Amendment is fair to, and in the best interests of, Entrust Financial and its shareholders;

o	authorized and approved the Articles Amendment; and

o	determined to recommend that the shareholders of Entrust Financial vote FOR the approval of the Articles Amendment at the special meeting.

The  Board of Directors recommends that you vote FOR the approval of the Articles Amendment.

SPECIAL MEETING INFORMATION

Proposals to be Considered at the Special Meeting

     At the special meeting, the shareholders will be asked to consider and vote upon the following proposals:

     1. To approve the Stock Purchase Agreement (the “Entrust Mortgage Stock Purchase Agreement”) by and among the Company, Entrust Mortgage, Inc., a wholly-owned subsidiary of the Company (“Entrust Mortgage”) and BBSB, LLC (“BBSB”) and the transactions contemplated thereby, including the sale of all shares of Entrust Mortgage to BBSB in exchange for the cancellation of any and all obligations of the Company to BBSB and Entrust Mortgage and the assumption of certain obligations of the Company to third-parties (the “Entrust Mortgage Sale”).

     2. To approve the sale and issuance, in a private placement to Arnold P. Kling and R&R Biotech Partners, LLC (collectively, the “ENFN Stock Purchasers”), of 49,500,000 shares of our common stock in exchange for aggregate gross proceeds to Entrust Financial of $500,000 (the “Entrust Financial Stock Sale”).

     3. To approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock to 100,000,000 in order to complete the Entrust Financial Stock Sale (the “Articles Amendment”).

Voting Rights; Quorum; Vote Required for Approval

     Shareholders of record at the close of business on _______ __, 2005, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting. On the record date, there were ____ holders of record of Entrust Financial common stock and __________ shares of Entrust Financial common stock outstanding. Each share of common stock entitles the holder to cast one vote at the special meeting. There are no other voting securities of Entrust Financial.

     Shareholders may vote at the special meeting either in person or by proxy. However, if your shares are held for you by a bank, broker or other so-called “nominee” holder:

o	you must instruct your bank, broker or other nominee to vote your shares by following the procedures specified by the nominee for voting; or

o	if you want to vote in person at the meeting, you must request a proxy card in your name from your bank, broker or other nominee.

     The presence in person or by proxy of the holders of a majority in voting power of the common stock outstanding on the record date is necessary to constitute a quorum at the special meeting. If there is no quorum, business cannot be conducted at the special meeting and the proposals cannot be voted on. Abstentions and so-called “broker non-votes” will be counted for the purpose of establishing a quorum at the special meeting.

     For Proposal 1, Under Colorado law, the Stock Purchase Agreement and the Entrust Mortgage Sale must be approved by the holders of a majority of the outstanding shares of Entrust Financial common stock entitled to vote. Abstentions and broker non-votes therefore effectively will be votes against the approval of the Entrust Mortgage Sale. Because a broker, bank or other nominee cannot vote without instructions, your failure to give instructions has the same effect as a vote against the Entrust Mortgage Sale.

     Under Colorado law, the affirmative vote of the shareholders having a majority of the voting power of all shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve Proposal 2 and Proposal 3. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Voting and Revocation of Proxies

     All shares of Entrust Financial common stock represented by properly executed proxies received by Entrust Financial and not revoked prior to or at the special meeting will be voted in accordance with the instructions marked on the proxies. If no instructions are given, the proxy will be voted FOR each of the proposals set forth above.

     A shareholder may revoke a proxy:

o

by delivering to Entrust Financial’s corporate secretary (at 6795 E. Tennessee Ave., 5th Floor, Denver, Colorado 80224) a later-dated signed proxy card or a written revocation prior to the vote at the special meeting; or

o	by attending the special meeting and voting in person; or

o	if a shareholder has instructed a bank, broker or other nominee holder to vote his or her shares, by following the procedures to change a vote specified by the nominee holder.

     Attending the special meeting in person will not alone revoke a proxy. You must take one of the actions specified above to validly revoke a proxy. Revoking a proxy after the vote is taken at the special meeting will not have any effect.

     The Board of Directors is not currently aware of any business to be brought before the special meeting other than the proposals set forth above. However, if other matters are properly presented, the persons named as proxies in the proxy card will have the discretionary authority to vote in accordance with their judgment on any such matters.

Proxy Solicitation

     Entrust Financial has engaged Regan & Associates, Inc., 505 8th Avenue, Floor 12A, New York, New York 10018, to solicit proxies and to distribute proxy materials for the special meeting. Regan & Associates may also provide consulting and analytic services to Entrust Financial and provide solicitation services with regard to banks, brokers, institutional investors and individual shareholders.

     Proxies may be solicited by Regan & Associates or by directors, officers and employees of Entrust Financial, in person, by mail, telephone or telegraph, over the internet or by facsimile. Directors, officers and employees of Entrust Financial will not be specifically compensated for their services. Entrust Financial anticipates that banks, brokers, nominees, custodians and fiduciaries will forward proxy soliciting material to beneficial owners of the common stock and that such persons will be reimbursed by Entrust Financial for the expenses incurred in doing so.

     The expense of soliciting proxies from shareholders, as well as preparing and mailing the notice of special meeting, the proxy statement and the proxy cards, will be paid by Entrust Financial. Entrust Financial has agreed to pay Regan & Associates, Inc. a fee of $4,000 plus reasonable out-of-pocket expenses for assisting in the solicitation of proxies.

INFORMATION ABOUT ENTRUST FINANCIAL

     Entrust Financial Services, Inc., is a publicly traded (OTCBB:ENFN) holding company with a core focus on wholesale mortgage banking, through its wholly-owned subsidiary, Entrust Mortgage, Inc. Entrust Mortgage markets consumer financial products, including first and second mortgages, and home equity loans. Entrust Mortgage specializes in limited documentation loans for good credit quality borrowers. Entrust Mortgage is licensed as a mortgage banker in 38 states and provides loan services to more than 600 contracted mortgage brokers.

     The Company was founded in 1996, under the laws of Colorado, as Centennial Banc Share Corp., for the purpose of operating as a mortgage broker. In April 1999, the Company acquired Entrust Mortgage, Inc. and expanded its business into the wholesale mortgage banking area. The principal offices of each of Entrust Financial and Entrust Mortgage are located at 6795 E. Tennessee Ave., 5th Floor, Denver, Colorado 80224, and the telephone number of each of Entrust Financial and Entrust Mortgage is (303) 322-6999.

     Entrust Financial is subject to the informational reporting requirements of the Exchange Act and, in accordance with the Exchange Act, files reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information, including the Form 10-KSB filed by Entrust Financial on March 25, 2005 can be inspected and copies made at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can also be obtained from the Public Reference Room of the Securities and Exchange Commission at its Washington address at prescribed rates. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of these materials also may be obtained without charge at the Securities and Exchange Commission’s website at www.sec.gov.

Beneficial Ownership of Principal Shareholders and Management

     The following sets forth the number of shares of Entrust Financial’s $.0000001 par value common stock beneficially owned by (i) each person who, as of March 31, 2005, was known by us to own beneficially more than five percent (5%) of its common stock; (ii) the individual officers and directors of Entrust Financial; and (iii) the officers and directors as a group. As of March 31, 2005, there were 2,612,295 common shares issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1) (2)	Percent of Class
Scott J. Sax	639,000	24.5
6795 E. Tennessee Ave
Fifth Floor
Denver, Colorado 80224
Linda Elliot	8,500	*
6795 E. Tennessee Ave
Fifth Floor
Denver, Colorado 80224
Kate Longenecker	8,500	*
6795 E. Tennessee Ave
Fifth Floor
Denver, Colorado 80224
Steve Johnson	8,500	*
6795 E. Tennessee Ave
Fifth Floor
Denver, Colorado 80224
Krista Sweat	3,000	*
6795 E. Tennessee Ave
Fifth Floor
Denver, Colorado 80224
Jeffrey D. Rudolph (3)	35,000	1.3
6795 E. Tennessee Ave
Fifth Floor
Denver, Colorado 80224
Officers and Directors as a Group	63,500	2.4
(6 Persons) (4)

*Less than 1% ownership.

(1) All ownership is beneficial and of record, unless indicated otherwise.

(2) Beneficial owner listed above has sole voting and investment power with respect to the shares shown, unless otherwise indicated.

(3) Includes 35,000 shares subject to options exercisable within 60 days of March 31, 2005.

(4) Includes 35,000 shares subject to options held by Mr. Rudolph exercisable within 60 days of March 31, 2005.

INFORMATION ABOUT BBSB

     BBSB is a Colorado limited liability company. It was formed in 2002 for the purpose of making a loan to Entrust Financial. Currently, BBSB has no other operations.

INFORMATION ABOUT THE ENFN STOCK PURCHASERS

     Arnold P. Kling is a resident of the State of New York. Mr. Kling is the President of Adelphia Holdings, LLC, a privately-held merchant banking firm located in New York, New York.

     R&R Biotech Partners, LLC is a Delaware limited liability company that is affiliated with Rodman & Renshaw LLC, a privately-held, full service investment bank formed in 1951 and located in New York, New York.

OTHER MATTERS

Other Matters at the Special Meeting

     If any other matters properly come before the special meeting, it is the intention of the proxy holders, identified in the proxy card, to vote in their discretion on such matters pursuant to the discretionary authority granted pursuant to the proxy card and permitted under applicable law. Entrust Financial does not have notice of any such matters at this time.

Future Shareholder Proposals

     The next annual meeting of shareholders will be held only if the Stock Purchase Agreement, the Entrust Financial Stock Sale, and the Articles Amendment are not approved or the related transactions are otherwise not completed as described in this proxy statement. Rule 14a-8 promulgated under the Exchange Act requires that we include certain shareholder proposals in our proxy statement for an annual shareholders’ meeting if the proposal is submitted prior to the deadline calculated under the rule. Because the date of the annual meeting, if any, would be more than 30 days after the date of the 2004 annual shareholders’ meeting, shareholders desiring to submit their proposals to be considered for inclusion in our proxy statement relating to that meeting must deliver their proposals to Entrust Financial by a deadline which is within a reasonable time prior to printing the proxy statement relating to the meeting. Entrust Financial would expect to announce the applicable deadline in the next Form 10-QSB filing prior to printing the proxy statement for such a meeting.

     Securities and Exchange Commission rules also establish a different deadline relating to a proxy holder’s discretionary voting authority on shareholder proposals that are not intended to be included in the proxy statement (the “Discretionary Vote Deadline”). If a shareholder gives notice of such a proposal after the Discretionary Vote Deadline, Entrust Financial’s proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the next annual meeting of shareholders. Because the date of the annual meeting, if any, would be more than 30 days after the date of the 2004 annual meeting of shareholders, the Discretionary Vote Deadline would be a reasonable time prior to printing the proxy statement relating to the meeting.

Reliance on Information Contained Herein

     You should rely only on the information contained or incorporated by reference in this proxy statement when considering how to vote your shares at the special meeting. Entrust Financial has not authorized anyone to provide you with information that is different from what is contained in this proxy statement.

     This proxy statement is dated ________ __, 2005. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

By Order of the Board of Directors, Jeffrey D. Rudolph Chief Executive Officer

Denver, Colorado
____________, 2005

APPENDIX A

Entrust Mortgage Stock Purchase Agreement

STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (“Agreement”) is entered into as of March 4, 2005, by and among BBSB, LLC, a Colorado limited liability company (“Purchaser”), ENTRUST FINANCIAL SERVICES, INC., a Colorado corporation (“Seller”), and ENTRUST MORTGAGE, INC., a Colorado corporation (the “Company”). Certain capitalized terms used in this Agreement but not defined herein are defined on Exhibit A.

RECITALS

     A.   The Company is in the wholesale and retail mortgage lending business (the "Business");

     B.   Seller owns all of the issued and outstanding common stock of the Company; and

     C.   Purchaser wishes to purchase, and Seller desires to sell, such stock on the terms set forth in this Agreement.

AGREEMENT

     Purchaser, Seller and the Company, intending to be legally bound, agree as follows:

SECTION 1. SALE AND PURCHASE OF STOCK

      1.1 Sale and Purchase of Stock. At the Closing, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, all of the issued and outstanding capital stock of the Company (the “Stock”) free and clear of all Encumbrances and in accordance with this Agreement.

      1.2 Purchase Price. As consideration for the sale and purchase of the Stock, at the Closing, (i) any and all obligations of Seller to Purchaser shall be unconditionally cancelled and satisfied in full, including, without limitation, any and all obligations of Seller to Purchaser under, or related to, the Amended and Restated Convertible Promissory Note with an original principal amount of $2,000,000 payable to Purchaser by Seller dated as of April 1, 2004 (the “BBSB Note”), (ii) any and all obligations of Seller to the Company as of the Closing shall be unconditionally cancelled and satisfied in full, and (iii) any and all obligations of Seller to third parties shall be assumed by the Company pursuant to the Assumption Agreement attached hereto as Exhibit B.

      1.3 Transfer Taxes. Any transfer taxes, stamp duties, filing fees, registration fees, recordation expenses, escrow fees or other similar taxes, fees, charges or expenses incurred by Seller, the Company or any other party in connection with the transfer of the Stock to Purchaser or in connection with any of the other transactions contemplated by this Agreement shall be borne and paid 50% by Purchaser and 50% by the Company.

1

SECTION 2. CLOSING

     Unless this Agreement has been terminated and the transactions herein contemplated have been abandoned pursuant to Section 9, and subject to the satisfaction or waiver of the conditions set forth in Sections 7 and 8, the closing of the transactions contemplated by Section 1 (the “Closing”) will take place at 12:00 noon on the first business day after satisfaction or waiver of the conditions set forth in Sections 7 and 8, and shall be held at the offices of Kendall, Koenig & Oelsner, 1675 Broadway, Suite 750, Denver, Colorado 80202, or at such other place, time and/or date as may be jointly designated by Purchaser and Seller.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF SELLER

     As a material inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated herein, subject to the limitations set forth in Section 10, Seller represents and warrants to Purchaser, except as disclosed or otherwise referred to in the Disclosure Schedule to be delivered to Purchaser on or prior to 5:00 p.m. Colorado time on March 11, 2005, as follows:

      3.1 Organization, Qualification and Authority. Each of Seller and the Company is a corporation duly incorporated and validly existing under the laws of Colorado, and is in good standing and duly qualified to do business as a foreign corporation in all jurisdictions in which it is doing business except where the failure to be so qualified could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each of Seller and the Company has full power and authority to own, lease and operate its assets as presently owned, leased and operated, and to carry on the Business as it is now being conducted. Subject to receipt of shareholder approval pursuant to Section 5.3, each of Seller and the Company has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement, to consummate the transactions contemplated on the part of Seller and the Company hereunder, and to take all actions necessary to permit or approve the actions of Seller and the Company taken in connection with this Agreement. Except for the approval of Seller’s shareholders, no other action, consent or approval on the part of Seller, the Company or any other Person, is necessary to authorize Seller’s or the Company’s due and valid execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith. This Agreement and all other agreements and documents executed in connection herewith by Seller and the Company, upon due execution and delivery thereof, shall, subject to the terms and conditions set forth herein, constitute the valid and binding obligations of Seller and the Company, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

      3.2 Capitalization; Title to Stock. Seller owns all of the Stock free and clear of all Encumbrances. The Stock has been validly issued, fully paid and nonassessable. Immediately following the Closing, Purchaser will own 100% of the capital stock of the Company. Except for the Stock, neither Seller nor the Company owns any capital stock, security, interest or other right, or any option or warrant convertible into the same, of any corporation, partnership, joint venture or other business enterprise. Except for the Stock, there are no shares of capital stock of the Company or any securities convertible into shares of capital stock of the Company issued or outstanding and no Person has any option or other right to purchase from the Company or from Seller, or to require the Company or Seller to issue, any additional shares of the Company’s capital stock.

2

      3.3 No Violations. The execution and delivery of this Agreement and the performance by the Company and Seller of their respective obligations hereunder (i) do not and will not conflict with or violate any provision of the articles of incorporation, bylaws or similar organizational documents of the Company or Seller, and (ii) do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any Encumbrance upon the capital stock or assets of the Company or Seller pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Authority or other third party pursuant to, any law, statute, rule or regulation or any Contract, instrument, order, judgment or decree to which the Company or Seller is subject or by which any of its respective assets are bound, except where the failure to so obtain any such authorization, consent, approval, exemption or other action, or deliver any such notice, would not result in a Material Adverse Effect to Seller, the Company or the Business.

      3.4 Compliance with Laws. Neither the Company nor Seller has made any (i) kickback, bribe, or payment to any person or entity in violation of any federal, state, local or foreign laws, rules or regulation, directly or indirectly, for referring, recommending or arranging business or customers with, to or for the Company or Seller or (ii) other illegal payment. Each of the Company and Seller is in compliance (without obtaining waivers, variances or extensions) with, all federal, state, local and foreign laws, rules and regulations which relate to the operations of the Business, except where the failure to be in compliance would not result in a Material Adverse Effect to Seller, the Company or the Business.

      3.5 Financial Statements. The Financial Statements have been prepared in accordance with GAAP and present fairly the financial position of the Company as of December 31, 2004 and the results of its operations for the year then ended, in substantial conformity with the accounting principles referred to in the notes thereto, and the Company does not have any material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) that are not either (i) reflected or fully reserved against on the Financial Statements or incurred in the ordinary course of the Business subsequent to the date of the Financial Statements or (ii) set forth in the Disclosure Schedule. Audited financial statements of Seller and the Company (on a consolidated basis) for the period ended December 31, 2004 will be delivered to Purchaser as soon as they are available (but in any event within thirty (30) days of the date hereof).

      3.6 No Material Adverse Change. Between December 31, 2004 and the date of this Agreement:

     (a) the Company has not entered into any material transaction outside the ordinary course of the Business, except for (i) transactions contemplated by or relating to contracts or other matters referred to in the Disclosure Schedule, and (ii) Excluded Transactions;

3

     (b) there has occurred no Material Adverse Effect on the financial condition of the Company, except to the extent that any such change is seasonal in nature or has arisen from or relates to (i) any transaction contemplated by or relating to any contract or other matter referred to in the Disclosure Schedule, or (ii) any Excluded Transaction;

     (c) there has been no sale, lease, transfer or other disposition by the Company of, or mortgages or pledges of or the imposition of any Encumbrance on, any portion of the assets of the Company, other than the sale or resale of mortgage loans in the ordinary course of business;

     (d) there has been no increase in the compensation payable by the Company to any of the Company’s employees, directors, independent contractors or agents, or any increase in, or institution of, any bonus, insurance, pension, profit-sharing or other employee benefit plan or arrangements made to, for or with the employees, directors or independent contractors of the Company other than in the ordinary course of the Business;

     (e) there has been no adjustment or write-off of account receivables or reduction in reserves for account receivables outside of the ordinary course of the Business or any material change in the collection, payment or credit experience or practices of the Company;

     (f) there has been no payment by the Company of any dividend, distribution or extraordinary or unusual disbursement or expenditure or intercompany payable to Seller or any other Person other than expenses incurred in connection with this Agreement and the transactions contemplated herein, or expenses incurred by the Company on Seller’s behalf, and distributions made by the Company to Seller, in the ordinary course of business consistent with past practice; provided, however, that any such distributions made by the Company to Seller since September 30, 2004 will be set forth on the Disclosure Schedule;

(g) there has been no merger, consolidation or similar transaction;

(h) there has been no federal, state or local statute, rule, regulation, order or case adopted, promulgated or decided which adversely affects the Company’s assets or Business;

(i) there has been no termination, waiver or cancellation of any material rights or claims of the Company, under Contract or otherwise other than in the ordinary course of the Business;

(j) there has been no incurrence of indebtedness for borrowed money, other than pursuant to pre-existing revolving credit facilities; or

(k) there has been no commitment (written or oral) with respect to any of the foregoing.

4

      3.7 SEC Filings. Seller’s SEC Reports (i) at the time filed or if amended or superseded by a later filing, as of the date of the last such amendment or filing, complied as to form in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and (ii) did not at the time they were declared effective or filed, as the case may be, or if amended or superseded by a later filing, as of the date of the last such amendment or such filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of Seller included in the SEC Reports fairly present, in all material respects, the consolidated financial position of Seller and the Company, as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein) in conformity with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). Seller has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as may be required by GAAP.

      3.8 Licenses and Permits. The Company has all local, state, federal and foreign licenses, permits, registrations, certificates, contracts, consents, accreditations and approvals (collectively, the “Licenses and Permits”) necessary for the Company to operate and conduct the Business except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. There is no material default on the part of the Company, Seller or to the Company’s or Seller’s Knowledge, any other party under any of the Licenses and Permits. To the Company’s and Seller’s Knowledge, there exist no grounds for revocation, suspension or limitation of any of the Licenses or Permits. No notices have been received by the Company or Seller with respect to any threatened, pending, or possible revocation, termination, suspension or limitation of the Licenses and Permits. The transactions contemplated hereby will not have a Material Adverse Effect on the Company’s right to utilize the Licenses and Permits or the Business as a result of the Closing. The transfer and sale of the Stock will not alter, terminate, or cause a default under, any such License and Permits. True and complete copies of all material Licenses and Permits have been delivered to Purchaser.

      3.9 Company Assets. The Company has good and marketable title to its assets, free and clear of all Encumbrances other than Permitted Liens. The Company’s assets are sufficient to conduct the Business as presently conducted. No assets utilized by the Company are owned by or in the possession of Seller. The accounts receivable of the Company represent bona fide obligations arising in the ordinary course of the Business, and, to the best of the Knowledge of the Company and Seller, are fully collectible in the ordinary course, net of applicable reserves, which reserves have been appropriately accounted for on the Financial Statements based upon the good faith estimates and information available to the Company’s management. The assets reflected on the Financial Statements constitute all of the material assets, properties and other rights used in the conduct of the Business.

5

      3.10 Contracts. Each Contract entered into by the Company is valid, binding and enforceable and in full force and effect, except where failure to be valid, binding and enforceable and in full force and effect would not reasonably be expected to have a Material Adverse Effect and there are no defaults by the Company or, to Seller’s Knowledge, another party thereto, thereunder, except those defaults that would not reasonably be expected to have a Material Adverse Effect and except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity. Except as set forth in the Disclosure Schedule or the SEC Reports, the Company is not a party to or bound by any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, the Company is entitled to conduct all or any material portion of the business of the Company. All Contracts which are material, individually or in the aggregate, to the business, financial condition, results of operations or prospects of the Company taken as a whole, are filed as exhibits to the SEC Reports or listed in the Disclosure Schedule. The transfer and sale of the Stock will not alter, terminate, or cause a default under, any such Contracts. True and complete copies of all material Contacts of the Company have been delivered to Purchaser.

      3.11 Intellectual Property. The Company (i) owns and possesses all right, title and interest in and to, or has a written and enforceable license to use, all of the Proprietary Rights of the Business, free and clear of all Encumbrances (other than Permitted Liens), (ii) has not received any notice of any claim by any third party contesting the validity, enforceability, use or ownership of any Proprietary Rights used in connection with the Business, nor to the Company’s or Seller’s Knowledge, is any such claim threatened, (iii) to the Company’s or Seller’s Knowledge, has not infringed, misappropriated or otherwise conflicted in any material respect with any Proprietary Rights of any third party, nor, to the Company’s or Seller’s Knowledge, will any such infringement, misappropriation or conflict occur as a result of the continued operation of the Business as conducted or as currently proposed to be conducted, and (iv) has made the necessary filings and recordations and has paid all required fees to record and maintain its ownership of all registered Proprietary Rights used in the Business. All Proprietary Rights will be owned by or available for use by the Company immediately subsequent to the Closing on identical terms and conditions as currently owned or used.

      3.12 Real Property. The Disclosure Schedule sets forth a complete and correct list of all real properties or premises that are leased or utilized in whole or in part by the Company. The properties listed in the Disclosure Schedule constitute all the real properties utilized in connection with the Business. Complete and correct copies of all mortgages, deeds of trust, leases, guarantees of lease and other documents concerning such real property have been provided to Purchaser. The Company does not own any real property in fee. Each lease of premises utilized by the Company in connection with the Business is legal, valid and binding in all material respects, as between the Company and the other party or parties thereto except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity, and the Company is a tenant or possessor in good standing thereunder, free of any material default or breach on the part of the Company and, to the Company’s and Seller’s Knowledge, free of any material default or breach on the part of the lessors thereunder, and quietly enjoys the premises provided for therein.

      3.13 Employees. The Disclosure Schedule sets forth (i) a complete list of all of the Company’s employees and rates of pay, (ii) true and correct copies of any and all fringe benefits and personnel policies, (iii) the employment dates and job titles of each such person, (iv) categorization of each such person as a full time or part time employee of the Company, and (v) whether any such person has an employment agreement. For purposes of this Section, “part time employee” means an employee who is employed for an average of fewer than 20 hours per week or who has been employed for fewer than six (6) of the twelve (12) months preceding the date on which notice is required pursuant to the “Worker Adjustment and Retraining Notification Act”, 29 U.S.C. Section 2102 et seq. Except as set forth on the Disclosure Schedule, the Company has no employment agreements with its employees and all such employees are employed on an at “at will” basis. The Disclosure Schedule sets forth all former employees of the Company utilizing or eligible to utilize COBRA health insurance. The Disclosure Schedule sets forth a complete list of all of the Company’s employee benefits plans. All such plans have been administered in material compliance with applicable laws.

6

      3.14 Taxes. Each of Seller and the Company has filed or will timely file all federal, state and local tax returns and tax reports required to be filed and the Company has paid all taxes, assessments, governmental charges, penalties, interest and fines due or claimed to be due by any Governmental Authority. There is no pending tax examination or audit of, nor any action, suit, investigation or claim asserted or, to the Company’s or Seller’s Knowledge, threatened against the Company or Seller by any Governmental Authority; and neither Seller nor the Company has been denied any extension of the limitation period applicable to any tax claims.

      3.15 Insurance. The Company and Seller have in effect and have continuously maintained insurance coverage for its respective operations, personnel, assets, and for the Business. Neither the Company nor Seller is in default or breach with respect to any provision contained in any such insurance policies, and neither the Company nor Seller has failed to give any notice or to present any claim thereunder in due and timely fashion. Neither the Company nor Seller has received any notice of the intent of any insurance company to not renew or to cancel any insurance policies for the Company or Seller or materially increase the premiums thereunder and none of the insurance policies shall terminate as a result of the transactions contemplated hereby. The Company and Seller have timely made all material claims under such insurance policies. No letters of credit have been posted or cash restricted for the benefit of any such insurance policies.

      3.16 Actions and Proceedings. Except as set forth in the Disclosure Schedule and the SEC Reports, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Authority against Seller or the Company, any of their properties, assets or business, or, to Seller’s Knowledge, any of Seller or the Company’s current or former directors or officers or any other person whom Seller or the Company has agreed to indemnify (with respect to such indemnification obligation), as such, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in the SEC Reports, to Seller’s Knowledge, there are no actions, suits or legal, administrative, regulatory or arbitration proceedings pending or threatened against Seller or the Company, any of their properties, assets or business, or, to Seller’s Knowledge, any of Seller’s or the Company’s current or former directors or officers or any other person whom Seller or the Company has agreed to indemnify, as such, that relates to the transactions contemplated by this Agreement or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To Seller’s Knowledge, there are no facts or circumstances specific to Seller or the Company which, if known to a third party, would reasonably be expected to result in such a suit or proceeding which could be expected to have a Material Adverse Effect.

7

      3.17 Brokers. Neither the Company nor Seller has retained any broker or finder in connection with any of the transactions contemplated by this Agreement, and neither the Company nor Seller has incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.

      3.18 No Omissions or Misstatements. None of the information included in this Agreement and the schedules and exhibits hereto, or other documents furnished or to be furnished by the Company or Seller contains any untrue statement of a material fact or omits to state any material fact necessary or is misleading in any material respect in order to make any of the statements herein or therein not misleading in light of the circumstances in which they were made. Copies of all documents referred to in any schedule hereto have been delivered or made available to Purchaser and constitute true, correct and complete copies thereof and include all amendments, schedules, appendices, supplements or modifications thereto or waivers thereunder.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER

     As a material inducement to Seller and the Company to enter into this Agreement and to consummate the transactions contemplated herein, Purchaser represents and warrants to Seller and the Company as follows:

      4.1 Organization, Qualification and Authority. Purchaser is a limited liability company duly formed and validly existing under the laws of Colorado, and is in good standing and duly qualified to do business in Colorado. Purchaser has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement and to consummate the transactions contemplated on the part of Purchaser hereunder. No other action, consent or approval on the part of Purchaser or any other Person, is necessary to authorize Purchaser’s due and valid execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection hereto. This Agreement and all other agreements and documents executed in connection herewith by Purchaser, upon due execution and delivery thereof, shall constitute the valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity. Purchaser’s financial resources are sufficient to enable it to purchase the Stock.

      4.2 Access. Purchaser and its Associates have been given full access to the assets, books, records, Contracts, directors and employees of the Company, and have been given the opportunity to meet with officers and other representatives of Seller and the Company for the purpose of investigating and obtaining information regarding the Business, operations and legal affairs.

      4.3 Brokers. Purchaser has not retained any broker or finder in connection with any of the transactions contemplated by this Agreement, and Purchaser has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.

8

      4.4 Accredited Investor. Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act.

      4.5 Acquisition of the Stock. Purchaser is acquiring the Stock for its own account and for investment, and not with a view to, or for sale in connection with, any distribution of any of such Stock.

SECTION 5. PRE-CLOSING COVENANTS OF SELLER

     Seller agrees that, between the date of this Agreement and the Closing Date:

      5.1 Conduct of Business. Except as contemplated by this Agreement or with Purchaser’s prior written consent (which shall not be unreasonably withheld), the Company shall, and Seller shall use its commercially reasonable best efforts to cause the Company to:

           (a) conduct the Business only in the usual, regular and ordinary course in substantially the same manner as heretofore conducted;

           (b) preserve and maintain all Proprietary Rights used in the Business substantially in accordance with current business practices;

          (c) preserve and maintain all Licenses and Permits used in the Business substantially in accordance with current business practices;

           (d) comply in all material respects with all statutes, laws, ordinances, rules, regulations, Licenses and Permits applicable to the Business;

           (e) perform in all material respects all obligations under leases, agreements, Contracts and instruments relating to or affecting the Business;

           (f) maintain the books of account and records of the Business in the usual, regular and ordinary manner;

           (g) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried with respect to the Business;

           (h) not (i) enter any employment agreement or commitment to employees of the Business or effect any increase in the compensation or benefits payable or to become payable (whether oral or written) to any officer, director or employee of the Business other than increases in non-officer employee compensation effected in the ordinary course of business or (ii) modify or amend, or waive any benefit of, any non-competition agreement to which the Company or Seller is a party;

(i) not (i) amend its articles of incorporation, bylaws or other organizational documents, (ii) split, combine or reclassify any shares of its outstanding capital stock, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeem or otherwise acquire any shares of its capital stock; 9

9

           (j) not issue any securities in the Company or any securities convertible into securities of the Company;

           (k) not merge, combine or consolidate with any Person other than pursuant to a Superior Proposal or as otherwise permitted pursuant to the terms of this Agreement;

           (l) not engage in any transaction with any Associate of the Company or any Associate of Seller, other than transactions between the Company and Seller related to this Agreement or the transactions contemplated herein;

           (m) not (i) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary course of business and consistent with past practice and not to exceed $25,000 or otherwise enter into any material Contract, commitment or transaction, other than an Excluded Transaction, exceeding $25,000 individually and $250,000 in the aggregate or (ii) sell, lease, license, waive, release, transfer, encumber (other than Permitted Encumbrances) or otherwise dispose of any of its material assets, equipment or other tangible personal property of the Business other than in the ordinary course of business and consistent with past practices and not to exceed $100,000 in the aggregate;

           (n) not (i) incur, assume or prepay any indebtedness (other than trade debt in amount not to exceed $25,000 in the aggregate) or any other material liabilities other than (A) accounts payable and payments under credit facilities existing on the date hereof in the ordinary course of business and consistent with past practice, (B) accounts payable and payments incurred in connection with the negotiation and documentation of this Agreement and the consummation of transactions contemplated herein (including the preparation of the Proxy Statement), including, without limitation, attorneys fees, (C) accounts payable and payments pursuant to the repurchase of loans in the ordinary course of business and consistent with past practice or (D) payments pursuant to the BBSB Note, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any Person or (iii) make any loans, advances or capital contributions to, or investments in, any Person, other than in the ordinary course of business and consistent with past practices and not to exceed $25,000 individually or in the aggregate;

           (o) not authorize or make any single expenditure or series of related expenditures in excess $100,000, other than payments pursuant to the BBSB Note;

           (p) not sell or otherwise transfer any mortgage loans to secondary investors below face value; and

           (q) not authorize or enter into any commitment with respect to any of the matters described above;

provided, however, that, notwithstanding anything to the contrary contained in this Section 5.1 or elsewhere in this Agreement: (i) the Company may enter into any transaction that is contemplated by or relates to any of the Contracts or other matters referred to in the Disclosure Schedule; and (ii) the Company may enter into any Excluded Transaction.

10

      5.2 Access. Subject to the provisions of the Non-Disclosure Agreement and Section 6, Seller shall, after receiving reasonable advance notice from Purchaser, give Purchaser reasonable access (during normal business hours) to the books, records, Contracts, computer systems and databases, Permits and Licenses, and Associates of the Company and any other information and matters reasonably requested by Purchaser for the purpose of enabling Purchaser to further investigate and inspect, at Purchaser’s sole expense, the Business, assets, operations, financial condition and legal affairs of the Company.

      5.3 Shareholder Approval. In accordance with Seller’s articles of incorporation (“Articles”) and bylaws, Seller shall call and hold a meeting of its shareholders as promptly as practicable for the purpose of voting upon the approval of this Agreement and the transactions contemplated hereby, and Seller shall use its best efforts to hold such shareholder meeting as promptly as practicable after the date on which the Proxy Statement is cleared by the SEC. As promptly as practicable after the date of this Agreement, Seller shall prepare and file with the SEC, and shall use all commercially reasonable efforts to have cleared by the SEC, and promptly thereafter shall mail to Seller’s shareholders, a proxy statement meeting the requirements of Schedule 14A under the Exchange Act (including any preliminary versions thereof, any amendments thereto and any schedules required to be filed in connection therewith) (the “Proxy Statement”) in connection with the meeting of Seller’s shareholders to consider this Agreement (the “Seller Shareholders’ Meeting”). Unless the Company and Seller terminate this Agreement pursuant to Section 9.1(c) or 9.1(f) or the Board of Directors of Seller otherwise determines that it may need to change or modify its recommendation of the approval and adoption of this Agreement and the transactions contemplated hereby to the Company’s shareholders in order to comply with its fiduciary obligations under applicable laws, Seller shall recommend approval and adoption of this Agreement and the transactions contemplated hereby by its stockholders and include in the Proxy Statement such recommendation.

      5.4 Information in Proxy Statement. Seller shall use its commercially reasonable best efforts to ensure that none of the information supplied or to be supplied by Seller or the Company for inclusion in the Proxy Statement to be distributed in connection with the Seller Shareholders’ Meeting to vote upon this Agreement and the transactions contemplated hereby will, at the time of the initial mailing of the Proxy Statement and any amendments or supplements thereto, or at the time of the Seller Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Seller shall use its commercially reasonable best efforts to ensure that the Proxy Statement will comply (with respect to information relating to Seller and the Company) as to form in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, neither Seller nor the Company makes any representations with respect to any statement in the Proxy Statement based upon information supplied by Purchaser for inclusion therein.

      5.5 No Solicitation.

           (a) Beginning thirty (30) days from the date hereof, Seller and the Company shall, and shall cause the Seller Representatives to, immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal.

11

           (b) Beginning thirty (30) days from the date hereof, neither Seller nor the Company shall, and they shall cause the Seller Representatives not to, (i) solicit, initiate, knowingly encourage, or take any other action to knowingly facilitate any inquiries regarding, or the submission of, any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any third party any information or data with respect to, or take any other action to knowingly facilitate the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Notwithstanding the foregoing, if, at any time prior to the Closing Date, Seller or the Company receives an unsolicited bona fide Acquisition Proposal from a third party, Seller may, (x) furnish information with respect to the Company and Seller to such third party and (y) participate in negotiations regarding such Acquisition Proposal. In the event either Seller or the Company receives an Acquisition Proposal (whether oral or written), the receiving party shall promptly (but in any event within two (2) business days) notify Purchaser of the receipt of such Acquisition Proposal.

      5.6 Obtaining Consents, Releases and Terminations. Seller shall use its commercially reasonable best efforts to obtain (i) the Consents set forth on Schedule I hereto, (ii) any and all releases or terminations of any obligations of Seller to any third party other than those specifically excepted under the terms of this Agreement or that will be satisfied prior to Closing and (iii) any and all terminations of any guarantees of Seller of any obligations or liabilities of any third party that will remain unsatisfied or outstanding following the Closing, including, without limitation, obligations or liabilities of the Company.

      5.7 Conditions. Seller shall use its commercially reasonable best efforts to satisfy the conditions set forth in Sections 5.3, 5.5 and 7 as promptly as reasonably practicable.

SECTION 6. PRE-CLOSING COVENANTS OF PURCHASER

     Purchaser agrees that, between the date of this Agreement and the Closing Date:

      6.1 Cooperation. Purchaser shall cooperate fully with Seller, and shall provide Seller with such assistance as Seller may reasonably request, for the purpose of facilitating the performance by Seller of its obligations under this Agreement. Purchaser shall cooperate with Seller to assist Seller in obtaining (i) the Consents set forth on Schedule I hereto and (ii) any and all releases or terminations of any obligations of Seller to any third party other than those specifically excepted under the terms of this Agreement or that will be satisfied prior to Closing and (iii) any and all terminations of any guarantees of Seller of any obligations or liabilities of any third party that will remain unsatisfied or outstanding following the Closing, including, without limitation, obligations or liabilities of the Company.

6.2 Shareholder Meeting. Purchaser will cooperate with Seller in preparing the Proxy Statement and will promptly and timely provide all information relating to the Business or operations necessary for inclusion in the Proxy Statement to satisfy all requirements of applicable state and federal securities laws and regulations.

12

      6.3 Information in Proxy Statement. Purchaser shall use its commercially reasonable best efforts to ensure that none of the information supplied or to be supplied by Purchaser for inclusion in the Proxy Statement to be distributed in connection with the Seller Shareholders’ Meeting to vote upon this Agreement and the transactions contemplated hereby will, at the time of the initial mailing of the Proxy Statement and any amendments or supplements thereto, or at the time of the Seller Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Purchaser shall use its commercially reasonable best efforts to ensure that the Proxy Statement will comply (with respect to information relating to Purchaser) as to form in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, Purchaser makes no representations with respect to any statement in the Proxy Statement based upon information supplied by Seller or the Company for inclusion therein.

      6.4 Investigation. In conducting its investigation of the Business, operations and legal affairs of the Company, Purchaser shall not interfere in any manner with the Business or operations of the Company or with the performance of any of the Company’s employees.

      6.5 BBSB Note. Prior to the earlier of the Closing or the termination of this Agreement, Purchaser shall take no action to (i) convert, or request the conversion of, all or any portion of the BBSB Note into equity of the Company or of Seller, or (ii) accelerate the term of any payment or repayment due thereunder.

      6.6 Conditions. Purchaser shall use its commercially reasonable best efforts to satisfy the conditions set forth in Sections 6.1, 6.2 and 8 as promptly as reasonably practicable.

SECTION 7. CONDITIONS TO OBLIGATION OF PURCHASER TO CLOSE

     The obligation of Purchaser to purchase the Stock and otherwise consummate the transactions that are to be consummated at the Closing is subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived in writing by Purchaser in whole or in part):

      7.1 Accuracy of Representations and Warranties. The representations and warranties of Seller set forth in Section 3 shall be accurate in all material respects as of the Closing Date, except to the extent that any of such representations and warranties refers specifically to a date other than the Closing Date, and except to the extent that the accuracy of any of such representations and warranties is affected by any of the transactions contemplated by this Agreement.

      7.2 Performance. Seller shall have performed, in all material respects, all covenants, agreements and obligations required by this Agreement to be performed by Seller on or before the Closing Date.

      7.3 Consents Obtained. Purchaser shall have received evidence, in form and substance reasonably satisfactory to it, that all material Consents required in connection with this Agreement and the transactions contemplated hereby (including, without limitation, from those third parties listed on Schedule I hereto) have been obtained.

13

      7.4 Approvals. This Agreement shall have been approved by the requisite vote of the shareholders of the Company, as required by the Colorado Act and the Articles, and by the Board of Directors of the Company.

      7.5 Resignation of Directors. Each director of the Company shall have resigned from the Company’s Board of Directors in writing, effective as of the Closing.

      7.6 No Injunction. There shall not be in effect, at the Closing Date, any injunction or other binding order of any Governmental Authority having jurisdiction over Purchaser that prohibits the purchase of the Stock by Purchaser.

      7.7 Due Diligence. Subject to Section 9.1(b), Purchaser shall be satisfied with both (i) the results of its legal, accounting and business due diligence investigations and (ii) the contents of the Disclosure Schedule delivered by the Company and Seller to Purchaser; provided, however, that the conditions set forth in this Section 7.7 to the obligation of Purchaser to purchase the Stock and otherwise consummate the transactions that are to be consummated at the Closing shall unconditionally expire and be of no further force and effect on the date that is thirty (30) days from the date hereof.

      7.8 Stock Certificates. Purchaser shall have received the stock certificates representing the Stock duly endorsed for transfer and accompanied by any applicable documentary stamp tax.

      7.9 Material Adverse Effect. Since December 31, 2004, no Material Adverse Effect shall have occurred; provided, however, that none of the events set forth in Schedule 7.9 hereto shall be considered a Material Adverse Effect or shall be considered in determining whether a Material Adverse Effect shall have occurred.

      7.10 Legal Opinion. Purchaser shall have received a legal opinion dated the Closing Date of Kendall, Koenig & Oelsner, P.C., counsel to the Company and Seller, in form and substance reasonably satisfactory to Purchaser.

SECTION 8. CONDITIONS TO OBLIGATION OF SELLER TO CLOSE

     The obligation of Seller to cause the Stock to be sold to Purchaser and otherwise consummate the transactions that are to be consummated at the Closing is subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived in writing by Seller in whole or in part):

      8.1 Accuracy of Representations and Warranties. The representations and warranties of Purchaser set forth in Section 4 shall be accurate in all material respects as of the Closing Date.

14

      8.2 Performance. Purchaser shall have performed, in all material respects, all covenants, agreements and obligations required by this Agreement to be performed by Purchaser on or before the Closing Date.

      8.3 Shareholder Approval. This Agreement shall have been approved by the requisite vote of the shareholders of the Company, as required by the Colorado Act and the Articles, and by the Board of Directors of the Company.

      8.4 Assumption Agreement. Purchaser shall have executed and delivered to Seller the Assumption Agreement.

      8.5 No Conversion of, or Acceleration of, BBSB Note. BBSB shall not have converted, or requested the conversion of, all or any portion of the BBSB Note into equity of the Company or of Seller. BBSB shall not have demanded payment of any amount due thereunder other than interest payments due under the terms thereof (assuming no default by either Seller or the Company thereunder) in the ordinary course of business prior to Closing.

      8.6 No Injunction. There shall not be in effect, at the Closing Date, any injunction or other binding order of any Governmental Authority having jurisdiction over Seller or the Company that prohibits the sale of the Stock to Purchaser.

      8.7 Legal Opinion. Seller shall have received a legal opinion dated the Closing Date of Brownstein Hyatt & Farber, P.C., counsel to Purchaser, in form and substance reasonably satisfactory to Seller.

SECTION 9. TERMINATION OF AGREEMENT

      9.1 Right to Terminate Agreement. This Agreement may be terminated prior to the Closing:

(a) by the mutual written agreement of Seller, the Company and Purchaser;

     (b) by Purchaser within thirty (30) days of the date hereof in the event that either (i) Purchaser’s due diligence investigation reveals facts or circumstances that, in Purchaser’s reasonable judgment, individually or in the aggregate have a Material Adverse Effect or (ii) Purchaser is not satisfied with the contents of the Disclosure Schedule delivered in accordance with the terms of the preamble to Section 3 above;

(c) by Seller and the Company within thirty (30) days of the date hereof if the Company or Seller receives an Acquisition Proposal during such period;

     (d) by Purchaser at any time after August 30, 2005, if any condition set forth in Section 7 shall not have been satisfied or waived (unless, in the case of any such termination by Purchaser pursuant to this Section 9.1(d), the failure of such event to occur shall have been caused by the action or failure to act by Purchaser, which action or failure to act constitutes a breach of Purchaser’s obligations under this Agreement);

15

     (e) by Seller and the Company at any time after August 30, 2005, if any condition set forth in Section 8 shall not have been satisfied or waived (unless, in the case of any such termination by Seller pursuant to this Section 9.1(e), the failure of such event to occur shall have been caused by the action or failure to act by Seller, which action or failure to act constitutes a breach of Seller’s obligations under this Agreement);

     (f) by Purchaser if (i) there has been a breach by Seller or the Company of any of its respective representation or warranties, or covenants or agreements set forth in this Agreement the effect of which is Material Adverse Effect, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Purchaser to Seller, or (ii) the Board of Directors of Seller (x) fails to recommend the approval and adoption of this Agreement and the transactions contemplated hereby to Seller’s stockholders in accordance with Section 5.3 hereof, or (y) withdraws or amends or modifies in a manner adverse to Purchaser its recommendation or approval in respect of this Agreement or the transactions contemplated hereby;

(g) by Purchaser, or Seller and the Company, if Seller’s shareholders do not approve this Agreement and transactions contemplated hereby at the Seller Shareholders’ Meeting;

     (h) by Seller and the Company if there has been a breach by Purchaser of any of its representations or warranties, covenants or agreements set forth in this Agreement the effect of which is a Material Adverse Effect, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Seller to Purchaser;

(i) by Seller and the Company at any time prior to the Closing Date in the event Seller receives a Superior Proposal; or

(j) by Purchaser upon the occurrence of an Event of Default (as defined in the BBSB Note) under the terms of the BBSB Note.

9.2 Effect of Termination.

(a) Upon the termination of this Agreement pursuant to Section 9.1:

               (i) Purchaser shall promptly cause to be returned to Seller all documents and information obtained in connection with this Agreement and the transactions contemplated by this Agreement and all documents and information obtained in connection with Purchaser’s investigation of the Business, operations and legal affairs, including any copies made by Purchaser of any such documents or information; and

               (ii) neither party hereto shall have any obligation or liability to the other party hereto, except that (1) Seller and the Company shall remain liable for the payment of Purchaser’s expenses pursuant to Section 11.14 and (2) in the case of a termination pursuant to Section 9.1(f)(ii) or 9.1(i), Seller shall pay to Purchaser $200,000.00 in cash within ten (10) days of the date of such termination.

16

SECTION 10. EXPIRATION OF REPRESENTATIONS AND WARRANTIES AND RELATED MATTERS

      10.1 Expiration of Representations, Warranties and Covenants. All covenants, representations and warranties set forth in this Agreement shall terminate and expire, and shall cease to be of any force or effect, on the Closing Date, and all liability of the parties hereto with respect to such covenants shall thereupon be extinguished.

      10.2 Maximum Liability of Seller. Absent fraud or willful misconduct, the total amount of the aggregate payments that Seller and the Company can be required to make under or in connection with this Agreement shall be limited in the aggregate to a maximum of $1,600,000.00.

      10.3 No Implied Representations. Purchaser and Seller acknowledge that, except as expressly provided in Sections 3 and 4, neither party hereto, and none of the Associates of either party hereto, has made or is making any representations or warranties whatsoever, implied or otherwise.

SECTION 11. MISCELLANEOUS PROVISIONS

      11.1 Time of Essence. Time is of the essence of this Agreement.

      11.2 Materiality. For purposes of this Agreement and for purposes of Exhibit A to this Agreement, a contract, obligation, liability, transaction, change, breach, encumbrance, proceeding or other matter or event shall not be deemed to be “material” unless the existence or occurrence of such matter or event would, by itself, cause a reasonable purchaser to reverse its decision to enter into a transaction of the type contemplated by this Agreement.

      11.3 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Colorado (without giving effect to principles of conflicts of law).

      11.4 Venue and Jurisdiction. If any legal proceeding or other legal action relating to this Agreement is brought or otherwise initiated, the venue therefor shall be in Denver, Colorado, which shall be deemed to be a convenient forum. Purchaser and Seller hereby expressly and irrevocably consent and submit to the jurisdiction of the courts in Denver, Colorado.

      11.5 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given and duly delivered when received by the intended recipient at the following address (or at such other address as the intended recipient shall have specified in a written notice given to the other party hereto):

               if to Purchaser:

BBSB, LLC 5600 S. Quebec Way, Suite 200B Greenwood Village, CO 80111 Denver, CO 80264 Attn: Geoff Babbitt Fax: (303) 771-3923

17

               with a copy to:

Brownstein Hyatt & Farber, P.C. 410 Seventeenth Street, 22nd Floor Denver, CO 80202 Attn: Adam J. Agron, Esq. Fax: (303) 223-1111

               if to Seller:

Entrust Financial Services, Inc. [contact information to follow]

               with a copy to:

Kendall, Koenig & Oelsner PC 1675 Broadway, Suite 750 Denver, CO 80202 Attn: Paul Koenig, Esq. Fax: (303) 672-0101

               if to the Company prior to the Closing:

Entrust Mortgage, Inc. 6795 E. Tennessee Ave. 5th Floor Denver, CO 80224

               with a copy to:

Kendall, Koenig & Oelsner PC 1675 Broadway, Suite 750 Denver, CO 80202 Attn: Paul Koenig, Esq. Fax: (303) 672-0101

      11.6 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

      11.7 Assignment. Neither party hereto may assign any of its rights or delegate any of its obligations under this Agreement to any other Person without the prior written consent of the other party hereto; provided, however, that Purchaser may assign this Agreement to an affiliate of Purchaser.

18

      11.8 Parties in Interest. Nothing in this Agreement is intended to provide any rights or remedies to any Person (including any employee or creditor of the Company) other than the parties hereto.

      11.9 Severability. In the event that any provision of this Agreement, or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

      11.10 Entire Agreement. This Agreement sets forth the entire understanding of Purchaser and Seller and supersedes all other agreements and understandings between Purchaser and Seller relating to the subject matter hereof and thereof.

      11.11 Waiver. No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

      11.12 Amendments. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of both Purchaser and Seller.

      11.13 Interpretation of Agreement.

           (a) Each party hereto acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement.

           (b) Whenever required by the context hereof, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

           (c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.”

           (d) References herein to “Sections” and “Exhibits” are intended to refer to Sections of and Exhibits to this Agreement.

      11.14 Expenses. Either (i) upon Closing or (ii) upon a termination of this Agreement pursuant to Section 9.1(b), 9.1(c), 9.1(d), 9.1(f), 9.1(g), 9.1(i) or 9.1(j), the Company shall be responsible for the reimbursement of up to $30,0000 of Purchaser’s expenses incurred in connection with the negotiation and documentation of the transaction contemplated by this Agreement (including the preparation of the Proxy Statement), including, without limitation, Purchaser’s attorneys fees. In all other circumstances, each party shall pay its own fees and expenses.

19

Signature Page to Stock Purchase Agreement

     Purchaser, Seller and the Company have caused this Stock Purchase Agreement to be executed as of the date first set forth above.

BBSB, LLC

By: /s/ Al Blum

Name: Al Blum

Its: Manager

ENTRUST FINANCIAL SERVICES, INC.

By: /s/ Jeffrey Rudolph

Name: Jeffrey Rudolph

Its: Chief Executive Officer

ENTRUST MORTGAGE, INC.

By: /s/ Jeffrey Rudolph

Name: Jeffrey Rudolph

Its: Chief Executive Officer

20

STOCK PURCHASE AGREEMENT

among

BBSB, LLC,
a Colorado limited liability company,

and

Entrust Financial Services, Inc.,
a Colorado corporation,

and

Entrust Mortgage, Inc.,
a Colorado corporation

_________________

Dated as of March 4, 2005

_________________

EXHIBIT A TO
STOCK PURCHASE AGREEMENT

Defined Terms

     For purposes of this Agreement (including the Disclosure Schedule):

     “Acquisition Proposal” shall mean any inquiry, proposal or offer, whether in writing or otherwise, pursuant to which a third party acquires or would acquire, directly or indirectly, beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of 10% or more of the assets of Seller or the Company or 10% or more of any class of equity securities of Seller or the Company pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or similar transaction with respect to Seller or the Company, including any single or multi-step transaction or series of related transactions, which is structured to permit such third party to acquire beneficial ownership of 10% or more of the assets of Seller or the Company, or 10% or more of any class of equity securities of Seller or the Company.

     “Agreement” shall mean the Stock Purchase Agreement to which this Exhibit A is attached, including the Disclosure Schedule.

     “Articles” shall have the meaning specified in Section 5.3.

     “Associates” of a Person shall mean:

(a) such Person’s affiliates, stockholders, directors, officers, employees, agents, attorneys, accountants and representatives; and
(b) all stockholders, directors, officers, employees, agents, attorneys, accountants and representatives of each of such Person’s affiliates.

     “Business” shall have the meaning specified in Recital A.

     “Closing” shall have the meaning specified in Section 2.

     “Closing Date” shall mean the time and date as of which the Closing actually takes place.

     “Colorado Act” shall mean the Colorado Business Corporation Act, as amended.

     “Company” shall mean Entrust Mortgage, Inc., a Colorado corporation and wholly-owned subsidiary of Seller.

     “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is, has been or may in the future be issued, granted, given or otherwise made available by or under the authority of any governmental body or pursuant to any legal requirement) set forth on Schedule I hereto.

     “Contract” shall mean any contract, lease, license, purchase order, sales order or other agreement or binding commitment, whether or not in written form.

     “Disclosure Schedule” shall mean that certain Disclosure Schedule attached to the Agreement.

     “Encumbrance” shall mean any lien, charge, security interest, mortgage, pledge, preemptive right, right of first offer or refusal or other encumbrance of any nature whatsoever.

     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

     “Excluded Contract” shall mean any contract:

(c) that is or was entered into by the Company in the ordinary course of the Business; or

(d) that is similar in form to other contracts entered into by the Company on a recurring basis before the date of the Agreement, or that is otherwise consistent with the Company’s past practices; or

(e) that relates to any Excluded Transaction; or

(f) under which the Company has no material future obligations; or

(g) that is expected to be fully performed by the date 90 days after the Closing Date; or

(h) that is scheduled to expire, or that can be cancelled or otherwise terminated by the Company (without material penalty), on or prior to the date 90 days after the Closing Date.

     “Excluded Transaction” shall mean any transaction:

(i) that is or was entered into by the Company in the ordinary course of the Business;

     (j) that is similar in nature to other transactions entered into by the Company on a recurring basis prior to the date of the Agreement or that is otherwise consistent with the Company’s past practices; or

(k) that is or was contemplated by, or that relates to, any Excluded Contract.

     “Financial Statements” shall mean the unaudited balance sheet of Seller and the Company (on a consolidated basis) as of December 31, 2004 and the related unaudited statement of operations of the Company for the twelve months then ended.

     “GAAP” shall mean generally accepted accounting principles in effect in the United States, consistently applied.

     “Governmental Authority” shall mean any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, or any political subdivision thereof, (b) federal, state, local, municipal, foreign or other government or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, body or other entity and any court, arbitrator or other tribunal).

     “Knowledge” means, when used in connection with the representations and warranties and covenants herein, the actual knowledge, after the exercise of due care that an ordinarily prudent person would exercise, of the Company’s and Seller’s officers and directors.

     “Licenses and Permits” shall have the meaning specified in Section 3.8.

     “Material Adverse Effect” shall mean a material adverse effect on either (i) the assets, operations, personnel, condition (financial or otherwise) or prospects of Seller, the Company or Purchaser, as the case may be, or (ii) Seller’s, the Company’s or Purchaser’s, as the case may be, ability to consummate the transactions contemplated hereby, other than as a result of anything disclosed in the Disclosure Schedule or any change, effect, event or occurrence relating to (i) the economy or securities markets of the United States or any other region in general, (ii) this Agreement or the transactions contemplated hereby or the announcement thereof, (iii) the mortgage banking or financial services industries in general, and not specifically relating to the Company or Seller or (iv) a reduction in the trading price or volume of Seller’s common stock.

     “Non-Disclosure Agreement” shall mean the Mutual Non-Disclosure Agreement dated as of March 4, 2005 between Purchaser and Seller and Company.

     “Permitted Liens” shall mean (i) Encumbrances and other exceptions to title that are disclosed in the Disclosure Schedule and (ii) liens for Taxes, fees, levies, duties or other governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof and for which appropriate reserves have been established in accordance with GAAP.

     “Person” shall mean any individual, corporation, association, general partnership, limited partnership, venture, trust, association, firm, organization, company, business, entity, union, society, government (or political subdivision thereof) or governmental agency, authority or instrumentality.

     “Proprietary Rights” shall mean all patents, trademarks, service marks, copyrights, trade names and all registrations and applications and renewals for any of the foregoing and all goodwill associated therewith.

     “Proxy Statement” shall have the meaning specified in Section 5.3.

     “Purchaser” shall mean BBSB, LLC, a Colorado limited liability company.

     “SEC” shall mean the United States Securities and Exchange Commission.

     “SEC Reports” shall mean, collectively, Seller’s (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 2001, 2002 and 2003, as filed with the SEC, (ii) its proxy statements relating to all of the meetings of shareholders (whether annual or special) of Seller since December 31, 2001, as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by Seller with the SEC since December 31, 2001.

     “Securities Act” shall mean the Securities Act of 1933, as amended.

"Seller" shall mean Entrust Financial Services, Inc., a Colorado corporation.

     “Seller Representatives” shall mean the subsidiaries, officers, directors, employees, agents, advisors and representatives of Seller and the Company.

     “Seller Shareholders’ Meeting” shall have the meaning specified in Section 5.3.

     “Stock” shall have the meaning specified in Section 1.1.

     “Superior Proposal” means a bona fide, written proposal or offer made by any third party with respect to an Acquisition Proposal on terms which the Board of Directors of the Company or Seller, as the case may be, determines in good faith to be more favorable to the Company or Seller, as the case may be, and its stockholders than the transaction contemplated hereby.

APPENDIX B

Entrust Financial Stock Purchase Agreement

COMMON STOCK PURCHASE AGREEMENT

     This AGREEMENT, entered into as of the 12th day of May, 2005 (the “Agreement”), by and among ARNOLD P. KLING, a resident of the State of New York (“Kling”), R&R BIOTECH PARTNERS, LLC, a Delaware limited liability company (“Rodman”, and together with Kling, the “Purchaser”), and ENTRUST FINANCIAL SERVICES, INC., a Colorado corporation (“Seller” or the “Company”), and with respect to Section 6.8 only, ENTRUST MORTGAGE, INC., a Colorado corporation (the “Subsidiary”). Certain capitalized terms used herein are defined in Section 9.12 hereof.

     WHEREAS, the Seller has authorized the sale and issuance of an aggregate of forty-nine million five hundred thousand (49,500,000) shares (the “Shares”) of Seller’s Common Stock (“Common Stock”), representing approximately 95% of the issued and outstanding Common Stock as of immediately following the Closing (as defined below);

     WHEREAS, Purchaser desires to purchase the Shares on the terms and conditions set forth herein; and

     WHEREAS, the Seller desires to issue and sell the Shares to Purchaser on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Purchaser and the Seller hereby agree as follows:

ARTICLE 1
SALE AND PURCHASE OF THE SHARES

     Section 1.1 Authorization of Shares. The Seller has authorized the sale and issuance to Purchaser of the Shares.

     Section 1.2 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Seller hereby agrees to issue and sell to Purchaser and Purchaser agrees to purchase from the Seller the Shares at an aggregate purchase price of Five Hundred Thousand Dollars ($500,000) (the “Purchase Price”) according to the terms set forth in Section 2.2 below.

     Section 1.3 Allocation of Shares. The proportion of the Shares purchased and the Purchase Price to be paid by each Purchaser shall be as set forth on the signature page hereto.

ARTICLE 2
CLOSING AND DELIVERY

     Section 2.1 Closing Date. Upon the terms and subject to the conditions set forth herein, the consummation of the purchase and sale of the Shares (the “Closing”) shall be held at such date (the “Closing Date”) and time as determined at the mutual discretion of the Seller and the Purchaser; provided, however, that the Closing shall occur no later than five (5) business days after the conditions precedent contained in Article 7 herein have been satisfied (which the parties hereto agree shall not be later than October 31, 2005 unless extended as provided for herein). The Closing shall take place at the offices of Kendall, Koenig & Oelsner PC, 1675 Broadway, Suite 750, Denver, Colorado 80202, or by the exchange of documents and instruments by mail, courier, telecopy and wire transfer to the extent mutually acceptable to the parties hereto.

1

     Section 2.2 Delivery at Closing. At the Closing, subject to the terms and conditions hereof, the Seller will deliver to Purchaser certificates representing the Shares to be purchased at the Closing by Purchaser, against payment of the Purchase Price by check or wire transfer made payable at the time of Closing.

     Section 2.3 Application of Closing Proceeds. The Purchase Price shall be paid and applied by the Seller as follows (and Purchaser shall take any and all such actions as may be necessary to cause the Seller to pay and apply the Purchase Price as follows):

(a)	Payment of the Special Dividend (as defined in and according to the terms of Section 6.7 below) in an aggregate amount equal to $400,000.00;
(b)

Payment of $50,000 to the Subsidiary (as defined in Section 3.4 below) upon Closing in full and final satisfaction of any and all fees and other expenses incurred by the Subsidiary on Seller’s behalf prior to Closing, including, without limitation, legal fees and expenses in connection with the transactions contemplated herein and in connection with the settlement of certain outstanding litigation. Upon payment of such amount, the Subsidiary shall unconditionally release the Seller from any and all further obligations or liabilities;

(c)	Payment of $25,000 to Liisa Hunter upon Closing pursuant to the terms of a settlement and release agreement upon terms previously delivered to the Purchaser;
(d)

The remainder shall be set aside as reserves to satisfy the Seller’s anticipated tax liability related to the Subsidiary Sale (as defined in Section 3.4 below) and any miscellaneous costs or expenses incurred by Purchasers which are obligations of the Seller under the terms of this Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY

     Except as set forth under the corresponding section of the disclosure schedules (the “Disclosure Schedules”) attached hereto as Exhibit A, which Disclosure Schedules shall be deemed a part hereof, Seller hereby represents and warrants to the Purchaser that:

     Section 3.1 Existence and Power. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except where a failure to so possess would not result in a Material Adverse Effect upon Seller. Seller has heretofore delivered to the Purchaser true and complete copies of its Articles of Incorporation, as amended, and By-laws, each as currently in effect.

2

     Section 3.2 Authorization; No Agreements. Subject to the satisfaction of the terms and conditions set forth herein, the execution, delivery and performance by Seller of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby are within the Seller’s powers. This Agreement has been duly and validly executed and delivered by the Seller and is a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms. The execution, delivery and performance by the Seller of this Agreement does not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect the Seller. The Seller is not a party to any agreement, written or oral, creating rights in respect of any of such Shares in any third party or relating to the voting of the Shares. Seller is not a party to any outstanding or authorized options, warrants, rights, calls, commitments, conversion rights, rights of exchange or other agreements of any character, contingent or otherwise, providing for the purchase, issuance or sale of any of the Shares, and there are no restrictions of any kind on the transfer of any of the Shares other than (a) restrictions on transfer imposed by the Securities Act of 1933, as amended (the “Securities Act”) and (b) restrictions on transfer imposed by applicable state securities or “blue sky” laws.

     Section 3.3 Capitalization.

     (a) The number of shares and type of all authorized, issued and outstanding capital stock of the Seller prior to the issuance of the Shares is set forth in the Disclosure Schedules attached hereto. All of the issued and outstanding shares of capital stock of the Seller have been duly authorized and validly issued and are fully paid and nonassesasable. All of the issued and outstanding shares of capital stock of the Seller have been offered, issued and sold by the Seller in compliance with all applicable federal and state securities laws. No securities of the Seller are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated hereby. Except as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Seller is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issuance and sale of the Shares will not obligate the Seller to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and shall not result in a right of any holder of Seller securities to adjust the exercise, conversion, exchange or reset price under such securities.

     (b) There are no outstanding obligations, contingent or otherwise, of Seller to redeem, purchase or otherwise acquire any capital stock or other securities of Seller.

     (c) There are no shareholder agreements, voting trusts or other agreements or understandings to which Seller is a party or by which it is bound relating to the voting of any shares of the capital stock of Seller.

     (e) Subject to the satisfaction of the terms and conditions set forth herein, the Shares shall be duly authorized for issuance, when delivered in accordance with the terms of this Agreement, and shall be validly issued, fully paid and non-assessable and the sale thereof shall not be subject to any preemptive or other similar right.

3

     Section 3.4 Subsidiaries. Other than the Subsidiary, a wholly-owned subsidiary of Seller, the stock of which the parties hereto agree and understand is proposed to be sold to BBSB, LLC, a Colorado limited liability company, (the “Subsidiary Sale”) pursuant to a Stock Purchase Agreement dated as of March 4, 2005 (the “Subsidiary Purchase Agreement”), Seller has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, limited liability company, joint venture or other non-corporate business enterprise.

     Section 3.5 Financial Statements.

     a) SEC Reports; Financial Statements. The Seller has filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2002 (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Seller has identified and made available to the Purchaser a copy of all SEC Reports filed within the 10 days preceding the date hereof. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Seller included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Seller and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

     (b) Except as set forth in its Form 10-KSB for the fiscal year ended December 31, 2004, (i) Seller has not been engaged in any other business activity since at least December 31, 2003; (ii) there has been no event, occurrence or development that has had or that is reasonably expected to result in a Material Adverse Effect; (iii) the Seller has not incurred any material liabilities outside the ordinary course of business (contingent or otherwise) or amended of any material term of any outstanding security; (iv) the Seller has not altered its method of accounting or the identity of its auditors; (v) the Seller has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; (vi) the Seller has not issued any equity securities to any officer, director or Affiliate of the Seller; (vii) the Seller has not made any loan, advance or capital contributions to or investment in any Person; (viii) the Seller has not entered into any transaction or commitment made, or any contract or agreement entered into, relating to its business or any of its assets (including the acquisition or disposition of, or creation of a lien on, any assets) or any relinquishment by Seller of any contract or other right; (ix) the Seller has not granted any severance or termination pay to any current or former director, officer or employee of Seller, or increased the benefits payable under any existing severance or termination pay policies or employment agreements or entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of Seller; (x) the Seller has not established, adopted or amended (except as required by applicable law) any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of Seller; (xi) the Seller has not increased the compensation, bonus or other benefits payable or otherwise made available to any current or former director, officer or employee of Seller; (xii) the Seller has not made any tax election or any settlement or compromise of any tax liability, in either case that is material to Seller or entered into any transaction by the Seller not in the ordinary course of business.

4

     Section 3.6 No Liabilities or Debts. As of the Closing Date, there will be no liabilities or debts of Seller of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there will be no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt. As of the Closing Date, the Seller will not be a guarantor of any indebtedness of any other person, firm or corporation.

     Section 3.7 Litigation. There is no action, suit, investigation, audit or proceeding pending against, or to the best knowledge of Seller threatened against or affecting, Seller or any of its assets or properties before any court or arbitrator or any governmental body, agency or official. The Seller is not subject to any outstanding judgment, order or decree. Neither the Seller, nor, to the knowledge of the Seller, any officer, key employee or 5% stockholder of the Seller in his, her or its capacity as such, is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or any other government agency. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Seller under the Exchange Act or the Securities Act.

     Section 3.8 Taxes. (a) Seller has (i) duly filed with the appropriate taxing authorities all tax returns required to be filed by or with respect to its business, or are properly on extension and all such duly filed tax returns are true, correct and complete in all material respects and (ii) paid in full or made adequate provisions for on its balance sheet (in accordance with GAAP) all Taxes shown to be due on such tax returns. There are no liens for taxes upon the assets of Seller except for statutory liens for current taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith. Seller has not received any notice of audit, is not undergoing any audit of its tax returns, or has received any notice of deficiency or assessment from any taxing authority with respect to liability for taxes which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by Seller with respect to any tax returns. Seller has not filed a request with the Internal Revenue Service for changes in accounting methods within the last three years which change would effect the accounting for tax purposes, directly or indirectly, of its business. Seller has not executed an extension or waiver of any statute of limitations on the assessment or collection of any taxes due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect. Provided the Closing occurs on or before August 31, 2005, the total tax liability of Seller as a result of the Subsidiary Sale shall not exceed $15,000.00.

     Section 3.9 Internal Accounting Controls; Sarbanes-Oxley Act of 2002. To the best of its knowledge, the Seller is in material compliance with the requirements of the Sarbanes-Oxley Act of 2002 applicable to it as of the date hereof. The Seller maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Seller has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Seller and designed such disclosures controls and procedures to ensure that material

5

information relating to the Seller, is made known to the certifying officers by others within those entities, particularly during the period in which the Seller’s Form 10-KSB or 10-QSB, as the case may be, is being prepared. The Seller’s certifying officers have evaluated the effectiveness of the Seller’s controls and procedures as of the date of its most recently filed periodic report (such date, the “Evaluation Date”). The Seller presented in its most recently filed periodic report the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Seller’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Seller’s knowledge, in other factors that could significantly affect the Seller’s internal controls. Seller’s auditors, at all relevant times, have been duly registered in good standing with the Public Seller Accounting Oversight Board.

     Section 3.10 Solvency; Indebtedness. Assuming satisfaction of the terms and conditions set forth herein, including the consummation of the Subsidiary Sale, based on the financial condition of the Seller as of the Closing Date, the fair saleable value of the Seller’s assets exceeds the amount that will be required to be paid on or in respect of the Seller’s existing debts and other liabilities (including known contingent liabilities) as they mature. The Seller does not intend to incur debts beyond its ability to pay such debts as they mature. The Seller has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one (1) year from the Closing Date. The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Seller, or for which the Seller has commitments. The Seller is not in default with respect to any Indebtedness. At the Closing, there will be no outstanding liabilities, obligations or indebtedness of the Seller whatsoever.

     Section 3.11 No Brokers. Seller has not retained any broker or finder in connection with any of the transactions contemplated by this Agreement, and Seller has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.

     Section 3.12 Disclosure. All disclosure provided to the Purchaser regarding the Seller, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Seller with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Seller acknowledges and agrees that the Purchaser has not made, nor is the Purchaser making, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.

     Section 3.13 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Seller to arise, between the accountants, and lawyers formerly or presently employed by the Seller is current with respect to any fees owed to its accountants and lawyers.

6

     Section 3.14 No Conflicts. Subject to the satisfaction of the terms and conditions set forth herein, the execution, delivery and performance of this Agreement and the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Seller’s Certificate or Articles of Incorporation, By-laws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, credit facility, debt or other instrument (evidencing a Seller debt or otherwise) or other understanding to which the Seller is a party or by which any property or asset of the Seller is bound or affected or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Seller is subject (including federal and state securities laws and regulations), or by which any property or asset of the Seller is bound or affected.

     Section 3.15 Filings, Consents and Approvals. Seller is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance of this Agreement.

     Section 3.16 Compliance. To the knowledge of the Seller, the Seller: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Seller under), nor has the Seller received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body and (iii) is not and has not been in violation of any statute, rule or regulation of any governmental authority.

     Section 3.17 Transactions With Affiliates and Employees. Except as required to be set forth in the SEC Reports, none of the officers or directors of the Seller and, to the knowledge of the Seller, none of the Affiliates or employees of the Seller is presently a party to any transaction with the Seller (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Seller, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     Section 3.18 Assets. Except as set forth in the SEC Reports, the Seller has no material assets other than its stock in the Subsidiary, including, without limitation, goodwill, assets, real property, tangible personal property, intangible personal property, rights and benefits under contracts, and cash. All Seller leases for real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default).

     Section 3.19 Investment Company/Investment Advisor. The business of the Seller does not require it to be registered as an investment company or investment advisor, as such terms are defined under the Investment Company Act and the Investment Advisors Act of 1940.

7

     Section 3.20 Environmental Matters. The Seller has materially complied with all applicable Environmental Laws (as defined below). There is no pending or threatened civil or criminal litigation, written notice of violation, formal administrative proceeding or investigation, inquiry or information request by any Governmental Entity relating to any Environmental Law involving the Seller.

     Section 3.21 Listing on the OTC-BB. The Common Stock is approved for quotation and/or listing on the Over –The-Counter Bulletin Board (the “OTC-BB”) and the Seller has and continues to satisfy all of the requirements of the OTC-BB for such listing and for the quotation and trading of its Common Stock thereunder. Seller has not been informed, nor does it have knowledge, that any applicable regulatory agency has or is reasonably anticipated to take action to cause the Seller’s Common Stock to cease being quoted on the OTC-BB.

ARTICLE 4
REPRESENTATIONS OF THE PURCHASERS

     Each Purchaser represents and warrants to the Seller, as follows:

     Section 4.1 Execution and Delivery. The execution, delivery and performance by the Purchaser of this Agreement is within the Purchaser’s powers and does not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect the Purchaser. Purchaser’s financial resources are sufficient to enable it to purchase the Shares upon the satisfaction of the terms and conditions set forth herein, and Purchaser has provided Seller with such evidence thereof as was reasonably requested by Seller.

     Section 4.2 Binding Effect. This Agreement, when executed and delivered by the Purchaser shall be irrevocable and will constitute the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium and other laws of general application affecting enforcement of creditors’ rights generally or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 4.3 Investment Purpose. The Purchaser hereby represents that he is purchasing the Shares for its own account, with the intention of holding the Shares, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Shares, and shall not make any sale, transfer, or pledge thereof without registration under the Securities Act and any applicable securities laws of any state unless an exemption from registration is available under those laws. The Shares delivered to Purchaser shall bear a restrictive legend indicating that they have not been registered under the Securities Act of 1933 and are “restricted securities” as that term is defined in Rule 144 under the Act.

     Section 4.4 Investment Representation. The Purchaser represents that he has adequate means of providing for its current needs and has no need for liquidity in this investment in the Shares. Purchaser represents that he is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Purchaser has no reason to anticipate any material change in its financial condition for the foreseeable future. Purchaser is financially able to bear the economic risk of this investment, including the ability to hold the Shares indefinitely or to afford a complete loss of his, her or its investment in the Shares.

     Section 4.5 Investment Experience. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

8

     Section 4.6 Opportunity to Ask Questions. The Purchaser has had a full and fair opportunity to make inquiries about the terms and conditions of this Agreement, to discuss the same and all related matters with his own independent counsel, his own accountants and tax advisers. The Purchaser has been given the opportunity to ask questions of, and receive answers from Seller concerning the terms and conditions of this Agreement and to obtain such additional written information about Seller to the extent Seller possesses such information or can acquire it without unreasonable effort or expense. Notwithstanding the foregoing, Purchaser has had the opportunity to conduct its own independent investigation. The Purchaser acknowledges and agrees that the Seller has not made, nor is the Seller making, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.

     Section 4.7 Brokers. Purchaser has not retained any broker or finder in connection with any of the transactions contemplated by this Agreement, and Purchaser has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.

ARTICLE 5
COVENANTS OF THE COMPANY

     Section 5.1 Public Seller Status. The Seller shall make any and all necessary filings under the Exchange Act so that it remains a reporting company under the Exchange Act and its Common Stock continues to be a publicly-traded security.

     Section 5.2 Listing of Common Stock. The Seller shall, to the best of its ability, cause its Common Stock to continue to be approved for quotation and listing on the OTC-BB.

     Section 5.3 Piggy-Back Registration. If at any time from the Closing Date, the Seller shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (a “Registration Statement”), other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act), then the Seller shall send to Purchaser a written notice of such determination and, if within fifteen (15) days after the date of such notice, Purchaser shall so request in writing, the Seller shall include in such Registration Statement all or any part of such Shares. If the Registration Statement is being filed pursuant to a written agreement obligating the Seller to file same (a “Registration Agreement”), Purchaser requesting to be included in such Registration Statement shall be entitled to receive all notices and documents sent by the Seller to the parties whose securities are being registered pursuant to such Registration Agreement.

     Section 5.4 Shareholder Approval. In accordance with the Seller’s Articles of Incorporation and Bylaws, the Seller shall call and hold a meeting of its shareholders as promptly as practicable for the purpose of voting upon the approval of this Agreement and the transactions contemplated hereby, including amending its Articles of Incorporation to increase the authorized number of shares to 100,000,000 (the “Articles Amendment”), and the Seller shall use its best efforts to hold such shareholder meeting as promptly as practicable after the date on which the Proxy Statement (as defined below) is cleared by the SEC. As promptly as practicable after the date of this Agreement, the Seller shall prepare and file with the SEC, and shall use all commercially reasonable efforts to have cleared by the SEC, and promptly thereafter shall mail to Seller’s shareholders, a proxy statement meeting the requirements of Schedule 14A under the Exchange Act (including any preliminary versions thereof, any amendments thereto and any schedules required to be filed in connection therewith) (the “Proxy Statement”) in connection with the meeting of the Seller’s shareholders to consider this Agreement (the “Seller Shareholders’ Meeting”). Seller shall promptly transmit to Purchaser all correspondence received from the Securities and Exchange Commission or any other regulatory or governmental agency with regard to the Company or the Proxy Statement.

9

ARTICLE 6
COVENANTS OF THE PARTIES

     The parties hereto agree that:

     Section 6.1 Public Announcements. Except as required by, or deemed advisable by the Seller or its counsel under the terms of, applicable law, the Seller and the Purchaser shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such consultation and without the consent of the other parties.

     Section 6.2 Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the parties shall promptly notify the other party hereto of:

     (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement;

     (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

     (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3 or Section 4 (as the case may be) or that relate to the consummation of the transactions contemplated by this Agreement.

     Section 6.3 Access to Information. Following the date hereof, until consummation of all transactions contemplated hereby, the Seller shall give to the Purchaser, their counsel, financial advisers, auditors and other authorized representatives reasonable access to the offices, properties, books and records, financial and other data and information as the Purchaser and his representatives may reasonably request.

     Section 6.4 Proxy Statement. Purchaser will cooperate with Seller in preparing the Proxy Statement and will promptly and timely provide all information (including, without limitation, any applicable information required by Rule 14f-1 promulgated under the Securities Exchange Act of 1934) relating to its business or operations necessary for inclusion in the Proxy Statement to satisfy all requirements of applicable state and Federal securities laws and regulations. The Purchaser shall be solely responsible for any statement, information or omission in the Proxy Statement relating to it or its Affiliates based upon written information furnished by it for inclusion in the Proxy Statement. Seller will use its commercially reasonable best efforts to cause the Proxy Statement to be filed with the SEC as soon as practicable following the execution of this Agreement.

     Section 6.5 Seller’s Business. Except as contemplated by this Agreement and in connection with the Subsidiary Sale, Seller will not, without the prior written consent of Purchaser, (i) make any material change in the type or nature of its business, or in the nature of its operations, (ii) create or suffer to exist any debt, other than that currently shown in the SEC Reports, (iii) issue any capital stock or (iv) enter into any new agreements of any kind or undertake any new obligations or liabilities.

10

     Section 6.6 Indemnification of Officers and Directors. All rights to indemnification existing in favor of those persons who are directors and officers of the Seller as of the date of this Agreement (the “Indemnified Persons”) for their acts and omissions occurring prior to the Closing, as provided in the Seller’s Articles of Incorporation and Bylaws (each as in effect as of the date of this Agreement), shall survive the Closing and Seller shall, and the Purchaser shall cause the Seller to, continue to provide such indemnification to the fullest extent permitted by Colorado law.

     Section 6.7 Declaration of Dividend. Prior to the Closing, the Seller shall set the record date for and declare a special dividend, which shall be contingent upon the Closing pursuant to this Agreement (the “Special Dividend”), in an aggregate amount equal to $400,000.00. Such Special Dividend shall be paid as soon as practicable following the Closing. Purchaser shall take no action to prevent, delay or otherwise inhibit or impair the payment of such dividend according to the terms set by the Seller’s Board of Directors prior to the Closing, notwithstanding the fact that such dividend shall actually be paid following Closing. Any action to the contrary shall be deemed a material breach of the terms of this Agreement.

     Section 6.8 Indemnification of Purchaser. Subsidiary hereby unconditionally and fully indemnifies Purchaser and Seller from and against any and all costs, expenses and liabilities related to the outstanding litigation between the Company, the Seller and James Scott Hardin, Denver District Court Case No. 04CV9373. Subsidiary further agrees to reimburse Seller and Purchaser for any and all fees and expenses, including, without limitation, legal fees, reasonably incurred by either of them related to the defense of such litigation or the enforcement of the terms of this Section 6.8.

ARTICLE 7
CONDITIONS PRECEDENT

     Section 7.1 Conditions of Obligations of the Purchaser. The obligations of the Purchaser are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Purchaser:

     (a) Representations and Warranties. Each of the representations and warranties of the Seller set forth in this Agreement shall be true and correct in all material respects as of the Closing Date, as though made on and as of such date.

     (b) Compliance Certificate. The Chief Executive Officer of Seller shall deliver to the Purchaser at the Closing a certificate certifying: (i) that there has been no material adverse change (not including any change related to the Subsidiary Sale) in the business, affairs, prospects, operations, properties, assets or conditions of the Seller since the date of this Agreement; (ii) that attached thereto is a true and complete copy of Seller’s Articles of Incorporation, as amended, as in effect at the Closing; (iii) that attached thereto is a true and complete copy of its By-laws as in effect at the Closing; and (iv) each of the representations and warranties of the Seller set forth in this Agreement are true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.

11

     (c) Good Standing Certificate. The Seller shall have furnished the Purchaser with good standing and existence certificates for Seller from the State of Colorado.

     (d) Certified List of Record Holders. The Purchaser shall have received a current certified list from the Seller’s transfer agent of the holders of record of Seller’s Common Stock.

     (e) Board of Directors Resolutions. The Purchaser shall have received executed resolutions of the Board of Directors of Seller approving this Agreement and the transactions contemplated herein.

     (f) Performance. The Seller shall have materially performed and materially complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     (g) Resignation of Officers and Directors. The officers and directors or Seller shall have resigned from such positions effective immediately prior to Closing, and Purchaser’s designees for such positions shall have been duly appointed.

     (h) Shareholder Approval. This Agreement and the transactions contemplated hereby, including the Articles Amendment, shall have been approved by the holders of a majority of the outstanding shares of the Seller’s common stock.

     (i)Subsidiary Sale. The Subsidiary Sale shall have closed substantially upon the terms set forth in the Subsidiary Purchase Agreement.

     (j) Filing of Articles Amendment. The Articles Amendment shall have been filed with the Secretary of State of the State of Colorado and shall continue to be in full force and effect as of the Closing Date.

     (k) No Injunction. There shall not be in effect, at the Closing Date, any injunction or other binding order of any court or other tribunal having jurisdiction over Seller that prohibits the sale of the Shares to Purchaser.

     (l) Settlement of Litigation. The Seller and Liisa Hunter shall have entered into a binding settlement and release agreement pursuant to terms previously described in writing by Seller to Purchaser, which terms shall include a standard release by Ms. Hunter of any and all claims related to such litigation and any other claims by Ms. Hunter against Seller for any events or circumstances occurring prior to the effective date of such settlement and release agreement.

     Section 7.2 Conditions of Obligations of the Seller. The obligations of the Seller to effect the sale of the Shares are subject to the following conditions, any or all of which may be waived in whole or in part by the Seller:

     (a) Representations and Warranties. Each of the representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all material respects as of the Closing Date.

     (b) Compliance Certificate. The President of Purchaser, if not an individual, and Purchaser that is an individual, shall each deliver to the Seller at the Closing a certificate certifying each of the representations and warranties of such Purchaser set forth in this Agreement are true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.

12

     (c) Good Standing Certificate. Purchaser, if not an individual, shall have furnished the Seller with good standing and existence certificates for such Purchaser in its jurisdiction of incorporation.

(d) Performance. The Purchaser shall have materially performed and materially complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it or him on or before the Closing.

     (e) Shareholder Approval. This Agreement and the transactions contemplated hereby, including the Articles Amendment, shall have been approved by the holders of a majority of the outstanding shares of the Seller’s common stock.

     (f) Subsidiary Sale. The Subsidiary Sale shall have closed substantially upon the terms set forth in the Subsidiary Purchase Agreement.

     (g) Filing of Articles Amendment. The Articles Amendment shall have been filed with the Secretary of State of the State of Colorado and shall continue to be in full force and effect as of the Closing Date.

     (h)No Injunction. There shall not be in effect, at the Closing Date, any injunction or other binding order of any court or other tribunal having jurisdiction over Seller that prohibits the sale of the Shares to Purchaser.

(i) Declaration of Dividend. The Special Dividend contemplated in Section 6.7 above shall have been declared by the Seller’s Board of Directors, the payment of which is contingent upon the Closing and the closing of the Subsidiary Sale, and the record date for which shall be a date prior to the Closing.

ARTICLE 8
TERMINATION

     Section 8.1 Termination. This Agreement may be terminated and the purchase and sale of the Shares may be abandoned at any time prior to the Closing:

     (a) by mutual written consent of the parties hereto;

     (b) by either the Seller or the Purchaser if the Closing shall not have occurred on or before October 31, 2005 (unless the failure to consummate the transactions by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement);

     (c) by the Purchaser if (i) Seller shall have failed to timely comply in any material respect with any of the covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by Seller, which breach is not cured within twenty (20) days if capable of cure; or (ii) any representations and warranties of Seller contained in this Agreement shall have been materially false when made or on and as of the Closing Date as if made on and as of Closing Date (except to the extent it relates to a particular date); or

13

     (d) by Seller if (i) the Purchaser shall have failed to timely comply in any material respect with any of the covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by it, which breach is not cured within twenty (20) days if capable of cure; or (ii) any representations and warranties of the Purchaser contained in this Agreement shall have been materially false when made or on and as of the Closing Date.

     Section 8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to this Article 8, all further obligations of the parties under this Agreement shall forthwith be terminated without any further liability of any party to the other parties; provided, however, that nothing contained in this Section 8.2 shall relieve any party from liability for any breach of this Agreement. Upon termination of this Agreement for any reason, Purchaser shall promptly cause to be returned to Seller all documents and information obtained in connection with this Agreement and the transactions contemplated by this Agreement and all documents and information obtained in connection with Purchaser’s investigation of the Seller’s business, operations and legal affairs, including any copies made by Purchaser of any such documents or information.

ARTICLE 9
MISCELLANEOUS

     Section 9.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing and either delivered personally, telecopied or sent by certified or registered mail, postage prepaid,

If to Purchaser:

Arnold P. Kling, Esq. 545 Madison Avenue Sixth Floor New York, NY 10022 Fax: 212-755-6660

and:

R & R Biotech Partners LLC 330 Madison Ave. 27th Floor N.Y, N.Y. 10017 Attn: Thomas G. Pinou, Chief Financial Officer Fax: 212-356-0536

with a copy to:

Kenneth Rose, Esq. Morse, Zelnick, Rose and Lander, LLP 405 Park Ave. Suite 1401 New York, New York, 10022 Fax: 212-838-9190

14

if to Seller:

Entrust Financial Services, Inc. 6795 E. Tennessee Ave. 5th Floor Denver, CO 80224 Attn: Chief Executive Officer Fax: (303) 376-7393

with a copy to:

Kendall, Koenig & Oelsner PC 1675 Broadway, Suite 750 Denver, CO 80202 Attn: Paul Koenig, Esq. Fax: (303) 672-0101

or such other address or fax number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date delivered personally or by overnight delivery service or telecopied or, if mailed, five business days after the date of mailing if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     Section 9.2 Amendments; No Waivers.

     (a) Any provision of this Agreement with respect to transactions contemplated hereby may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Seller and Purchaser; or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 9.3 Fees and Expenses. Subject to Section 2.2 above, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     Section 9.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Purchaser shall have the right to assign this Agreement to an affiliate or assignee of Purchaser reasonably acceptable to Seller and no other party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, but any such transfer or assignment will not relieve the appropriate party of its obligations hereunder.

15

     Section 9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

     Section 9.6 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in New York, New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.1 shall be deemed effective service of process on such party. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     Section 9.7 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     Section 9.8 Entire Agreement. This Agreement and the Exhibits and Schedules hereto constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

     Section 9.9 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     Section 9.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parties. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

16

     Section 9.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

     Section 9.12 Definition and Usage.

     For purposes of this Agreement:

     “Affiliate” means, with respect to any Person, any other Person, directly or indirectly controlling, controlled by, or under common control with such Person.

          “Environmental Law” shall mean any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including any statute, regulation, administrative decision or order pertaining to: (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (CERCLA).

          “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed, (b) all guaranties, endorsements and other contingent obligations, whether or not the same are or should be reflected in the Seller’s balance sheet or the notes thereto, except guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and (c) the present value of any lease payments under leases required to be capitalized in accordance with GAAP.

          “Material Adverse Effect” means any effect or change that is or would reasonably be expected to be materially adverse to the business, operations, assets, condition (financial or otherwise) or results of operations of the Seller and any of its subsidiaries, taken as a whole; other than as a result of anything disclosed in the Disclosure Schedule or any change, effect, event or occurrence relating to (i) the economy or securities markets of the United States or any other region in general, (ii) this Agreement or the transactions contemplated hereby or the announcement hereof, (iii) the Subsidiary Sale, or the transactions contemplated thereby or the announcement thereof, (iv) the mortgage banking or financial services industries in general, and not specifically relating to the Seller or (v) a reduction in the trading price or volume of Seller’s common stock.

17

          “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          “Taxes” means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added.

          Section 9.13 Expiration of Representations, Warranties and Covenants. Except for the covenants set forth in Section 5.3 above and the indemnification terms set forth in Section 6.8 above, all covenants, representations and warranties set forth in this Agreement shall terminate and expire, and shall cease to be of any force or effect, on the Closing Date, and all liability of the parties hereto with respect to such covenants shall thereupon be extinguished.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

18

     IN WITNESS WHEREOF, Purchaser and Seller have caused this Stock Purchase Agreement to be executed as of as of the day and year first above written.

SELLER:

ENTRUST FINANCIAL SERVICES, INC.

By: ________________________________
Name: Jeff Rudolph
Title: Chief Executive Officer

PURCHASERS:	Portion of the Purchase Price and Shares
20%

______________________________ Arnold P. Kling
R&R BIOTECH PARTNERS, LLC	80%

By: ________________________________

Name: ______________________________

Title: _____________________________

With respect to Section 6.8 only:

ENTRUST MORTGAGE, INC.

By: ________________________________

Name: ______________________________

Title: _____________________________

19

EXHIBIT A

Seller Disclosure Schedules

20

APPENDIX C

Articles Amendment

ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION
OF
ENTRUST FINANCIAL SERVICES, INC.

(Pursuant to Sections 7-90-301 et seq. and 7-110-106
of the Colorado Revised Statutes)

     Entrust Financial Services, Inc., a corporation organized and existing under the Colorado Business Corporation Act, as amended (the “Act”), for the purpose of amending its Articles of Incorporation filed with the Secretary of State on November 8, 1996, as amended, hereby certifies that:

     The number of authorized shares of common stock shall be one hundred million (100,000,000).

     IN WITNESS WHEREOF, Entrust Financial Services, Inc. has caused these Articles of Amendment to its Articles of Incorporation to be signed this __ day of ______, 2005.

By: _______________________________ Name: Jeffrey D. Rudolph Title: Chief Executive Officer

APPENDIX D

Article 113 of the Colorado Business Corporation Act

ARTICLE 113
DISSENTERS’ RIGHTS

PART 1
RIGHT OF DISSENT —
PAYMENT FOR SHARES

7-113-101. Definitions.
Statute text

For purposes of this article:

(1) “Beneficial shareholder” means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

(3) “Dissenter” means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

(4) “Fair value”, with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

(6) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

(7) “Shareholder” means either a record shareholder or a beneficial shareholder.

7-113-102. Right to dissent.
Statute text

(1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the corporation is a party if:

(I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

(II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

(c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1); and

(d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2).

(1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

(a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders’ meeting at which the corporate action is submitted to a vote;

(b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

(c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder’s shares, pursuant to the corporate action, anything except:

(a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

(b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

(c) Cash in lieu of fractional shares; or

(d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

(2) (Deleted by amendment, L. 96, p. 1321, § 30, effective June 1, 1996.)

(2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

(3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

(4) A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

2

7-113-103. Dissent by nominees and beneficial owners.
Statute text

(1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the record shareholder’s name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters’ rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters’ rights as to the shares held on the beneficial shareholder’s behalf only if:

(a) The beneficial shareholder causes the corporation to receive the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

(3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters’ rights as to all such shares as to which there is no limitation on the ability to exercise dissenters’ rights. Any such requirement shall be stated in the dissenters’ notice given pursuant to section 7-113-203.

PART 2
PROCEDURE FOR EXERCISE
OF DISSENTERS’ RIGHTS

7-113-201. Notice of dissenters’ rights.
Statute text

(1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is submitted to a vote at a shareholders’ meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters’ rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders’ meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this article by reason of the shareholder’s failure to comply with the provisions of section 7-113-202 (1).

(2) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters’ rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders’ meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this article by reason of the shareholder’s failure to comply with the provisions of section 7-113-202 (2).

3

7-113-202. Notice of intent to demand payment.
Statute text

(1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is submitted to a vote at a shareholders’ meeting and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (1), a shareholder who wishes to assert dissenters’ rights shall:

(a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder’s intention to demand payment for the shareholder’s shares if the proposed corporate action is effectuated; and

(b) Not vote the shares in favor of the proposed corporate action.

(2) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters’ rights shall not execute a writing consenting to the proposed corporate action.

(3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder’s shares under this article.

7-113-203. Dissenters’ notice.
Statute text

(1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized, the corporation shall give a written dissenters’ notice to all shareholders who are entitled to demand payment for their shares under this article.

(2) The dissenters’ notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters’ rights under section 7-113-102 and shall:

(a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

(b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

(c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

4

(e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

(f) State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and

(g) Be accompanied by a copy of this article.

7-113-204. Procedure to demand payment.
Statute text

(1) A shareholder who is given a dissenters’ notice pursuant to section 7-113-203 and who wishes to assert dissenters’ rights shall, in accordance with the terms of the dissenters’ notice:

(a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and

(b) Deposit the shareholder’s certificates for certificated shares.

(2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder’s exercise of dissenters’ rights and has only the right to receive payment for the shares after the effective date of such corporate action.

(3) Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.

(4) A shareholder who does not demand payment and deposit the shareholder’s share certificates as required by the date or dates set in the dissenters’ notice is not entitled to payment for the shares under this article.

7-113-205. Uncertificated shares.
Statute text

(1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

(2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

7-113-206. Payment.
Statute text

(1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters’ rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, the amount the corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest.

5

(2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

(a) The corporation’s balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders’ equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

(b) A statement of the corporation’s estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s right to demand payment under section 7-113-209; and

(e) A copy of this article.

7-113-207. Failure to take action.Statute text

(1) If the effective date of the corporate action creating dissenters’ rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2) If the effective date of the corporate action creating dissenters’ rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters’ notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

7-113-208. Special provisions relating to shares acquired after announcement of proposed corporate action.
Statute text

(1) The corporation may, in or with the dissenters’ notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters’ rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter’s payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters’ rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters’ rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

(2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

6

7-113-209. Procedure if dissenter is dissatisfied with payment or offer.
Statute text

(1) A dissenter may give notice to the corporation in writing of the dissenter’s estimate of the fair value of the dissenter’s shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation’s offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

(a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

(b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

(c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).

(2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.

PART 3
JUDICIAL APPRAISAL OF SHARES

7-113-301. Court action.
Statute text

(1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

(2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court for the county in this state in which the street address of the corporation’s principal office is located or, if the corporation has no principal office in this state, in the district court for the county in which the street address of its registered agent is located, or, if the corporation has no registered agent, in the district court for the city and county of Denver. If the corporation is a foreign corporation without a registered agent, it shall commence the proceeding in the county in which the domestic corporation merged into, or whose shares were acquired by, the foreign corporation would have commenced the action if that corporation were subject to the first sentence of this subsection (2).

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter’s payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, or as provided by law.

7

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter’s shares for which the corporation elected to withhold payment under section 7-113-208.

7-113-302. Court costs and counsel fees.
Statute text

(1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with part 2 of this article; or

(b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

8

APPENDIX E

ENTRUST FINANCIAL SERVICES, INC.

Proxy for Special Meeting of Shareholders
Solicited by the Board of Directors

     The undersigned hereby appoints Jeffrey D. Rudolph and each member of the Company’s Board of Directors and each of them as attorney and proxy of the undersigned, each with the full power of substitution, to represent the undersigned and to vote all of the shares of stock in Entrust Financial which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at 6795 E. Tennessee Ave., 5th Floor, Denver, Colorado 80224 on ____________, ______ ___, 2005 at 10:00 a.m., Mountain Standard Time, and any adjournments thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in Entrust Financial’s Proxy Statement, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournment thereof.

The Board of Directors Recommends a Vote FOR the Proposal Listed Below.

1.

Approval of the Stock Purchase Agreement (the “Entrust Mortgage Stock Purchase Agreement”) by and among the Company, Entrust Mortgage, Inc., a wholly-owned subsidiary of the Company (“Entrust Mortgage”) and BBSB, LLC (“BBSB”) and the transactions contemplated thereby, including the sale of all shares of Entrust Mortgage to BBSB in exchange for the cancellation of any and all obligations of the Company to BBSB and Entrust Mortgage and the assumption of certain obligations of the Company to third-parties (the “Entrust Mortgage Sale”), as more fully described in the accompanying proxy statement.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

2.

Approval of the sale and issuance, in a private placement to Arnold P. Kling and R&R Biotech Partners, LLC (collectively, the “ENFN Stock Purchasers”), of 49,500,000 shares of the Company’s common stock in exchange for aggregate gross proceeds to Entrust Financial of $500,000 (the “Entrust Financial Stock Sale”), as more fully described in the accompanying proxy statement.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.

Approval of an amendment to the Articles of Incorporation of the Company to increase the number of authorized common stock to One Hundred Million (100,000,000) in order to complete the Entrust Financial Stock Sale (the “Articles Amendment”), as more fully described in the accompanying proxy statement.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

(Continued and to be signed on the reverse)

(Continued from other side)

     By signing the proxy, a shareholder will also be authorizing the proxy holder to vote in his discretion regarding any procedural motions which may come before the Special Meeting. For example, this authority could be used to adjourn the meeting if Entrust Financial believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional proxies or to provide additional information to shareholders. Entrust Financial has no current plans to adjourn the meeting, but would attempt to do so if Entrust Financial believes that adjournment would promote shareholder interests.

     Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign.

Date _________________________________________, 2005
(Be sure to date Proxy)

____________________________________________________
Signature and title, if applicable

____________________________________________________
Signature if held jointly

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.